                                                                   EXHIBIT 10.24




================================================================================





                    CONTRACT FOR PURCHASE AND SALE OF HOTELS


                                  by and Among


                           ITT SHERATON CORPORATION,
                            SHERATON SAVANNAH CORP.,
                           SHERATON PEACHTREE CORP.,
                            SHERATON CRESCENT CORP.,
                             SHERATON DALLAS CORP.,
                         SHERATON GATEWAY SUITES O'HARE
                             INVESTMENT PARTNERSHIP


                                      and


                       FELCOR SUITES LIMITED PARTNERSHIP





                            Dated as of June 5, 1997





==============================-=================================================

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                               TABLE OF CONTENTS


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                                               ARTICLE I

                                              Definitions
                                              -----------

 SECTION 1.01.                Definitions . . . . . . . . . . . . . . . . . . . . . . .              1
 SECTION 1.02.                Definitions Generally . . . . . . . . . . . . . . . . . .              7


                                              ARTICLE II

                             Purchase and Sale; Assumption of Liabilities
                             --------------------------------------------


 SECTION 2.01.                Purchase and Sale . . . . . . . . . . . . . . . . . . . .              8
 SECTION 2.02.                Assumed Liabilities . . . . . . . . . . . . . . . . . . .              8


                                              ARTICLE III

                                            Purchase Price
                                            --------------

 SECTION 3.01.                Deposit   . . . . . . . . . . . . . . . . . . . . . . . .              9
 SECTION 3.02.                Cash to Close . . . . . . . . . . . . . . . . . . . . . .              9
 SECTION 3.03.                Allocations . . . . . . . . . . . . . . . . . . . . . . .              9



                                              ARTICLE IV

                              Seller's Deliveries; Buyer's Due Diligence
                              ------------------------------------------

 SECTION 4.01.                Property Records  . . . . . . . . . . . . . . . . . . . .             10
 SECTION 4.02.                Inspection of Hotels;
                                Confidentiality Agreements  . . . . . . . . . . . . . .             10
 SECTION 4.03.                Estoppel Certificates   . . . . . . . . . . . . . . . . .             12
 SECTION 4.04.                Access to Hotels  . . . . . . . . . . . . . . . . . . . .             12
 SECTION 4.05.                Access to Financial Information . . . . . . . . . . . . .             13


                                               ARTICLE V

                                       Seller's Representations
                                       ------------------------


 SECTION 5.01.                Seller's Existence  . . . . . . . . . . . . . . . . . . .             13
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 SECTION 5.02.                Survival of Representations and Covenants . . . . . . . .             16

 SECTION 5.03.                No Other Representations and
                                Warranties by Seller  . . . . . . . . . . . . . . . . .             17
 SECTION 5.04.                Obligation To Update  . . . . . . . . . . . . . . . . . .             17


                                              ARTICLE VI

                                 Covenants and Affirmative Obligations
                                 -------------------------------------

 SECTION 6.01.                Maintenance of Property . . . . . . . . . . . . . . . . .             18
 SECTION 6.02.                Assumed Contracts . . . . . . . . . . . . . . . . . . . .             18
 SECTION 6.03.                No Further Encumbrances . . . . . . . . . . . . . . . . .             18
 SECTION 6.04.                Compliance with Obligations . . . . . . . . . . . . . . .             18
 SECTION 6.05.                Notice of Change in Governmental
                                Requirements  . . . . . . . . . . . . . . . . . . . . .             19
 SECTION 6.06.                Insurance . . . . . . . . . . . . . . . . . . . . . . . .             19
 SECTION 6.07.                Liquor License  . . . . . . . . . . . . . . . . . . . . .             19
 SECTION 6.08.                Capital Expenditures; Dallas
                                Hotel . . . . . . . . . . . . . . . . . . . . . . . . .             19
 SECTION 6.09.                Seller's Indemnity  . . . . . . . . . . . . . . . . . . .             20
 SECTION 6.10.                Buyer's Indemnity . . . . . . . . . . . . . . . . . . . .             20
 SECTION 6.11.                Indemnity Procedures Relating to
                                Third Party Claims; Exclusivity . . . . . . . . . . . .             20
 SECTION 6.12.                Additional Buyer Obligations  . . . . . . . . . . . . . .             21
 SECTION 6.13.                Seller Approval Rights  . . . . . . . . . . . . . . . . .             22


                                              ARTICLE VII

                                              Conditions
                                              ----------


 SECTION 7.01.                Conditions to Buyer's Obligation
                                To Close  . . . . . . . . . . . . . . . . . . . . . . .             23
 SECTION 7.02.                Failure of Buyer's Conditions . . . . . . . . . . . . . .             23
 SECTION 7.03.                Conditions to Seller's Obligation to Close  . . . . . . .             24
 SECTION 7.04.                Failure of Seller's Conditions  . . . . . . . . . . . . .             24
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                                      -ii-
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                                       ARTICLE VIII

 Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            24


                                              ARTICLE IX

                                           Closing Documents
                                           -----------------

 SECTION 9.01.                Seller's Closing Documents  . . . . . . . . . . . . . . .             25
 SECTION 9.02.                Buyer's Closing Documents   . . . . . . . . . . . . . . .             26


                                              ARTICLE X

                                           Closing Procedure
                                           -----------------

 SECTION 10.01.               Transfer of Funds . . . . . . . . . . . . . . . . . . . .             26
 SECTION 10.02.               Delivery of Documents . . . . . . . . . . . . . . . . . .             26
 SECTION 10.03.               Disbursement of Funds and
                                Documents . . . . . . . . . . . . . . . . . . . . . . .             26


                                              ARTICLE XI

                                     Prorations and Closing Costs
                                     ----------------------------

 SECTION 11.01.               Prorations  . . . . . . . . . . . . . . . . . . . . . . .             27
 SECTION 11.02.               Seller's Closing Costs  . . . . . . . . . . . . . . . . .             32
 SECTION 11.03.               Buyer's Closing Costs . . . . . . . . . . . . . . . . . .             32
 SECTION 11.04.               Accounts Payable  . . . . . . . . . . . . . . . . . . . .             32


                                       ARTICLE XII

 Possession; Risk of Loss  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            33
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                                             ARTICLE XIII

                                  Condemnation and Damage by Casualty
                                  -----------------------------------

 SECTION 13.01.               Condemnation  . . . . . . . . . . . . . . . . . . . . . .             33
 SECTION 13.02.               Damage by Casualty  . . . . . . . . . . . . . . . . . . .             33


                                              ARTICLE XIV

                                                Default
                                                -------

 SECTION 14.01.               Buyer's Default; Liquidated
                                Damages . . . . . . . . . . . . . . . . . . . . . . . .             34
 SECTION 14.02.               Seller's Default  . . . . . . . . . . . . . . . . . . . .             34



                                        ARTICLE XV

 Real Estate and Other Commissions and Fees  . . . . . . . . . . . . . . . . . . . . . .            35


                                       ARTICLE XVI

 Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            36


                                       ARTICLE XVII

 Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            36


                                      ARTICLE XVIII

                                       Escrow Agent
                                       ------------


 SECTION 18.01.               Duties and Authorization  . . . . . . . . . . . . . . . .             37
 SECTION 18.02.               Liability . . . . . . . . . . . . . . . . . . . . . . . .             38
 SECTION 18.03.               Hold Harmless   . . . . . . . . . . . . . . . . . . . . .             38
 SECTION 18.04.               FDIC Coverage . . . . . . . . . . . . . . . . . . . . . .             38
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                                       ARTICLE XIX


                                      Miscellaneous
                                      -------------


 SECTION 19.01.               Counterparts  . . . . . . . . . . . . . . . . . . . . . .             38
 SECTION 19.02.               Section and Paragraph Headings  . . . . . . . . . . . . .             38
 SECTION 19.03.               Amendment   . . . . . . . . . . . . . . . . . . . . . . .             39
 SECTION 19.04.               Attorneys' Fees   . . . . . . . . . . . . . . . . . . . .             39
 SECTION 19.05.               Governing Law   . . . . . . . . . . . . . . . . . . . . .             39
 SECTION 19.06.               Entire Contract . . . . . . . . . . . . . . . . . . . . .             39
 SECTION 19.07.               Time of the Essence   . . . . . . . . . . . . . . . . . .             39
 SECTION 19.08.               Computation of Time . . . . . . . . . . . . . . . . . . .             39
 SECTION 19.09.               Successors and Assigns  . . . . . . . . . . . . . . . . .             40
 SECTION 19.10.               No Party Draftsman  . . . . . . . . . . . . . . . . . . .             40
 SECTION 19.11.               No Third Party Benefitted . . . . . . . . . . . . . . . .             40


 EXHIBIT A                        Title Description
 EXHIBIT B                        Liens and Exceptions
 EXHIBIT C                        Assumed Contracts
 EXHIBIT D                        Opinions on Property
 EXHIBIT E                        Delivered Records
 EXHIBIT F                        Form of Estoppel Certificate
 EXHIBIT G                        Litigation
 EXHIBIT H                        1997 Capital Budget
 EXHIBIT I                        1997 and 1998 Operating Forecast
 EXHIBIT J                        [Intentionally Omitted]
 EXHIBIT K                        Form of Management Agreement
 EXHIBIT L                        Form of Lease Agreement
 EXHIBIT M                        Form of Loan Agreement
 EXHIBIT N                        Nondisturbance Agreement

                        This CONTRACT FOR PURCHASE AND SALE OF HOTELS (this "Contract") is made and entered into as of June 5, 1997 (the "Effective Date"), by and among ITT SHERATON CORPORATION, a Delaware corporation ("Sheraton"), the Subsidiaries of ITT Sheraton Corporation listed in the signature pages hereto (the "Sheraton Subsidiaries") and FELCOR SUITES LIMITED PARTNERSHIP, a Delaware limited partnership (the "Buyer").


                 In consideration of the mutual agreements herein set forth, the parties hereto agree as follows:


                                   ARTICLE I

                                  Definitions

                 SECTION 1.01. Definitions. The following terms when used in this Contract shall have the following meanings:

                 Affiliate. With respect to any Person means any other Person directly or indirectly controlling, controlled by or under common control with such specified Person or which is a director, officer, general partner or managing member of such specified Person.

                 Assignment. The Assignment and Bill of Sale which conveys all of Seller's right, title and interest in and to the Personal Property to Buyer or its designee, with full guaranty of title, subject only to Permitted Exceptions and Permitted Liens.

                 Assumed Contracts. All service contracts, leases, installment sales contracts, sales and purchase orders, maintenance agreements, employment agreements and other agreements relating to the Property or the use and operation of the Hotels, including those listed on the attached Exhibit C.

                 Attorneys' Fees. All reasonable fees charged by attorneys or law firms for legal services and the services of any paralegals, legal assistant or law clerks, including without limitation fees charged for representation in negotiations, at the trial level and in all appeals.

                 Buyer's Address. 545 East John Carpenter Freeway, Suite 1300, Irving, Texas 75062. Telephone: (972) 444-4900; Telecopy: (972) 444-4949.

                 Buyer's Attorney. Thomas E. Davis. Buyer's attorney's address is: Bracewell & Patterson LLP, Lincoln Plaza, 500 North Akard Street, Suite 4000, Dallas, Texas 75201-3387. Telephone: (214) 740-4000; Telecopy:
(214) 740- 4010.

                 Cash to Close. The Purchase Price plus all of Buyer's closing costs specified herein, subject to the adjustments and prorations set forth herein, less the Deposit.

                 Closing. The delivery of the Assignment and the Deeds to Buyer concurrently with the delivery of the Purchase Price to Seller and the consummation of the other transactions contemplated hereby.

                 Closing Date. The date of consummation of the transactions contemplated hereby in accordance with the terms of this Contract; provided that in no event shall the Closing Date occur later than August 1, 1997.

                 control. With respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have correlative meanings.

                 Deeds. Collectively, the special warranty deeds (or equivalent) by which Seller conveys the Hotels, together with the respective Improvements thereon to Buyer.

                 Deposit. At Buyer's sole option, either (i) an irrevocable letter of credit in the face amount of $5,000,000 naming Sheraton as the payee, in a form and from a financial institution acceptable to Seller and Buyer or
(ii) the sum of $5,000,000 cash, together with all interest earned on said sum while it is held in escrow by Escrow Agent in accordance with this Contract. Except as specifically provided herein, any interest earned on the Deposit shall be paid to Buyer at Closing.

                 Effective Date. The date this Contract is fully executed by all parties hereto (including the Escrow Agent) and a fully executed counterpart thereof is delivered to Buyer and Buyer's Attorney.

                 Escrow Agent.  The Title Company.

                 Governmental Authority. Any Federal, state, county, municipal or other governmental department, entity, authority, commission, board, bureau, court, agency or any instrumentality of any of them.

                 Governmental Requirement. Any law, statute, code, ordinance, rule, regulation, permit, certificate, license, authorization, agreement or requirement now existing of any Governmental Authority.

                 Hazardous Material. Any flammable or explosive materials, petroleum or petroleum products, oil, crude oil, natural gas or synthetic gas usable for fuel, radioactive materials, asbestos, polychlorinated biphenyls (PCB's), hazardous wastes or substances or toxic wastes or substances, including, without limitation, any substances now or hereafter defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "toxic materials" or "toxic substances" under any applicable Governmental Requirement.

                 Hotels. Collectively, the existing (i) 395-room hotel located on the College Park Land, (ii) 277-room hotel located on the Atlanta Land,
(iii) 297-room hotel located on the Rosemont Land, (iv) 342-room hotel located on the Phoenix Land and (v) 545-room hotel located on the Dallas Land together, in each case, with all Land, Improvements and Personal Property related thereto. Each of the foregoing is referred to individually herein as a "Hotel".

                 Improvements. The Hotels together with and including all structures, fixtures or other improvements on, over or beneath the Land.

                 Land. Collectively, the real property located in (i) College Park, Clayton County, Georgia (the "College Park Land"), more particularly described in the attached Exhibit A-1, (ii) Atlanta, Cobb County, Georgia (the "Atlanta Land"), more particularly described in the attached Exhibit A-2, (iii) Rosemont, Cook County, Illinois (the "Rosemont Land"), more particularly described in the attached Exhibit A-3 (iv) Phoenix, Maricopa County, Arizona (the "Phoenix Land"), more particularly described in the attached Exhibit A-4 and (v) Dallas, Dallas County, Texas, more particularly described in the attached Exhibit A-5.

                 Lease Agreements. The lease agreements to be entered into with respect to each Hotel substantially in the form of Exhibit L hereto.

                 Lessee. The lessee under the Lease Agreements or any successor to such entity as the holder of the lessee's interest under the Lease Agreements.

                 Loan Agreement. A revolving credit agreement substantially in the form of Exhibit M hereto.

                 Management Agreement. The Management Agreements to be entered into with respect to each Hotel substantially in the form of Exhibit K hereto.

                 Manager. ITT Sheraton Operating Corporation, as Manager under the Management Agreement.

                 Material Damage. Unrepaired damage as a result of fire or other casualty to all or any portion of any Hotel having an aggregate value in excess of $4,000,000.

                 Material Portion. All or any portion of any Hotel that represents at least 25% of the assessed value for Tax purposes of such Hotel.

                 Net Operating Income. The "Net Operating Income" for the Hotel located on the Dallas Land, as such term is defined in the Lease Agreement for such Hotel as in effect on the Closing Date.

                 1997 Capital Budget. The 1997 Budget of Capital Expenditures for the each of Hotels attached as Exhibit H.

                 1997 Operating Budget. The 1997 Budget of operating expenses for each of the Hotels attached as Exhibit I.

                 NonDisturbance Agreement. A Nondisturbance and Attornment Agreement substantially in the form of Exhibit N hereto.

                 Permitted Exceptions. The title exceptions (including those described in Exhibits B-1 through B-5 hereto) described in the Delivered Records or otherwise identified by Buyer prior to the Review Period (including the pending condemnation proceeding with respect to a road widening at the Phoenix Land) if not objected to in writing by Buyer prior to, or concurrent with, Buyer's termination of this Contract pursuant to Section 4.02(b).

                 Permitted Liens. All liens, security interests, claims, charges and encumbrances (i) pertaining to the Assumed Contracts, (ii) which are mechanics', carriers', workmen's, repairmen's or other like liens arising or incurred in the ordinary course of business for amounts not due and payable,
(iii) arising under conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, (iv) for Taxes, assessments and other governmental charges (A) which are not due and payable,
(B) which may thereafter be paid without penalty or (C) which are being contested in good faith by appropriate proceedings and (v) which are other imperfections of title or encumbrances expressly permitted hereunder or which do not materially impair the continued use and operation of the Hotel to which they relate.

                 Personal Property. All items of personal property located on the Land or owned by Seller and used in connection with the operation of the Hotels, but excluding therefrom the personal property that belongs to tenants, guests, contracting parties under the Assumed Contracts and vending arrangements, and employees. Such items of personal property shall include, but not be limited to: (i) all fixtures, furnishings, building materials, machinery, equipment, telephones, televisions, computers, glass, tools, silver, china, glassware, utensils, towels, linens, signs, transferable licenses and permits, telephone numbers, trade names (but excluding the words "Sheraton", "Sheraton Suites" and any other trade names currently used in respect of the Property that are also currently used in respect of other property owned by Seller), motor vehicles, inventories, food and beverages in process and all other articles of personal property now or hereafter attached or appurtenant to the Land and Improvements or used in connection with the use or operation thereof, including any Property Records, drawings, as-built plans and specifications and all permits and warranties in the possession of Seller, (ii) all attachments, appliances, fittings, lighting fixtures, doors, cabinets, elevators, flagpoles, sprinkler, plumbing, heating, air conditioning, electrical, ventilating, lighting, incinerating, vacuum cleaning, refrigerating and cooling systems, vaults, safes, carpets, floor coverings, together with all parts and supplies pertaining thereto, and (iii) the Property Records.

                 Property. Collectively, the Hotels, the Land, the Improvements and the Personal Property.

                 Property Records. The Property Records shall be each of the following, to the extent such is in the Seller's possession or control:

                 (a) all operating statements (including income and expense statements) and financial statements (for the most recent three-year period), existing operating capital expenditure budgets and other books and records for the Property, including all guest registration cards, guest transcripts, guest histories and all other available guest information;

                 (b) all engineering and architectural plans, specifications and drawings and as-built plans pertaining to the Property (the "Plans");

                 (c) all advance reservations and trade-out agreements for hotel rooms, meetings, conventions, and the use of facilities for banquets, parties, affairs and the like which extend to a period beyond the Closing Date;

                 (d) copies of all assignable guarantees and warranties issued or made in connection with the construction, improvement, alteration, equipment and repair of any improvements comprising a part of the Property, schedule of work currently in progress and expected completion dates;

                 (e) copies of all certificates of occupancy, licenses, permits, authorizations and approvals required by law for the current operation of the Property, and issued by all Governmental Authorities having jurisdiction and copies of all certificates issued by the local board of fire underwriters (or other body exercising similar functions);

                 (f) copies of all Assumed Contracts;

                 (g) all existing environmental audits, engineering reports, ADA compliance reports, similar studies, notices and information concerning the condition of the Improvements and any Hazardous Material on or about the Property; and

                 (h) copies of all existing title reports, surveys and engineering and structural reports in respect of the Property.

                 Purchase Price.  Two hundred million Dollars ($200,000,000).

                 Seller. With respect to each Hotel, each Sheraton Subsidiary which has any right, title or interest in or to such Hotel and Sheraton (it being understood that wherever the term "Seller" is used, Sheraton and such Sheraton Subsidiary are jointly and severally responsible and liable with respect to the statement, agreement covenant, representation and/or warranty being made pursuant to the terms of this Contract).

                 Seller's Address. ITT Sheraton Corporation, 60 State Street, Boston, Massachusetts 02109 (Telephone: (617) 367-3600) Attention: General Counsel.

                 Seller's Attorney. Kevin J. Grehan at the following mailing address: Cravath, Swaine & Moore, 825 Eighth Avenue, New York, NY 10019 (Telephone: (212) 474-1490) and Patrick Donnelly at the following mailing address: ITT Corporation, 1330 Avenue of the Americas, New York 10019 (Telephone: (212) 258-1730).

                 Tax. Any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, franchise, capital, paid-up capital, profits, greenmail, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental authority (domestic or foreign) responsible for the imposition of any such tax.

                 Title Company. Commonwealth Land Title Insurance Company, 14643 Dallas Parkway, Suite 101, LB 61, Dallas Texas 75240, Attention: Rick Wilson or LeAnn Turrentine.

                 SECTION 1.02. Definitions Generally. Definitions in this Contract apply equally to both the singular and plural forms of the defined terms. The words "include" and "including" shall be deemed to be followed by the phrase "without limitation" when such phrase does not otherwise appear. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Contract as a whole and not to any particular section, paragraph or subdivision. All article, section, paragraph, clause, exhibit or schedule references not attributed to a particular document shall be references to such parts of this Contract.


                                   ARTICLE II

                  Purchase and Sale; Assumption of Liabilities

                 SECTION 2.01. Purchase and Sale. On the terms and subject to the conditions set forth herein, Seller agrees to sell and convey the Property to Buyer and Buyer agrees to purchase and acquire the Property from Seller.

                 SECTION 2.02. Assumed Liabilities. (a) Buyer shall assume as of the Closing Date and shall pay, perform and discharge when due, and shall indemnify Seller and its Affiliates against and hold them harmless from, all obligations and liabilities of whatever kind and nature, primary or secondary, direct or indirect, absolute or contingent, known or unknown, of the Seller arising out of or attributable to the ownership or operation of the Property (including the use or operation of each Hotel) on or after the Closing Date (the "Assumed Liabilities"), including, without limitation, the following:

                 (i) all obligations and liabilities of the Seller under the Assumed Contracts that have not accrued prior to the Closing Date;

                 (ii) all liabilities to customers with respect to all unrefunded cash deposits paid by such customers to Seller prior to the Closing Date and paid by Seller to Buyer pursuant to Section 11.01 hereof.

                 (iii) all claims, obligations and liabilities relating to the use or operation of the Hotels or arising out of Property at any time on or after the Closing Date;

                 (iv) all obligations and liabilities with respect to Taxes relating to the Property with respect to any period that is not a Pre-Closing Tax Period; provided, however, that the Buyer will not assume liability for any Taxes relating to the Property with respect to any Pre-Closing Tax Period except as set forth in Section 11.01 of this Contract. A "Pre-Closing Tax Period" shall mean all taxable periods ending on or before the Closing Date and the portion ending on the Closing Date of any taxable period that includes (but does not end on) such day. In the case of any taxable period that includes (but does not end on) the Closing Date (a "Straddle Period"): (i) real, personal and intangible property Taxes ("Property Taxes") relating to the Property with respect to the Pre-Closing Tax Period shall be equal to the amount of such Property Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days in the Pre-Closing Tax Period and the denominator of which is the number of days in the applicable Straddle Period and (ii) Taxes (other than Property Taxes) relating to the Property with respect to the Pre-Closing Tax Period shall be computed as if such taxable period ended as of the close of business on the Closing Date; and

                 (v) all capital expenditures made or incurred by Seller (or to be made by Seller) from and after January 1, 1997 in accordance with the 1997 Capital Budget to the extent that such amounts exceed $3,000,000, regardless of whether such amount was paid or incurred prior to the Closing Date.

Buyer's obligations under this Section 2.02 will not be subject to offset or reduction by reason of any actual or alleged breach of any representation, warranty or covenant contained in this Contract or any document delivered in connection herewith or any right or alleged right to indemnification hereunder.


                                  ARTICLE III

                                 Purchase Price

                 The Purchase Price shall be paid as follows:

                 SECTION 3.01. Deposit. Concurrently with the execution of this Contract by Buyer, Buyer shall deliver to Escrow Agent the Deposit, together with a completed and executed W-9 Form for the Buyer. Provided that Buyer has not terminated this Contract pursuant to Section 4.02(b) on or before the last day of the Review Period (as defined below), the Deposit shall become nonrefundable to Buyer except as expressly set forth in Section 7.02, Article XIII or Article XIV hereof.

                 SECTION 3.02. Cash to Close. The Cash to Close shall be paid to Seller in accordance with the closing procedure hereinafter set forth.

                 SECTION 3.03. Allocations. Seller shall determine, in its sole discretion, the allocation of the Purchase Price among the Hotels consistent with Section 1060 of the Internal Revenue Code, as amended and the regulations thereunder. Seller shall deliver to Buyer the allocation of the Purchase Price among the Hotels and, as a component thereof, a proposed allocation between the real property and Personal Property at each Hotel (the "Proposed Allocation") as soon as practicable after the Closing Date. Within 10 days after the receipt of such Proposed Allocation, Buyer shall propose any changes to such Proposed Allocation (but not with respect to any allocation other than Seller's allocation among Land, Improvements and Personal Property). Any disputes with respect to the Proposed Allocation which Buyer and Seller, acting in good faith, are thereafter unable to resolve shall be conclusively resolved by an independent appraisal firm mutually acceptable to Buyer and Seller. The fees and expenses of such appraisal firm shall be borne equally by Seller and Buyer. Neither Buyer nor Seller (nor any of their respective affiliates or representatives) shall take any position on any tax return, including Form 8594, or with any taxing authority or in any judicial proceeding that is inconsistent with the allocation of the Purchase Price as finally determined pursuant to this Section 3.03. Buyer shall deliver to Seller, and Seller shall deliver to Buyer, a signed copy of Form 8594 at least 10 days prior to the filing thereof.


                                   ARTICLE IV

                 Seller's Deliveries; Buyer's Due Diligence

                 SECTION 4.01. Property Records. Seller has previously delivered or made available to Buyer the items described on the attached Exhibit E (the "Delivered Records"), which items have been reviewed by Buyer. If Seller obtains or becomes aware of any additional Property Records, Seller shall deliver or make available such additional Property Records to Buyer as soon as practicable, but in no event later than June 15, 1997, and such records shall thereupon become, and be deemed to be part of, the Delivered Records.

                 SECTION 4.02. Inspection of Hotels; Confidentiality Agreements. (a) During the period from the Execution Date through and including June 20, 1997 (the "Review Period"), Buyer and Buyer's agents and representatives shall be given reasonable access to the Hotels during normal business hours and shall have the right to physically inspect the Property and to conduct, at Buyer's sole cost and expense, soil tests and other nondestructive inspections provided that such tests and inspections shall be (i) coordinated through Seller in advance, (ii) performed by persons reasonably satisfactory to Seller and who shall have obtained or be otherwise covered by adequate insurance for any costs, losses or damages arising while on Seller's property and (iii) performed in a manner that does not unreasonably interfere with the use and occupancy of the Hotels by Seller, by guests or patrons of the Hotels, or by tenants. In the event that the Closing does not occur for any reason, Buyer shall have the obligation promptly to restore (at Buyer's expense) the Property to the condition of such Property prior to Buyer's entry (other than changes in the condition of the Property not caused by Buyer's entry), which obligation shall survive any termination of this Contract. Buyer covenants and agrees that the Property shall not be damaged or impaired in any way as the result of its activities on the Hotels' premises, and hereby agrees to indemnify and hold Seller and its Affiliates harmless from and against any claims, causes of action, damages and expenses (including attorneys' fees) to the extent incident to, resulting from or in any way arising out of (i) Buyer's presence (or the presence of) Buyer's agents or representatives in, on or about the Property, or (ii) out of any test or inspection conducted by Buyer on the Property. Such indemnity shall survive the Closing or any termination of this Contract and not be merged therein.

                 (b) Buyer shall have until the end of the Review Period to notify Seller in writing of any material adverse conditions relating solely to
(i) the state of title with respect to the Property,(ii) the status of environmental compliance of the Property or (iii) the structural or engineering aspects of the Improvements (including the Hotels) as the property that Buyer has discovered as a result of Buyer's inspections pursuant to Section 4.02(a) or Buyer's review of the Delivered Records. If, on or before the end of the Review Period, Buyer shall notify Seller of any such conditions, Seller may elect to cure such conditions within 10 days after the date on which Seller received notice of Buyer's objections and, following such election, shall use reasonable efforts to cure such conditions no more than 90 days following such election. If Seller shall not have cured such conditions within such 90 days (the "Cure Period") to Buyer's reasonable satisfaction, Buyer may terminate this Contract by written notice to Seller at any time within 10 days after the expiration of the Cure Period. If Buyer fails to notify Seller of any such conditions on or before the end of the Review Period or if Buyer fails to notify Seller that it is not satisfied with the cure of any adverse conditions within 10 days after the Cure Period, Buyer shall be deemed to have approved all such matters and to have waived its right to terminate this Contract under this Section 4.02. If Buyer terminates this Contract pursuant to this Section, Seller shall be entitled to retain (and, to the extent it has not already done so, Buyer shall deliver to Seller) all Delivered Records, including all reports and studies prepared by third parties relating to the Property resulting from the inspection of the Property and all documents delivered to Buyer pursuant to Section 4.01 hereof. The Deposit shall be returned to Buyer within five days after any such termination and neither party shall have any further rights or obligations one to the other, except for the indemnity set forth in Section 4.02(a). If Buyer does not terminate this Contract as provided herein, Buyer shall be deemed to have waived the right to terminate this Contract under this Section and shall be deemed to have accepted and approved the condition of the Property, subject to the remaining terms of this Contract and the Deposit shall become nonrefundable to Buyer, subject only to Section 7.02, Article XIII and Article XIV hereof.

                 (c) The terms of this Contract and all information furnished by Seller to Buyer in accordance with the provisions of this Contract or obtained by Buyer in the course of its investigations shall be treated as confidential information by Buyer, except that Buyer may disclose such information to prospective investors and lenders, as well as attorneys and other parties assisting or representing Buyer in connection with the subject transaction (so long as all such persons agree to be bound by the provisions of this Section 4.02(c)). The foregoing obligation to treat such information as confidential shall survive any termination of this Contract but shall not survive the Closing.

                 SECTION 4.03. Estoppel Certificates. Seller shall employ reasonable good-faith efforts to obtain from each tenant under any space lease affecting the Property (but not from current or prospective occupants of hotel rooms and suites within the Hotels) that is binding upon Seller for a period of one year or more after the Closing Date or is otherwise material to the Property and to deliver to Buyer not less than five days before the Closing Date, an estoppel letter substantially in the form attached to this Contract as Exhibit F. In the event that Seller is unable to obtain an estoppel letter from any such tenant before the

Closing Date, Seller shall deliver to Buyer a certificate in which Seller certifies, to the best of Seller's actual knowledge, the information required by the form of estoppel letter attached to the Contract as Exhibit F.

                 SECTION 4.04. Access to Hotels. After the Review Period, Buyer and Buyer's authorized representatives and employees shall have the right, at Buyer's sole cost, risk and expense, from time to time to enter upon and pass through the Hotels during normal business hours and upon reasonable prior notice to Seller to view the physical condition of the Hotels solely for the purpose of confirming the satisfaction of the conditions described in Sections 7.01(a) and 7.01(c). Buyer and its representatives and employees shall not unreasonably interfere with the operation of the Hotels or the right to privacy of guests of the Hotels. Nothing contained herein is deemed to create a right of the Buyer to terminate this Contract after the Review Period.

                 SECTION 4.05. Access to Financial Information. Buyer's representatives shall have access to all financial and other information relating to the Hotels to enable them to prepare, at Buyer's expense, audited financial statements in conformity with Regulation S-X (as applicable to FelCor Suite Hotels, Inc.) of the Securities and Exchange Commission (the "SEC") and to enable them to prepare a registration statement, report or disclosure statement for filing with the SEC on behalf of FelCor Suite Hotels, Inc., Buyer's general partner. Seller shall also provide to Buyer's representatives a signed representation letter sufficient to enable an independent public accountant to render an opinion on the financial statements related to the Hotels. Buyer will indemnify Seller and its Affiliates (under a customary form of indemnity) with respect to any use of such information.

                                   ARTICLE V

                            Seller's Representations

                 Each Sheraton Subsidiary represents and warrants to Buyer with respect to the Property to be transferred by such Sheraton Subsidiary, and Sheraton represents and warrants to Buyer with respect to all of the Property, as of the date hereof and as of the Closing Date, as follows (to the extent that such representations and warranties are expressly qualified by reference to Seller's knowledge, then, unless otherwise indicated, such reference shall be to the current, actual knowledge of William Hines, Tom Curley or the general manager or chief engineer of each Hotel (without any inquiry by Seller other than of such persons) and the relevant representation and warranty shall be the joint and several representation and warranty of Sheraton and the applicable Sheraton Subsidiary as to the particular Property).

                 SECTION 5.01. (a) Seller's Existence. Sheraton is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. Each Sheraton Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation as indicated on Schedule I hereto. Seller has the corporate power and authority to execute, deliver and perform this Contract and the other documents and agreements contemplated hereby. Each Sheraton Subsidiary is duly licensed or qualified to do business and is in good standing in the state in which its respective Hotel is located.

                 (b) Litigation. Except as set forth on Exhibit G, there are no actions, suits, proceedings or investigations (including condemnation proceedings) that are material in relation to any Hotel pending or, to the knowledge of Seller, threatened against the Property and Seller is not aware of any facts which might result in any such action, suit or proceeding. If Seller is served with process or receives notice that any such material litigation may be commenced against the Property, Seller shall promptly notify Buyer.

                 (c) Hazardous Material. Except for (i) those matters specified in Seller's existing environmental reports which form a part of the Delivered Records and (ii) the handling, use and storage of Hazardous Material in the ordinary course of operating the Hotels, which in each instance has been and shall be in material compliance with all applicable Governmental Requirements, (A) Seller has received no written notice, and has no knowledge, of any discharge, spill, or disposal of any Hazardous Material on or under the Property and (B) Seller has received no written notice from any Governmental Authority or any other party, and has no knowledge, of any violations of Governmental Requirements regarding Hazardous Materials concerning the Property or any portion thereof.

                 (d) No Rights To Purchase. Except as set forth in the Delivered Records or Exhibit D, no other person, firm, corporation, or other entity has any right of first refusal or option to acquire the Property or any portion thereof or lease any space therein.

                 (e) Assumed Contracts. The schedule of Assumed Contracts attached to this Contract as Exhibit C (copies of which are included in the Delivered Records) constitutes a list of all of the material agreements, leases, or other material contracts affecting the Property and there are no other agreements, leases or other material contracts with respect to the Property that (i) are not terminable without penalty on 30 days' notice or less or (ii) subject Seller or the Property to an aggregate liability in excess of $50,000. All of the foregoing agreements, leases, or other contracts are in full force and effect, and to the best of Seller's knowledge, there is no material default by any party under any Assumed Contract and no event has occurred that, with the giving of notice or passage of time, or both, would constitute a material default thereunder. Seller has received no notice that any party to any Assumed Contract intends to cancel or terminate its Assumed Contract. Anything in this Contract to the contrary notwithstanding, Seller shall not assign any Assumed contract or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach or other contravention thereof or in any way adversely affect the rights of Buyer or Seller thereunder. Seller and Buyer will use reasonable best efforts (but without any payment of money by Seller or Buyer) to obtain the consent of the other parties to any such Assumed Contract or any claim or right or any benefit arising thereunder for the assignment thereof to Buyer as Buyer may reasonably request. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or that Buyer would not in fact receive all such rights, Seller and Buyer will cooperate in a mutually agreeable arrangement under which Buyer would obtain the benefits and assume the obligations thereunder in accordance with this Agreement, including sub-contracting, sub-licensing, or sub-leasing to buyer, or under which Seller would enforce for the benefit of Buyer, with Buyer assuming Seller's obligations, any and all rights of Seller against a third party thereto.

                 (f) Financial Statements. The financial statements for each Hotel delivered to Buyer, for the current year and each of the three years prior to the date of this Contract, were prepared in accordance with generally accepted accounting principles consistently applied in all material respects or the Uniform System of Account for Hotels. To Seller's knowledge, no work of a material nature has been performed at a Hotel which could give rise to the filing of a mechanic's lien which is not reflected as a liability on such financial statements.

                 (g) Notices. Seller has received no written notice from any Governmental Authority, any insurer, or any other party (A) that either the Property or the use or operation thereof is currently in violation of any zoning or other land use regulations, (B) that Seller is currently in violation, or with the passage of time will be in violation of the requirements of any ordinance, law, regulation or order of any Governmental Authority affecting the Property or that any investigation has commenced or is contemplated regarding any such possible violation, or (C) asserting that Seller is required to perform work at the Property or obtain any permit, license, certificate or authority to cure or avoid any such violation; provided that Seller shall not be deemed to have breached the representations in clauses
(A) or (B) above unless the applicable violation is material in relation to any Hotel.

                 (h)  Parties in Possession. Other than (i) Hotel guests and
(ii) as described in the Delivered Records, there are no parties other than Seller in possession of any portion of the Land or Improvements as lessees, tenants at sufferance or trespassers.

                 (i) Commitments to Governmental Authorities. Except as set forth in the Delivered Records (i) no commitments relating to the Property that are material in relation to any Hotel have been made to any Governmental Authority, utility company, school board, church or other religious body or any homeowner or homeowners association, merchant's association or any other organization, group or individual which would impose an obligation upon Buyer or its successors or assigns to make any contribution or dedication of money or land or to construct, install or maintain any improvements of a public or private nature on or off the Land and (ii) no Governmental Authority has imposed any requirement that is material in relation to any Hotel that any owner of the Land pay directly or indirectly any special fees or contributions or incur any expenses or obligations in connection with the Land.

                 (j) Ownership and Condition of Property. Seller owns good and insurable title to the Property, subject only to Permitted Liens and Permitted Exceptions. To Seller's knowledge, except for those matters set forth in the 1997 Capital Budget or 1997 Operating Budget, each of the Hotels is in materially good operating condition, and there is no material defect in the condition of any Hotel, or any portion thereof, which has not been corrected or which reasonably could be expected to materially impair the operation of such Hotel. To Seller's knowledge, except for those matters set forth in the 1997 Capital Budget or 1997 Operating Budget, the Personal Property at Hotels is in materially good operating condition and of sufficient quantity and quality for the use on the Closing Date in the usual course of business of each Hotel.

                 SECTION 5.02. Survival of Representations and Covenants. All of the representations and warranties of the Seller set forth in this Contract shall be true and correct in all material respects as of the Effective Date, in the case of 5.01(a), 5.01(c) and 5.01(j) only, shall be deemed to be repeated at and as of the Closing Date, and shall be true and correct in all material respects as of the Closing Date, except as disclosed to Buyer prior to such date and (iii) shall expressly survive the Closing for a period of six months from and after the Closing Date and shall specifically not merge into the Closing and delivery of the Deeds and Assignment. Except as expressly provided herein, all of the covenants and agreements of the Buyer and Seller set forth in this Contract shall expressly survive for an indefinite period after the Closing and shall specifically not merge into the Closing and the delivery of the Deeds and Assignment.

                 SECTION 5.03. No Other Representations and Warranties by Seller. Buyer acknowledges that except as specifically stated in this
Contract: (a) Seller has not made any warranties or representations concerning the Property, the Assumed Liabilities or any component thereof, including without limitation (i) the operation, the existence, location, quantity or condition of the Personal Property, (ii) the completion, status of completion or soundness of the Improvements, (iii) the zoning or other land use restrictions affecting the Property, (iv) the enforceability of any contract or other agreement or right (including the Assumed Contracts) assigned hereunder, (v) the compliance of the Property or any part thereof with any Governmental Requirement or (vi) the use or existence or prior use or existence of Hazardous Material on the Property, (b) Buyer has conducted (or has had the opportunity to make) its own inspection and examination of the Property and all components thereof, and (c) Buyer acknowledges that it will accept, subject to the terms hereof, the Property and the Assumed Liabilities in an "AS IS" condition as of the Effective Date (normal wear and tear excepted). EXCEPT AS SPECIFICALLY PROVIDED FOR HEREIN, THERE ARE NO EXPRESSED OR IMPLIED WARRANTIES GIVEN TO BUYER IN CONNECTION WITH THE SALE OF THE PROPERTY OR THE ASSUMPTION OF THE ASSUMED LIABILITIES. EXCEPT AS SPECIFICALLY PROVIDED FOR HEREIN, SELLER DOES HEREBY DISCLAIM ANY AND ALL WARRANTIES OF MERCHANTABILITY, HABITABILITY AND FITNESS THAT MAY BE DUE FROM SELLER TO BUYER, WHETHER IN REGARD TO THE IMPROVEMENTS OR THE PERSONAL PROPERTY. THIS SECTION 5.03 SHALL SURVIVE THE CLOSING.

                 SECTION 5.04. Obligation To Update. From the period following the Effective Date to and including the Closing Date, Seller agrees promptly to notify Buyer upon Seller becoming aware (i) that any representation or warranty of Seller made herein was not true when made or (ii) of the occurrence of any event that would make any of Seller's representations or warranties contained herein untrue if made as of such later date and, in either case, shall provide Buyer with reasonable detail with respect thereto.


                                   ARTICLE VI

                     Covenants and Affirmative Obligations

                 SECTION 6.01. Maintenance of Property. From and after the Effective Date, Seller shall not perform any construction or removal of any Improvements, or make any other change or improvement on or about the Property, except in accordance with the 1997 Capital Budget or the 1997 Operating Budget, without the prior written consent of Buyer. Between the Effective Date and the Closing Date, Seller shall maintain and operate the Property in substantially the same condition and manner as the Property is now maintained and operated by the Seller. All building supplies, maintenance materials, food and beverage in process, linens and equipment, if any, located at the Property on the Closing Date will be delivered and transferred to the Buyer. The Seller agrees to provide or maintain normal inventories of such items up to the Closing Date, including at least a 3-par inventory of linens and towels.

                 SECTION 6.02. Assumed Contracts. After the Effective Date, other than agreements terminable without penalty on no more than 30 days' notice, Seller shall not enter into any new Assumed Contract or extend, replace, renew or terminate any Assumed Contract without the prior written consent of Buyer, such consent of Buyer not to be unreasonably withheld.

                 SECTION 6.03. No Further Encumbrances. After the Effective Date, Seller shall not create or incur any mortgage, lien, pledge or other encumbrance affecting the Property other than the exceptions set forth on the title policies comprising part of the Delivered Records and Permitted Liens.

                 SECTION 6.04. Compliance with Obligations. Seller will perform all of its material obligations under the Assumed Contracts and will comply in all material respects with all Governmental Requirements affecting the Property and its use until the Closing Date.

                 SECTION 6.05. Notice of Change in Governmental Requirements. Seller shall, upon notice, or upon becoming aware of any such changes, notify Buyer promptly of any change in any applicable Governmental Requirements which might affect the value or use of the Property to Buyer in a manner that is material in relation to any Hotel.

                 SECTION 6.06. Insurance. Seller shall maintain in full force and effect all of its existing insurance (or renew such insurance on substantially similar terms) until the Closing Date.

                 SECTION 6.07. Liquor License. The Buyer shall make and prosecute (and Seller will cooperate in connection therewith) applications for approval of the transfer of all liquor licenses and alcoholic beverage licenses necessary to operate the restaurants, bars and lounges presently located within the Property, from the Seller to the Buyer (or for the issuance of new licenses in favor of the Buyer or its designee). The parties agree that they will promptly execute all transfer forms, applications and other documents required by the liquor authorities in order to effect such transfer in accordance with all applicable laws at the earliest possible time after the Closing Date. Seller will reasonably cooperate with the Buyer in keeping open the bars and lounges and liquor facilities of the Hotel between the Closing Date and the time when such liquor license transfers actually become effective, by exercising management and supervision of such facilities under the existing liquor license; provided, however, that (i) Buyer shall indemnify and hold Seller harmless from any liability, damages or claims encountered in connection with such operations during such period, and Buyer shall procure and pay for dram shop liability insurance naming Buyer and Seller as insured thereunder, and (ii) the obligation of Seller to cooperate and keep open the liquor facilities of any particular Hotel shall terminate on the earlier to occur of (A) 180 days after the Closing and (B) Buyer having obtained liquor licenses to operate at such Hotel.

                 SECTION 6.08. Capital Expenditures; Dallas Hotel. (a) Seller shall commence and use reasonable efforts to complete the capital expenditures set forth in the 1997 Capital Budget in accordance with the development timetable set forth therein; provided that Buyer hereby agrees that all amounts in excess of $3,000,000 paid or incurred by Seller in 1997 for capital expenditures in respect of the Hotels shall constitute Assumed Liabilities hereunder and, to the extent such amounts are paid by Seller prior to the Closing Date, such amounts shall be included in the Closing Date Adjustment pursuant to Section 11.01 hereof.

                 (b) In the event that the Hotel located on the Dallas Land shall fail to generate Net Operating Income for the portion of fiscal year 1997 following the Closing Date in excess of 98% of the amount projected therefor in the 1997 Capital Budget and 1997 Operating Budget (the amounts in such 1997 Capital Budget and 1997 Operating Budget being adjusted in a pro rata basis for each day after June 30, 1997 that the Closing Date shall not have occurred), then Seller shall agree to pay to Buyer an amount equal to all capital expenditures to be made with respect to such Hotel in accordance with the 1997 Capital Budget (as so adjusted); provided, however, that in no event shall Seller's aggregate liability pursuant to this Section 6.08(b) exceed $1,500,000.

                 SECTION 6.09.  Seller's Indemnity.  Subject to the terms of
Section 5.03, Seller agrees to indemnify and hold Buyer and its Affiliates harmless of and from all liabilities, losses, damages, costs, expenses (including reasonable attorney's fees) which the Buyer or any of its Affiliates may suffer or incur by reason of any action or claim arising from acts or omissions of Seller (or any of its Affiliates) prior to the Closing Date in connection with the Property or the use or operation of the Hotels and all liabilities in respect of the Property or the operation of the Hotels that are not Assumed Liabilities or Seller's failure to fulfill any of its obligations set forth in this Contract.

                 SECTION 6.10. Buyer's Indemnity. Buyer agrees to indemnify and hold Seller and its Affiliates harmless of and from all liabilities, losses, damages, costs, expenses (including reasonable attorney's fees) which Seller or any of its Affiliates may suffer or incur by reason of any action or claim arising on or after the Closing Date from acts or omissions of Buyer or otherwise arising out of the Property or the use or operation of the Hotels on or after the Closing Date, including Buyer's failure to discharge any of the Assumed Liabilities or Buyer's failure to fulfill any of its obligations set forth in this Contract.

                 SECTION 6.11. Indemnity Procedures Relating to Third Party Claims; Exclusivity. (a) The party seeking indemnification under this Section
6.11 (the "Indemnified Party") agrees to give prompt notice to the party against whom indemnity is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under this Section. The Indemnifying Party may, and at the request of the Indemnified Party shall, participate in and control the defense of any such suit, action or proceeding at its own expense. The Indemnifying Party shall not be liable under this Section 6.11 for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder.

                 (b) After the Closing, Section 6.11 will provide the exclusive procedures for indemnification for any liabilities, losses, damages, costs, losses or expenses to third parties arising out of this Contract, the Property, the business conducted at the Hotel or the transactions contemplated hereby.

                 SECTION 6.12. Additional Buyer Obligations. (a) Buyer agrees that for a period of three years from the date hereof, neither it nor any of its Affiliates shall, directly or indirectly, alone or with others, without Seller's prior written consent, (i) in any manner acquire, agree to acquire or make any proposal to acquire, directly or indirectly, any securities or assets (other than assets transferred in the ordinary course of business) of ITT

Corporation ("ITT") or any of its subsidiaries, (ii) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) with respect to any voting securities of ITT or any of its subsidiaries, (iii) make or participate in any solicitation of proxies to vote, or seek to advise or influence any person with respect to the voting of any voting securities of ITT or any of its subsidiaries (iv) initiate or propose any shareholder proposal or execute any written consent with respect to ITT or any of its subsidiaries, (v) submit, propose or publicly announce or refer to any such takeover proposal with respect to ITT or any of its subsidiaries or take any other action which might require ITT or any of its subsidiaries to make a public announcement regarding the possibility of such takeover proposal or related transaction, (vi) deposit any securities of ITT or any of its subsidiaries into a voting trust or subject any such securities to any arrangement or agreement regarding the voting thereof, (vii) seek election to, or seek the removal of any member of, the board of directors of ITT or any of its subsidiaries or otherwise act or seek to control or influence the Board of directors, management or policies of ITT or any of its subsidiaries, (viii) disclose any intention, plan or arrangement inconsistent with the foregoing,
(ix) knowingly or intentionally advise, assist or encourage any other persons in connection with any of the foregoing or (x) request either ITT or any of its subsidiaries (or their respective directors, officers, employees, agents or representatives) to amend or waive any provision of this paragraph or their charter or by-laws or, in the case of ITT, the Rights Agreement dated November 1, 1995, between ITT and The Bank of New York, as Rights Agent.

                 (b) In addition, Buyer agrees for a period ending earlier to occur of five years after the Closing Date or termination of the Management Agreement applicable to the Hotel or Hotels proposed to be transferred as described below, that it shall not sell, lease, transfer or otherwise dispose of all or any portion of the Property except as expressly permitted pursuant to the terms of the Management Agreement applicable to such Hotel or Hotels.

                 SECTION 6.13. Seller Approval Rights. Seller and Buyer agree that from and after the Effective Date, Buyer shall not, without the prior written consent of Seller, cause or permit Lessee to take or commit to take, any of the following actions:

                 (a) agree to incur any debt contrary to the terms of the Loan Agreement;

                 (b) terminate, amend or modify any of the Lease Agreements or grant any consent to a transfer of any such agreement;

                 (c) reorganize, terminate, liquidate or wind-up the Lessee;

                 (d) hypothecate or encumber all or a material part of the assets or interests of the Lessee contrary to the terms of the Loan Agreement;

                 (f) make, execute or deliver for or on behalf of the Lessee any assignment for the benefit of creditors or any confession of judgment;

                 (g) bind the Lessee as surety, guarantor or accommodation party to any obligation contrary to the terms of the Loan Agreement (other than of checks in the ordinary course of collection);

                 (h) engage the Lessee in any business activity other than the Hotel operations contemplated by the Lease Agreements;

                 (i) execute or amend, supplement or modify, any agreement between the Lessee or an Affiliate of the Lessee except as specifically contemplated by this Agreement, the Lease Agreements, the Loan Agreement or the Management Agreements;

                 (j) take any other action which impairs or would be reasonably likely to impair the ability of the Lessee to comply with its obligations under the Loan Agreement or the Management Agreements.

                 On the Closing Date, Buyer shall cause Lessee to agree to the covenants contained in this Section 6.13.

                                  ARTICLE VII

                                   Conditions

                 SECTION 7.01. Conditions to Buyer's Obligation To Close. Buyer shall not be obligated to consummate the Closing unless and until each of the following conditions are either fulfilled or waived in writing by Buyer:

                 (a) Delivery of Documents. Seller shall be prepared to deliver all instruments and documents to be delivered at the Closing pursuant to Sections 9.01 and 10.02 of this Contract.

                 (b) Representations and Warranties. Seller's representations and warranties contained in Sections 5.01(a), 5.01(c) and 5.01(j) shall be true and correct in all material respects as of the Closing Date without any supplementation after the Effective Date.

                 (c) Other Agreements. The Lease Agreements, the Loan Agreement, the Management Agreements and the Nondisturbance Agreement shall have been executed by all parties thereto and shall be in full force and effect.

                 (d) Public Offering. FelCor Suite Hotels, Inc. shall have consummated a public offering of its equity securities and shall have received at least $250,000,000 in net proceeds therefrom.

                 SECTION 7.02. Failure of Buyer's Conditions. If any of the conditions to Buyer's obligations have not been satisfied (or deemed satisfied) on or before the Closing Date other than solely as a result of Seller's failure to comply with its obligations hereunder for a period in excess of 30 days after receipt of notice from Buyer of such failure (in which case, the provisions of Section 14.02 shall be applicable), and Buyer is otherwise in material compliance with the terms hereof, Buyer may exercise the remedy granted pursuant to Section 14.02(i) hereof.

                 SECTION 7.03. Conditions to Seller's Obligation to Close. Seller shall not be obligated to consummate the Closing unless and until each of the following conditions are either fulfilled or waived by Seller:

                 (a) Compliance With Covenants. Buyer shall have performed in all material respects all covenants, agreements and obligations and complied in all material respects with all conditions required by this Contract to be performed or complied with by Buyer prior to the Closing Date.

                 (b) Delivery of Documents and Cash to Close. Buyer shall be prepared to deliver all Cash to Close and all instruments and documents to be delivered by Buyer at the Closing pursuant to Sections 10.01, 10.02, 11.01 and 11.03 of this Contract.

                 (c) Other Agreements. The Lease Agreements, the Loan Agreement, the Management Agreements and the Nondisturbance Agreement shall have been executed by all parties thereto and shall be in full force and effect.

                 SECTION 7.04. Failure of Seller's Conditions. If any of the conditions to Seller's obligations have not been satisfied on or before the Closing Date as a result of Buyer's failure to comply with its obligations hereunder for a period of 30 days after receipt of Notice from Seller of such failure, and Seller is otherwise in material compliance with the terms hereof, Seller may terminate this Contract and receive the Deposit as liquidated damages pursuant to Section 14.01 hereof.

                                  ARTICLE VIII

                                    Closing

                 Subject to all of the provisions of this Contract, Buyer and Seller shall close the transactions contemplated hereby as soon as practicable following the satisfaction or waiver of the conditions to Closing set forth herein, provided that in no event shall the Closing occur after August 1, 1997. The Closing shall take place on the Closing Date at 10:00 a.m. in Dallas, Texas at the offices of Bracewell and Patterson, L.L.P., or at such other location mutually agreed upon by the parties. Buyer and Seller will each use reasonable best efforts to cause the Closing to occur on June 30, 1997.


                                   ARTICLE IX

                               Closing Documents

                 SECTION 9.01. Seller's Closing Documents. At Closing, Seller shall execute and deliver the following documents ("Seller's Closing Documents") in accordance with Section 11.02:

                 (a) Deeds and Assignment. The Deeds and the Assignment, which shall be duly executed and acknowledged by Seller so as to convey to Buyer (or its designee) good and marketable title to the Property described therein free and clear of all liens, encumbrances and other conditions of title other than the Permitted Exceptions and Permitted Liens.

                 (b) Closing Date Documents. The Loan Agreement, the Management Agreements and the Nondisturbance Agreement.

                 (c) Seller's Affidavits. Affidavits from Seller in form and content reasonably satisfactory to Buyer and the Title Company to facilitate the deletion of those standard exceptions on the Title Company's title insurance commitments which may be deleted solely by delivery of an affidavit.

                 (d) Closing Statement. A closing statement setting forth the Purchase Price and all credits, adjustments and prorations between Buyer and Seller, and the net Cash to Close due from Buyer.

                 (e) Authorizing Resolutions. Certificates of such resolutions in form and content as the Title Company may reasonably request evidencing Seller's existence, power and authority to consummate the transaction herein contemplated, including copies of all corporate organizational documents or other reasonable evidence of corporate authority.

                 (f) FIRPTA. A FIRPTA Non-Foreign Transferor Certificate in accordance with Section 1445 of the Internal Revenue Code from Sheraton and each other Seller.

                 (g) Property Records. The originals, if available, otherwise copies, of each of the Property Records to the extent not otherwise covered in this Section.

                 (h) Vehicle Titles. The necessary certificates of title duly endorsed for transfer together with any required affidavits and other documentation necessary for the transfer of title from Seller to Buyer of any motor vehicles owned by Seller and used in connection with the Hotels' operations.

                 SECTION 9.02. Buyer's Closing Documents. At Closing, Buyer shall execute and deliver the following documents ("Buyer's Closing Documents") in accordance with Section 11.02:

                 (a) Assumption Documents. The Lease Agreements and all documents under this Article IX to be executed by Buyer (or Buyer's Affiliates).

                 (b) Resolutions. Certificate of Resolution of Buyer in form and content as the Title Company may reasonably request evidencing authorizing the entering into and execution of this Contract and the consummation of the transactions contemplated hereby.


                                   ARTICLE X

                               Closing Procedure

                 The Closing shall proceed in the following manner:

                 SECTION 10.01. Transfer of Funds. Buyer shall pay the Cash to Close to the Escrow Agent by wire transfer to a depository designated by the Escrow Agent.

                 SECTION 10.02. Delivery of Documents. Seller shall deliver Seller's Closing Documents and Buyer shall deliver Buyer's Closing Documents to the Escrow Agent.

                 SECTION 10.03. Disbursement of Funds and Documents. When Seller and Buyer have delivered all documents and funds to Escrow Agent as provided in Sections 10.01 and 10.02, then the Escrow Agent shall disburse (a) the Cash to Close and Deposit, less any interest earned thereon, to Seller, (b) such interest and the Seller's Closing Documents to Buyer and (c) and the Buyer's Closing Documents to Seller.

                                   ARTICLE XI

                          Prorations and Closing Costs

                 SECTION 11.01. Prorations. Except as otherwise specified in clause (a) below, the following items shall be prorated at the Closing as of midnight preceding the Closing Date, without duplication:

                 (a) Certain costs and expenses relating to the Property shall be adjusted as of the Closing Date between Seller and Buyer (the "Closing Date Adjustment"). The Closing Date Adjustment shall constitute a composite accounting of the different items described below in this Section. The intent is to credit or charge, as the case may be, Seller with all revenues and expenses respecting the Property which are attributable to operations before the Closing Date and to credit or charge as the case may be, Buyer with all such revenues and expenses attributable to operations on and after the Closing Date. Unless otherwise provided for herein, all revenues and expenses shall be separately accounted for as between Seller and Buyer as of 12:01 a.m. on the Closing Date. No later than 90 days after the Closing Date, Seller and Buyer shall review all the amounts and calculations made in respect of the Closing Date Adjustment and any final corrections shall be made to the Closing Date Adjustment, and Seller and Buyer at that time shall settle any funds owed to each other. The following items shall be accounted for in calculating the Closing Date Adjustment:

                 (i) Prepaid charges and fees for licenses and permits transferred by Seller to Buyer shall be prorated as between Seller and Buyer.

                 (ii) Prepaid rents and all room and other deposits and advance payments under booking arrangements and trade-out agreements for use of the Property facilities after the Closing Date shall be credited to Buyer.

                 (iii) With regard to food (other than food in process including mini-bars and gift shops) and non- alcoholic and alcoholic beverages (other than opened containers and unopened containers outside of storage areas), Buyer shall be charged with the costs of all food and non-alcoholic and alcoholic beverages at the Property at Seller's cost based upon an inventory of such items performed jointly by Buyer and Seller as of 12:01 a.m. on the Closing Date.

                 (iv) All charges and prepayments relating to the Assumed Contracts which are assumed by Buyer shall be separately accounted for as between Seller and Buyer as of 12:01 on the Closing Date.

                 (v) All cash in the operating accounts for the Hotel (it being understood that such accounts refer to "house banks" and not bank accounts) shall be paid over to Buyer at Closing and Seller shall receive a credit therefor in the Closing Date Adjustment.

                 (vi) With regard to the booking of guest rooms and the provision of other services at the Property, the parties agree that Seller shall be entitled to all of the revenue generated by such operations through and including the night before the Closing Date; provided that Buyer shall be entitled to one-half of such revenue (including applicable sales Tax) for the night before the Closing Date. Seller shall receive a credit, without duplication, for all accounts receivable (other than for the guests' stay that includes the night prior to Closing) with respect to hotel guests then in occupancy, net of any travel agent commissions, credit card commissions, or other similar costs to collect such revenue. Except as expressly provided for in this subsection (vi), Seller shall own and be entitled to all collections with respect to accounts receivable for the period prior to the Closing Date. Buyer agrees, on a prompt, but no less frequent than a monthly basis, to deliver to Seller any payments and back-up received or generated with respect to such accounts receivable. The parties acknowledge that if Buyer receives a payment which does not specify the invoice being paid, then all payments shall be applied first to the current sums due Buyer, if applicable. Buyer has no obligation, nor responsibility to collect said accounts receivable, however, Buyer will cooperate with Seller in such collection and shall give Seller rights to inspect Buyer's books and records at reasonable times with respect to such accounts receivable.

                 (vii) The parties shall arrange for Hotel guests to sign new deposit box or other appropriate receipts on the day before the Closing with respect to baggage, personal property, laundry, valet packages and other property of Hotel guests checked or left in the care of Seller by transient hotel guests or tenants and, to the extent such receipts are not obtained, such property shall be sealed, listed in an inventory prepared and signed jointly by the parties as of the Closing Date, and Buyer shall be responsible from and after the Closing Date for all such property listed in said inventory. Notwithstanding the foregoing, to the extent a hotel guest has not signed a new safe deposit box receipt, Seller shall continue to be responsible for the contents thereof and shall indemnify and hold Buyer harmless for any and all losses, misappropriations, thefts, or otherwise improper removals from said safe deposit boxes. The provisions of this Paragraph shall expressly survive the Closing.

                 (viii) All accrued and unpaid obligations of Seller under its salary and employee benefits arrangements in place as of midnight before the Closing for Hotel employees at the Property as of the Closing Date, including without limitation, unemployment compensation benefits, pension benefits, salaries, bonuses, sick leave, vacation and other similar forms of compensation up to the date of the Closing, including all employer Taxes associated with vacation and sick pay, shall be assumed by Buyer and credited to Buyer, or at Seller's option, Seller may pay in full such benefits direct to its manager and employees. Buyer acknowledges and agrees that: (A) all employees employed at the Hotel are the employees of Manager, and (B) no employee who elects to continue employment at the Hotel will be terminated in violation of, and accordingly no notices will be given pursuant to, the Worker Adjustment Retraining Notification Act, 29 U.S.C.A. Section 2101, et seq. ("WARN Act"). Further, Buyer agrees to indemnify, defend and hold Seller harmless from and against any claim or expense (including but not limited to court costs and attorney fees) which may be asserted against or incurred by Seller due to or as a result of any alleged failure to comply with any provisions of the WARN Act which may be applicable to Seller. Buyer's agreements in the preceding two sentences shall survive the Closing.

                 (ix) All capital expenditures incurred by Seller prior to Closing that are to be paid by Buyer pursuant to Section 6.08(a) shall be credited to Seller.

                 (x) Any excess of $3,000,000 over the aggregate capital expenditures made by Seller in 1997 in respect of the Hotels shall be credited to Buyer.

                 (b) Seller shall pay or credit against the Purchase Price any of the following that are a lien on the Land or Improvements: all (A) special assessments relating to the Land and Improvements (to the extent allocable to periods on or after the Closing) for work completed or substantially completed as of the Effective Date, and (B) subject to Section 2.02(a)(iv), all unpaid sales, occupancy, personal property or real estate Taxes for years prior to Closing, together with any interest and penalties relating to any of the foregoing.

                 (c) Seller shall notify the utility companies servicing the Property prior to Closing that billing to Seller for such utilities shall be discontinued at the end of the day preceding the Closing Date, and Buyer shall arrange with such utilities to have such billings for utility services charged to Buyer from and after the Closing Date and Seller shall be entitled to the refunds of all deposits therefor. Seller shall pay all charges with respect to such utilities for the period prior to the Closing Date and utility charges since the date of the last billing will be adjusted at Closing as of the Closing Date on the basis of the last bill so rendered, with subsequent adjustment, if any, when final bills are rendered.

                 (d) If there is a water meter on the Property, the Seller shall furnish, at the Closing or as soon thereafter as practicable, a reading to a date not more than 30 days prior to the Closing Date, and the unfixed meter charge, the unfixed sewer rent and/or unfixed water charges, if any, based thereon for the intervening time shall be apportioned on the basis of such last reading, subject to adjustment upon receipt of the actual meter charge and sewer rent.

                 (e) Other costs, expenses and charges which are a lien or may become a lien against the Property and are of such a type as are usually involved in and adjusted with regard to property similar to and located in the locale of the Property, including Taxes in accordance with Section 2.02(a)(iv). Prorations hereunder shall, where applicable, be made on the basis of a 365-day year and, for any month, on the basis of the number of days elapsed. If any of the foregoing cannot be apportioned at the Closing because of the unavailability of the amounts which are to be prorated, unless otherwise provided for herein, a reasonable estimation of the amount of such items shall be placed in escrow with the Title Company, and such items shall be prorated as soon as practicable after the Closing Date. The provisions of this Section
11.01 shall survive the Closing.

                 (f) To the fullest extent permitted by applicable law, any controversy, claim or dispute arising out of or relating to the prorations set forth in this Section 11.01, including any dispute concerning the scope of this clause (f), shall be resolved exclusively by the final and binding decision of the Accountants as set forth herein. In the case of a dispute with respect to such matters, either party may submit such matter to arbitration which shall be conducted by the Accountants. The "Accountants" shall be one of three (3) firms of certified public accountants of recognized international standing in the hotel industry. Until otherwise agreed to by the parties, the three (3) firms shall be Arthur Andersen LLP, Coopers and Lybrand, and Pannell Kerr Forster, notwithstanding any existing relationships which may exist between Seller and such accounting firms or Buyer and such accounting firms.

The party desiring to submit any matter to arbitration hereunder shall do so by written notice to the other party, which notice shall set forth the items to be arbitrated and such party's choice of one of the three (3) accounting firms. The party receiving such notice shall within fifteen (15) days after receipt of such notice either approve such choice, or designate one of the remaining two
(2) firms by written notice back to the first party, and the first party shall within fifteen (15) days after receipt of such notice either approve such choice or disapprove the same. If both parties shall have approved one of the three (3) firms under the preceding sentence, then such firm shall be the "Accountants" for the purposes of arbitrating the dispute; if the parties are unable to agree on an accounting firm, then the third firm, which was not designated by either party, shall be the "Accountants" for such purpose. The Accountants shall be required to render a decision in accordance with the procedures described below within fifteen (15) days after being notified of their selection. The fees and expenses of the Accountants will be paid by the non-prevailing party. In all arbitration proceedings submitted to the Accountants, the Accountants shall be required to agree upon and approve the substantive position advocated by Buyer or Seller with respect to each disputed item. Any decision rendered by the Accountants that does not reflect the position advocated by Buyer or Seller shall be beyond the scope of authority granted to the Accountants and, consequently, may be overturned by either party. All proceedings by the Accountants shall be conducted in accordance with the Uniform Arbitration Act, except to the extent the provisions of such act are modified by this Agreement or the mutual agreement of the parties. Unless otherwise agreed, all arbitration proceedings shall be conducted at the Hotel with respect to which the dispute arose.

                 SECTION 11.02. Seller's Closing Costs. Seller shall pay for the following items prior to or at the time of Closing:

                 (a) 50% of all transfer Taxes, conveyance fees, recording costs and other documentary stamp Tax related to the transfer of the Property;

                 (b) 50% of the premium and other costs and fees payable in connection with an Owner's Title Insurance Policy obtained by Buyer covering the Land and the Improvements related thereto, plus the cost of all endorsements thereto;

                 (c)  One-half of all escrow fees and costs; and

                 (d)  Seller's attorneys' fees.

                 SECTION 11.03. Buyer's Closing Costs. Buyer shall pay for the following items prior to or at the time of Closing:

                 (a) 50% of the transfer taxes, conveyance fees, recording costs and documentary stamp Tax related to the transfer of the Property;

                 (b) 50% of the premium and other costs and fees payable in connection with an Owner's Title Insurance Policy obtained by Buyer covering the Land and the Improvements related thereto, plus the cost of all endorsements thereto;

                 (c) The costs and fees payable in connection with any surveys, or updates of surveys relating to the Property;

                 (d)  One-half of all escrow fees and costs; and

                 (e)  Buyer's attorneys' fees.

                 SECTION 11.04. Accounts Payable. Seller shall retain and be responsible for the payment of all accounts payable relating to the Property (including the Hotels) accrued prior to and as of the Closing and payable after the Closing. Buyer shall be responsible for the particular accounts payable relating to the Property (including the Hotels) accruing on or after the Closing.


                                  ARTICLE XII

                            Possession; Risk of Loss

                 Buyer shall be granted full possession of the Property at Closing subject to (i) Manager's rights under the Management Agreements, (ii) tenant's rights under any space leases of the Property assumed by Buyer and
(iii) guests in occupancy. All risk of loss with respect to the Property shall pass to Buyer on and as of the Closing Date.

                                  ARTICLE XIII

                      Condemnation and Damage by Casualty

                 SECTION 13.01. Condemnation. Excluding the pending condemnation action disclosed in the definition of "Permitted Exceptions", in the event of the institution of any proceedings by any Governmental Authority which shall relate to the proposed taking of any Material Portion of the Property by eminent domain prior to Closing, or in the event of the taking of any portion of the Property by eminent domain prior to Closing, Seller shall promptly notify Buyer and Buyer shall thereafter have the right and option to terminate this Contract by giving Seller and the Escrow Agent written notice of Buyer's election to terminate within 30 days after receipt by Buyer of the notice from Seller. Seller hereby agrees to furnish Buyer with written notice of a proposed condemnation within two business days after Seller's receipt of such notification. Should Buyer terminate this Contract pursuant to this
Section 13.01, the Escrow Agent shall return to Buyer its Deposit and, except as otherwise provided for herein, the parties hereto shall be released from their respective obligations and liabilities hereunder. Should Buyer elect not to terminate, the parties hereto shall proceed to Closing and Seller shall assign all of its right, title and interest in all awards in connection with such taking to Buyer.

                 SECTION 13.02. Damage by Casualty. (a) If, after the Effective Date but prior to the Closing Date, any damage other than Material Damage occurs from fire, windstorm or other casualty to the Property, Buyer shall be required to close this transaction in accordance with the Contract, Seller shall assign unto Buyer any and all insurance proceeds paid or payable with respect to such damage (other than business interruption insurance for periods prior to the Closing Date), and Buyer shall receive at Closing a credit in the amount of any deductible or co-payment amount under such policy. In such event, Seller shall have no additional obligation if such insurance proceeds are insufficient or unavailable to repair such damage.

                 (b) If, prior to Closing, there is any Material Damage to the Hotels, Buyer shall have the option to terminate this Contract provided it delivers written notice to Seller and the Escrow Agent of its election so to terminate this Contract within 30 days after the date Seller has delivered Buyer written notice of any such loss or damage, and in such event the Deposit shall be delivered to

Buyer and thereafter no party shall have any further obligation or liability to the other under this Contract.

                                  ARTICLE XIV

                                    Default

                 SECTION 14.01. Buyer's Default; Liquidated Damages. In the event that this transaction fails to close solely due to Buyer's failure to comply with its obligations hereunder (after giving effect to the cure period in Section 7.04), the Deposit shall be immediately paid to Seller by the Escrow Agent and Buyer shall have no further rights with respect thereto. Buyer recognizes that the Property will be removed from the market during the existence of this Contract and, if Buyer fails to perform its obligations hereunder, Seller shall be entitled to compensation for the detriment caused thereby. However, both parties agree that it is extremely difficult and impractical to ascertain the extent of the detriment and, to avoid such difficulties, the parties agree that Seller shall be entitled to retain the Deposit as liquidated damages (and not as a penalty) in accordance with this
Section 14.01. Both parties agree that such amount stated as liquidated damages shall be in lieu of any other relief to which Seller might otherwise be entitled by virtue of this Contract or by operation of law.

                 SECTION 14.02. Seller's Default. In the event that this transaction fails to close solely due to Seller's failure to comply with its obligations hereunder (after giving effect to the cure period in Section 7.02), Buyer shall have the right to either (i) terminate this Contract and receive a refund of the Deposit or (ii) elect to effect the Closing notwithstanding Seller's default hereunder. If Buyer elects the option set forth in clause
(ii), consummation of the Closing shall not be deemed a waiver by Buyer of Seller's default hereunder and Buyer may recover damages from Seller for such breach in accordance with Sections 6.09 hereof. Further, if Buyer elects to effect the Closing hereunder and Seller fails to close, Buyer may pursue any and all remedies against Seller available at law or in equity, including without limitation, specific performance of Seller's obligations hereunder, in which event the Escrow Agent shall return the Deposit to Buyer upon notice.

                                   ARTICLE XV

                   Real Estate and Other Commissions and Fees

                 Seller and Buyer each represent and warrant to the other that there are no brokers, salespersons, advisors or finders involved in this transaction by reason of agreement with such representing party. The provisions of this Article shall survive the Closing or termination of this Contract.

                 Seller agrees to, and hereby does, indemnify and save harmless Buyer and its Affiliates and their respective successors and assigns against and from any loss, liability or expense, including reasonable attorneys' fees, arising out of any claim or claims for commissions or other compensation for bringing about this Contract or the transactions contemplated hereby, or advice in connection herewith, made by any broker, finder, consultant or like agent if such claim or claims made by any such broker, finder, consultant or like agent are based in whole or in part on any agreements entered into with such Seller or its representatives for a commission or other compensation. Buyer agrees to, and hereby does, indemnify and save harmless Seller, its Affiliates and its successors and assigns against and from any loss, liability or expense, including reasonable attorneys' fees, arising out of any claim or claims for commissions or other compensation for bringing about this Contract or the transactions contemplated hereby, or advice in connection herewith, made by any broker, finder, consultant or like agent if such claim or claims by any such broker, finder, consultant or like agent are based on any agreements entered into with Buyer or its representatives for a commission or other compensation.

                                  ARTICLE XVI

                                    Notices

                 Any notice, request, demand, instruction or other communication to be given to either party hereunder, except where required to be delivered at the Closing, shall be in writing and shall be hand-delivered or sent by Federal Express or a comparable overnight mail service, or mailed by U.S. registered or certified mail, return receipt requested, postage prepaid, to Buyer, Seller, Buyer's Attorney, Seller's Attorney, and Escrow Agent at their respective addresses set forth in Article I of this Contract. Notice shall be deemed to have been given upon receipt or refusal of delivery of said notice. Notices may be given by confirmed telecopy provided a hard copy of such notice is sent by another means in accordance with this Section on the next business day following such telecopy delivery. The addressees and addresses for the purpose of this paragraph may be changed by giving notice. Unless and until such written notice is received, the last addressee and address stated herein shall be deemed to continue in effect for all purposes hereunder.


                                  ARTICLE XVII

                                   Assignment

                 This Contract may not be assigned by Buyer (except to an Affiliate of Buyer in accordance with the provisions of this Article) without the prior written consent of Seller. Any Affiliate of Buyer that receives an assignment hereof without the consent of Seller shall assume the applicable Assumed Liabilities on the terms and conditions contained herein and shall otherwise acquire all of the right, title and interest to the Property that Buyer would have acquired, under the conditions and subject to the obligations that Buyer would have undertaken hereunder with respect to the Property purchased by such Affiliate; provided, however, that Buyer shall remain fully liable to Seller hereunder as if such transfer and assumption were made directly to and by Buyer.


                                 ARTICLE XVIII

                                  Escrow Agent

                 SECTION 18.01. Duties and Authorization. The payment of the Deposit, Cash to Close and all other funds provided hereunder to the Escrow Agent is for the accommodation of the parties to this Contract. The duties of the Escrow Agent shall be determined solely by the express provisions of this Contract. In the event the Escrow Agent receives a written demand from either Seller or Buyer for the Deposit (which demand shall include an explanation setting forth the factual basis for such party's request for the Deposit), Escrow Agent shall give 10 days written notice to the other party of such demand and of Escrow Agent's intention to remit the Deposit to the party making the demand on the stated date. If Escrow Agent does not receive a written objection within 10 days after such notice, the Escrow Agent is hereby authorized to so remit the Deposit. If, however, the Escrow Agent receives written objection from the other party within 10 days after such notice, the Escrow Agent shall continue to hold the Deposit until otherwise directed by joint written instructions from Seller and Buyer, or until a final judgment of an appropriate court is issued. Buyer and Seller authorize the Escrow Agent, without creating any obligation on the part of the Escrow Agent, in the event this Contract or the Deposit becomes involved in litigation, to deposit the Deposit with the clerk of the court in which the litigation is pending and thereupon the Escrow Agent shall be fully relieved and discharged of any further responsibility under this Contract. Buyer and Seller also authorize the Escrow Agent, if it is threatened with litigation, to interplead all interested parties in any court of competent jurisdiction and to deposit the Deposit with the clerk of the court and thereupon the Escrow Agent shall be fully relieved and discharged of any further responsibility hereunder. Notwithstanding anything to the contrary contained herein, in the event there is any controversy as to which party is entitled to the Deposit and all or any portion of the Deposit is comprised of a letter of credit then, prior to the expiration of any such letter of credit, the Escrow Agent shall (i) instruct Seller to submit a drawing under such letter of credit and deposit the proceeds of such drawing into the escrow or (ii) accept from Buyer a substituted letter of credit which is in the same form and as the previously deposited letter of credit with an expiration date no less than six months after the date of replacement.

                 SECTION 18.02. Liability. The Escrow Agent shall not be liable for any mistake of fact or error of judgment or any acts or omissions of any kind unless caused by its own wilful misconduct or negligence. The Escrow Agent shall be entitled to rely on any instrument or signature believed by it to be genuine and may assume that any person purporting to give any writing, notice or instruction in connection with this Contract is duly authorized to do so by the party on whose behalf such writing, notice, or instruction is given.

                 SECTION 18.03. Hold Harmless. Buyer and Seller will, and hereby agree to, jointly and severally, indemnify the Escrow Agent for and hold it harmless against any loss, liability, or expense, including Attorneys' Fees, incurred on the part of the Escrow Agent arising out of or in connection with the acceptance of, or the performance of, its duties under this Contract, as well as the costs and expenses of defending against any claim or liability arising under this Contract other than as a result of its own wilful misconduct or negligence. This provision shall survive the Closing or earlier termination of this Contract.

                 SECTION 18.04. FDIC Coverage. The parties are informed that the Federal Deposit Insurance Corporation (FDIC) coverage applies only to a maximum amount of One hundred thousand Dollars ($100,000) for each individual depositor, and that the Escrow Agent assumes no responsibility for any loss occurring which arises from the fact that the amount held by the Escrow Agent in any account may cause the aggregate amount of any individual depositor's accounts to exceed One hundred thousand Dollars ($100,000) and that the excess amount is not insured by the Federal Deposit Insurance Corporation.


                                  ARTICLE XIX

                                 Miscellaneous

                 SECTION 19.01. Counterparts. This Contract may be executed in any number of counterparts, any one and all of which shall constitute the contract of the parties and each of which shall be deemed an original.

                 SECTION 19.02. Section and Paragraph Headings. The section and paragraph headings herein contained are for the purposes of identification only and shall not be considered in construing this Contract.

                 SECTION 19.03. Amendment. No modification or amendment of this Contract shall be of any force or effect unless in writing executed by both Seller and Buyer.

                 SECTION 19.04. Attorneys' Fees. If any party obtains a judgment against any other party by reason of breach of this Contract, Attorneys' Fees and costs shall be included in such judgment.

                 SECTION 19.05. Governing Law. This Contract shall be interpreted in accordance with the internal laws of the State of New York both substantive and remedial, excluding laws governing conflicts of laws.

                 SECTION 19.06. Entire Contract. This Contract, including all Exhibits which are incorporated by reference, sets forth the entire agreement between Seller and Buyer relating to the Property and all subject matter herein and supersedes all prior and contemporaneous negotiations, understandings and agreements, written or oral, between the parties.

                 SECTION 19.07. Time of the Essence. Time is of the essence in the performance of all obligations by Buyer and Seller under this Contract.

                 SECTION 19.08. Computation of Time. Any reference herein to time periods of less than six (6) days shall exclude Saturdays, Sundays and legal holidays in the computation thereof. Any time period provided for in this Contract which ends on a Saturday, Sunday or legal holiday shall extend to 5:00 p.m. on the next full business day.

                 SECTION 19.09. Successors and Assigns. This Contract shall inure to the benefit of and be binding upon the permitted successors and assigns of the parties hereto.

                 SECTION 19.10. No Party Draftsman. This Agreement has been drafted jointly by Buyer and Seller and, accordingly, shall not be construed or interpreted against either Buyer or Seller.

                 SECTION 19.11. No Third Party Benefitted. This Contract is solely for the benefit of the parties hereto and there shall be no third party beneficiaries of the terms hereof.


                                           ITT SHERATON CORPORATION,

                                             by /s/ Mark Thomas
                                               -------------------------
                                                Name:  Mark Thomas
                                                Title: Senior Vice President


                                           SHERATON SAVANNAH CORP.,
                                           SHERATON PEACHTREE CORP.,
                                           SHERATON CRESCENT CORP.,
                                           SHERATON DALLAS CORP.,

                                             by /s/ Mark Thomas
                                               -------------------------
                                                Name:  Mark Thomas
                                                Title: Senior Vice President

                                    SHERATON GATEWAY SUITES O'HARE
                                    INVESTMENT PARTNERSHIP,

                                       by SHERATON O'HARE CORP.,
                                          as General Partner,

                                          by /s/ Mark Thomas
                                             -----------------------------
                                             Name:  Mark Thomas
                                             Title: Senior Vice President


                                    FELCOR SUITES LIMITED PARTNERSHIP,


                                       by FELCOR SUITE HOTELS, INC.,
                                          a Maryland corporation,
                                          general partner, as Buyer,

                                          by /s/ Thomas J. Corcoran, Jr.
                                             -----------------------------
                                             Name:  Thomas J. Corcoran, Jr.
                                             Title: President

                                    COMMONWEALTH LAND TITLE INSURANCE
                                    COMPANY (as to only those sections of
                                    the Contract pertaining to the Escrow
                                    Agent's rights and responsibilities),
                                    as Escrow Agent,

                                       by  /s/ Le Ann Turrentine
                                          --------------------------------
                                          Name:  Le Ann Turrentine
                                          Title: Assistant Vice President

                                                                       EXHIBIT A





                               Title Descriptions


                           **INTENTIONALLY OMITTED**

                                                                       EXHIBIT B





                              Liens and Exceptions


                           **INTENTIONALLY OMITTED**

                                                                       EXHIBIT C





                               Assumed Contracts


                           **INTENTIONALLY OMITTED**

                                                                       EXHIBIT D





                              Options on Property


                           **INTENTIONALLY OMITTED**

                                                                       EXHIBIT E





                               Delivered Records


                           **INTENTIONALLY OMITTED**

                                                                       EXHIBIT F





                          Form of Estoppel Certificate


                           **INTENTIONALLY OMITTED**

                                                                       EXHIBIT G





                                   Litigation


                           **INTENTIONALLY OMITTED**

                                                                       EXHIBIT H





                              1997 Capital Budget


                           **INTENTIONALLY OMITTED**

                                                                       EXHIBIT I





                             1997 Operating Budget


                           **INTENTIONALLY OMITTED**

                                                                       EXHIBIT J





                           **INTENTIONALLY OMITTED**

                                                                       Exhibit K





                              MANAGEMENT AGREEMENT

                                      for

                           SHERATON ___________ HOTEL





                                 June __, 1997

                               TABLE OF CONTENTS

         RECITALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

I.       TERM SHEET . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

II.      APPOINTMENT OF THE OPERATOR  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 2.1        Appointment.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

III.     TERM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 3.1        Term. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 3.2        Extensions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

IV.      FEES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 4.1        Operator's Fees.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 4.2        Payment of Fees.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 4.3        Subordination of Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 4.4        Adjustment of Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

V.       OBLIGATIONS OF OPERATOR  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 5.1        Operator's Obligations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                            a.    Standard of Operation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                            b.    System Support. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                            c.    Consultation with Owner.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                            d.    Marketing.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                            e.    Centralized Services. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                            f.    Insurance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                            g.    Remittance of Funds.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

VI.      OBLIGATIONS OF THE OWNER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 6.1        Owner's Obligations.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                            a.    Maintenance of the Hotel.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                            b.    Consultation with Operator. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                            c.    Expenses and Liabilities; Operating

                                   Losses.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                            d.    Payment of Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                            e.    Working Capital.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                            f.    Title; Maintenance of Ownership.  . . . . . . . . . . . . . . . . . . . . . . . . . . 7

VII.     OPERATION OF THE HOTEL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 7.1        Operator as Agent of Owner. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                 7.2        Employment Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                            7.2.1 General.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                            7.2.2 Union Relations.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                            7.2.3 Stays by Operator Employees.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                            7.2.4 Employees of Owner. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                            7.2.5 Employee Benefits.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 7.3        Operating Plan; Rates.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                            7.3.1 Operating Plan. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                            7.3.2 Failure to Approve Operating Plan.  . . . . . . . . . . . . . . . . . . . . . . . .  10
                            7.3.3 Budget Variances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                            7.3.4 Rates.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 7.4        Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                            7.4.1 Leases, Licenses, Concessions.  . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                            7.4.2 Contracts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 7.5        Marketing and Advertising.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                            7.5.1 Marketing.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                            7.5.2 Advertising Costs.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 7.6        Centralized Services. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 7.7        Purchasing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 7.8        Repairs, Maintenance and Capital
                                  Improvements.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                            7.8.1 Repairs and Maintenance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                            7.8.2 Structural Repairs, Changes,
                                           Extraordinary Repairs and Replacements.  . . . . . . . . . . . . . . . . .  15
                            7.8.3 Capital Improvements by Owner.  . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                            7.8.4 Capital Improvements by Operator. . . . . . . . . . . . . . . . . . . . . . . . . .  16
                            7.8.5 Operator Rights.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 7.9        Books and Records; Financial Statements;
                                  Bank Accounts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                            7.9.1 Books and Records.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                            7.9.2 Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                            7.9.3 Bank Accounts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 7.10       Funding Requirements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                            7.10.1 Funding of Reserve Fund. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                            7.10.2 Use and Disbursal of Fund. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 7.11       Technical Assistance by Operator and its
                                  Affiliates. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 7.12       Liquor Licenses.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 7.13       Standards.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

VIII.    EVENTS OF DEFAULT; REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 8.1        Events of Default.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 8.2        Notice and Right to Cure. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 8.3        Additional Owner Termination Rights.  . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 8.4        Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

IX.      TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 9.1        Obligations Upon Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 9.2        Use of Sheraton Name. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

X.       DAMAGE AND DESTRUCTION; CONDEMNATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 10.1       Damage or Destruction.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 10.2       Condemnation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

XI.      ASSIGNMENT AND TRANSFER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 11.1       Sale, Lease or Assignment by Owner. . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                            11.1.1 Owner's Right to Assign. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                            11.1.2 Owner's Right to Sell. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                            11.1.3 Notice of Sale or Assignment.  . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 11.2       Assignment by Operator. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 11.3       Liability After Assignment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

XII.     INSURANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 12.1       Owner Insurance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 12.2       Operator Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 12.3       Waiver of Subrogation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 12.4       Separate Operator Insurance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

XIII. INTELLECTUAL PROPERTY; TRADE NAMES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 13.1       Use of Intellectual Property. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 13.2       Hotel Name. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 13.3       Hotel Logo Goods. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

XIV.     CLAIMS AND INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 14.1       Claims and Liability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 14.2       Indemnification in favor of Owner.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 14.3       Indemnification in favor of Operator. . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 14.4       Limitation with respect to good faith acts. . . . . . . . . . . . . . . . . . . . . . . .  30
                 14.5       Survival. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

XV.      MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 15.1       Casino. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 15.2       Financings and Offerings of Owner or its
                                  Affiliates. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 15.3       Notices.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 15.4       Arbitration.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 15.5       Performance During Disputes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 15.6       Events of Force Majeure; Emergencies;
                                  Compliance with Laws. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

                 15.7       Gaming Licensure Issues and Compliance with
                                  Any Laws or Regulations Applicable to Operator. . . . . . . . . . . . . . . . . . .  34
                 15.8       Employment Solicitation Restriction
                                  Upon Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 15.9       Set-off.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 15.10      Press Releases. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 15.11      Consents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 15.12      Partial Invalidity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 15.13      Further Actions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 15.14      Paragraph Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 15.15      Governing Law.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 15.16      Entire Agreement; Owner has not relied
                                  on representations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 15.17      Benefits of Agreement; No Third-Party
                                  Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 15.18      Cooperation with FelCor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36


Exhibits and Schedules

Exhibit A-       Legal Description of the Premises
Exhibit B-       Definitions
Exhibit C-       Insurance Requirements
Exhibit D-       Centralized Services and Programs

         This MANAGEMENT AGREEMENT (this "Agreement") is made as of the Effective Date, by and between FCH/[ ] LEASING, L.L.C., a Delaware limited liability company ("Owner"), and SHERATON OPERATING CORPORATION, a Delaware corporation ("Operator").

                                    Recitals

         WHEREAS Owner owns a leasehold interest in a first-class hotel on the land described as set forth in Exhibit A;

         WHEREAS Operator is a wholly owned subsidiary of ITT Sheraton Corporation ("Sheraton"), which is in the business of and experienced in the ownership, management and operation, by itself and through subsidiaries, of hotels and resorts throughout the world; and

         WHEREAS Owner desires to obtain the benefits of Sheraton expertise by authorizing Operator to operate, direct, manage and supervise the Hotel, subject to the rights and obligations of Owner as hereinafter set forth, and Operator, for a fee, wishes to assume said responsibility.

         NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Owner and Operator agree as follows:

                                   ARTICLE I

                                   Term Sheet


Definitions:                All capitalized terms used herein shall have the
                            meanings set forth in Exhibit B.

Effective Date:             As of June ___, 1997.

Owner's notice address:     FCH Leasing/ITT, L.L.C.
                            Attention: General Counsel
                            545 East John Carpenter Freeway Suite 1300
                            Irving, Texas 75062
                            Telephone: (972) 444-4900
                            Telecopy: (972) 444-4949

Operator's notice
address:                    Sheraton Operating Corporation
                            Attention: General Counsel
                            60 State Street
                            Boston, MA 02109
                            Telephone: (617) 367-3600
                            Telecopy: (617) 367-5626

Name of Hotel:              Sheraton _______ Hotel

Term: Commencing on the Effective Date and expiring at 11:59 p.m. on the twentieth anniversary of the last day of the month preceding the Effective Date.

Basic Fee:                  Two percent (2%) of Total Revenue for each
                            Accounting Period of the Operating Term.

Incentive Fee:              See definition on Exhibit B.

Initial Working Capital:    $25,000.00

Annual Reserve
Fund Contribution:          Four (4%) percent of Room Revenues (as defined in
                            the Lease Agreement in effect as of the Effective
                            Date.)

                                   ARTICLE II

                          Appointment of the Operator

         2.1 Appointment. Owner hereby appoints Operator as its agent and the exclusive operator of the Hotel, and Operator hereby accepts its appointment as Owner's agent and as the exclusive operator of the Hotel, and each party undertakes and agrees to perform all of its obligations set forth herein and to comply with all the provisions of this Agreement. Subject to all of the terms and conditions of this Agreement, Operator shall be responsible for and shall direct the day-to-day operations and activities of the Hotel, establishing all policies and procedures relating to the management and operation of the Hotel, including, without limitation, the determination of salaries, benefits and labor policies (including the hiring, transfer and discharge of all Hotel employees), credit policies (including entering into agreements with credit card organizations), entertainment and amusements, purchasing, ordinary repairs and maintenance, legal proceedings, terms of admittance, charges for rooms, food and beverage policies, and all phases of sales, marketing, advertising, promotion and publicity related to the Hotel. If the revenues or lease payments made in connection with any restaurant space operated or leased by Operator are less than the sum of the direct expenses and overhead allocable to such space for the period of any Fiscal Year (all as reasonably determined in good faith by the mutual agreement of Owner and Operator), Owner shall have the right to remove the Operator from operating or leasing such space.

                                  ARTICLE III

                                      Term

         3.1 Term. The Term of this Agreement shall be a period commencing on the Effective Date continuing for a term of years as set forth in the Term Sheet.

         3.2 Extensions. The Term may be extended beyond the initial Term only upon the mutual agreement in writing of Operator and Owner.

                                   ARTICLE IV

                                      Fees

         4.1 Operator's Fees. During each Fiscal Year of the Operating Term (and proportionately for any partial Fiscal Year), Operator shall pay itself from the Bank Account for services rendered under this Agreement, the Basic Fee and the Incentive Fee.

         4.2 Payment of Fees. On or before the fifth day of each Accounting Period during the Operating Term, Operator (1) shall pay itself the Basic Fee for the preceding Accounting Period, and (2) shall either (a) pay itself the Incentive Fee based on the Net Income of Owner for that portion of the current Fiscal Year which ended on the last day of the preceding Accounting Period to the extent such fee is reasonably expected to be earned, or (b) return to the Bank Account any excess Incentive Fee which Operator has already received in respect of such period, all as reasonably determined by Operator from the Books and Records. To the extent that there may be insufficient funds in the Bank Account for such payments, Owner shall pay to Operator forthwith on demand any insufficiency in the Basic Fee and Incentive Fee.

         4.3 Subordination of Fees. For the period from the Effective Date through December 31, 1998, Operator's right to payment of the Basic Fee shall be subordinated to the payment of all rent and other amounts payable by Owner under the Lease Agreements. Any such Basic Fees that are paid during the period from the Effective Date through December 31, 1998, in violation of such subordination shall not be deemed to be earned by Operator and shall be returned to Owner. Any such Basic Fees that are not paid by Owner during the period from the Effective Date through December 31, 1998 as a result of such subordination shall not be deemed to be earned by Operator. For the period from January 1, 1999 through the balance of the Operating Term, the Basic Fee shall have a first priority of payment over all rent and other amounts payable by Owner under the Lease Agreements.

         4.4 Adjustment of Fees. At the end of each Fiscal Year during the Operating Term and following receipt by Owner of the annual audit, an adjustment will be made based on such audit, if necessary, so that Operator shall have received its proper Basic Fee and Incentive Fee as hereinabove specified for the said Fiscal Year. Within thirty (30) days of receipt by Owner of such audit, Operator shall either (a) place in the Bank Account or remit to Owner, as appropriate, any excess amounts it may have received as fees during such Fiscal Year, or (b) be paid out of the Bank Account or by Owner, as appropriate, any deficiency in the amounts it shall have received as such fees, whichever the case may be.


                                   ARTICLE V

                            Obligations of Operator

         5.1 Operator's Obligations. Operator, in addition to the other obligations set forth in this Agreement, shall have the following obligations, subject to Owner making available adequate funds (if not produced by Hotel operations) for such purposes:

                 a. Standard of Operation. Operator shall manage and operate the Hotel, subject to the terms and conditions of this Agreement, as a first-class hotel consistent with the operation of similar hotels managed by Operator in the same geographical area and subject to the facilities and condition of the Hotel from time to time.

                 b. System Support. In accordance with the terms of this Agreement, Operator from time to time or upon reasonable request from Owner shall arrange for the Hotel to receive the benefits of Sheraton division or regional headquarters operating reviews which will monitor and analyze Hotel operating activities, or particular elements thereof and, when appropriate offer advice, guidance and specific recommendations. Such reviews may take place at Owner's request as often as quarterly in each Fiscal Year.

                 c. Consultation with Owner. Operator shall routinely consult with Owner as to its activities hereunder and shall keep Owner generally apprised of the state of operations at the Hotel. Operator shall be available to consult with and advise Owner, at Owner's reasonable request, concerning all policies and procedures affecting all phases of the conduct of business at the Hotel.

                 d. Marketing. Operator shall arrange and contract for all advertising and other marketing activities which Operator reasonably believes to be appropriate for the operation of the Hotel, in accordance with Section 7.5.

                 e. Centralized Services. Operator shall enroll the Hotel in the available Centralized Services in accordance with Section 7.6.

                 f. Insurance. Operator shall obtain the Operator Insurance, as required by Section 12.2.

                 g. Remittance of Funds. On or before the last day of each Accounting Period during the Operating Term, after payment of Operator's Basic Fee and Incentive Fee for the preceding Accounting Period, payment into the Reserve Account, and retention of working capital sufficient to assure the uninterrupted and efficient operation of the Hotel for the foreseeable future, which retention shall be generally consistent in amount with the level of working capital reserves previously maintained by the Hotel prior to the Effective Date (including, if available and requested by Owner, payment of premiums for Owner Insurance, Property Taxes, and Owner's debt service), Operator shall transfer all remaining funds into the Bank Account or another account designated by Owner.


                                   ARTICLE VI

                            Obligations of the Owner

         6.1 Owner's Obligations. Owner, in addition to the other obligations set forth in this Agreement, shall have the following obligations:

                 a. Maintenance of the Hotel. Owner shall at all times take such actions as shall be necessary to maintain the Hotel as a first-class hotel and in compliance with all applicable laws and regulations.

                 b. Consultation with Operator. Owner shall be available to consult with and advise Operator, at Operator's reasonable request, concerning all policies and procedures affecting all phases of the conduct of business at the Hotel. Owner shall not intercede in the day-to-day operations of the Hotel and shall direct all contacts and communications (other than required notices, statements and demands, which shall be given pursuant to Section 15.3 hereof) concerning operation of the Hotel only to the General Manager of the Hotel and/or the Sheraton area or regional manager responsible for the Hotel.

                 c. Expenses and Liabilities; Operating Losses. Owner shall have exclusive financial responsibility for all expenses, debts and liabilities, including employment related expenses and liabilities, incurred by Operator in performing its duties hereunder, and, except as set forth in
Section 14.2 hereof, Operator shall not be liable for any such obligations by reason of its management, supervision, direction and operation of the Hotel for Owner. Operator may so inform third parties with whom it deals and may take any other reasonable steps to carry out the intent of this paragraph. Owner acknowledges that, upon termination of this Agreement for any reason, all such debts and liabilities, and any which may specifically arise by virtue of such termination, are expressly the debts and liabilities of Owner alone.

                 d. Payment of Taxes. Owner shall pay, not less than ten (10) days prior to the dates the same become delinquent (with the right to pay the same in installments to the extent permitted by law) all Property Taxes. Owner shall furnish Operator, not less than ten (10) days prior to the respective dates such taxes will become delinquent, proof of payment thereof in form satisfactory to Operator, in default whereof Operator: (a) may pay any such taxes on Owner's behalf, (b) shall be reimbursed forthwith by Owner for all sums so expended, and (c) may withdraw such sums for reimbursement from the Bank Account.

                 e. Working Capital. Owner will provide Operator with the Initial Working Capital on the Effective Date; and thereafter from time to time throughout the Operating Term, if and as requested by Operator, Owner shall promptly furnish to Operator funds which shall be generally consistent in amount with the level of working capital reserves previously maintained at the Hotel prior to the Effective Date and which shall be sufficient in amount to constitute normal working capital for the uninterrupted and efficient operation of the Hotel, including payment of all Operating Expenses and current funding of Operator's Basic Fee and of the Reserve Fund (and, if requested by Owner, payment of premiums for Owner's Insurance, Property Taxes, and Owner's debt service). If Operator deems such action necessary, it may use the funds in the Reserve Fund to defray Operating Expenses of the Hotel, and Owner shall replace all such funds promptly on demand. Operator shall in no event be required to advance any of its own funds for the operation of the Hotel, nor to incur any liability in connection therewith. However, if Operator shall at any time elect to advance any funds in payment of Operating Expenses, which Operator shall have the right but not the obligation to do, Owner shall repay Operator on demand all of such funds, with interest at a rate of ten percent (10%) per annum.

                 f. Title; Maintenance of Ownership. Owner covenants and agrees that it has, and that throughout the Operating Term it will maintain full ownership of the Hotel and every component part hereof (or if Owner's right and interest in the Premises or the Building and Appurtenances is derived through a lease or other agreement, Owner agrees to keep and maintain said lease or other agreement in full force and effect throughout the Operating Term), free and clear of all liens and encumbrances except those approved in writing by Operator or which do not materially affect the operation of the Hotel. Owner covenants that Operator, upon fulfilling its obligations hereunder, shall and may peaceably and quietly possess, manage and operate the Hotel during the Operating Term, and Owner will at its own expense undertake and prosecute any appropriate action, judicial or otherwise, to assure such peaceful and quiet possession by Operator. Owner further agrees that throughout the Operating Term it will pay, keep, observe and perform all payments, terms, covenants, conditions and obligations required under any lease, mortgage, or other agreement creating a lien on the Hotel or any component part thereof. Owner shall provide or cause to be provided to Operator evidence of the ownership interest and title of Owner and its Affiliates with respect to the Premises as Operator may reasonably require from time to time.

                                  ARTICLE VII

                             Operation of the Hotel

         Subject to the applicable Approved Operating Plan and provided funds are made available therefor, Operator shall, as agent of Owner and in the name of Owner, perform the following services, or cause the same to be performed for the Hotel:

         7.1 Operator as Agent of Owner. In the performance of its duties as Operator of the Hotel, Operator shall act solely as agent of Owner, and Operator may so inform third parties with whom it deals on behalf of Owner. Nothing herein shall constitute or be construed to be or create a partnership or joint venture between Owner and Operator. Owner acknowledges that this Agreement is a management service contract which is irrevocable and non-terminable by Owner except as expressly set forth herein. Owner and Operator each acknowledge that it has significant and substantial duties, powers and obligations under the terms hereof relating to the ultimate success of the Hotel.

         7.2 Employment Matters.

                 7.2.1 General. Operator shall hire, discharge, promote and supervise the Hotel's general manager and other senior staff, and shall supervise through such staff the hiring, discharging, promotion and work of all other employees of the Hotel. Operator shall consult with Owner prior to appointing any new or substitute general manager at the Hotel and Owner shall have the right to approve any such appointment, such approval not to be unreasonably withheld or delayed, provided, however, that Owner may not reject more than three candidates for such position. Costs associated with the recruitment and relocation to the Hotel (but not outgoing relocations) of any Hotel employee (i) shall be an Operating Expense if such employee is employed by Operator at the Hotel for a period of at least 24 months and (ii) shall be prorated as an Operating Expense based on the number of months such employee has been employed at the Hotel divided by 24 if such employee has been employed at the Hotel for a period less than 24 months. In connection with any termination of any of the Hotel personnel who are on Sheraton's payroll and who are entitled to termination benefits, the Hotel shall be responsible for the payment of severance payments to the extent of Sheraton's written severance policy, but only for that portion of such severance payment equal to a fraction, the numerator of which is the number of months the individual was employed at the Hotel during Owner's ownership thereof and the denominator of which is the total number of months the individual was employed by Sheraton and/or its Affiliates. Such payment shall be an Operating Expense.

                 7.2.2 Union Relations. Operator, with the participation, advice, assistance and cooperation of Owner, and using counsel mutually designated by and representing Owner and Operator, shall negotiate with any labor unions representing employees of the Hotel including, without limitation, negotiations with any labor union as to the terms of any applicable collective bargaining agreement or labor contract. The cost and expenses of such counsel shall be an Operating Expense. When Hotel employees are included in or covered by any pension and/or retirement, disability, health, welfare or other benefit plans pursuant to a collective bargaining agreement or labor contract, Owner shall be solely responsible for any plan contributions and/or other obligations or liabilities arising thereunder, and Operator shall pay such items out of the Bank Account on behalf of Owner as an Operating Expense. In addition, if there is negotiation of a labor contract with a union or unions representing Hotel employees and such negotiation is conducted in the city or local area of the Hotel on an association basis, and Operator believes being a member of such association is desirable, then the Operator may seek to enroll the Hotel as a member of the association and any costs associated with such membership shall be an Operating Expense.

                 7.2.3 Stays by Other Operator Employees. Employees of Operator or its Affiliates who travel to the Hotel to perform technical assistance or other services shall be permitted, without charge, to stay at the Hotel and use its facilities (including food and beverage consumption). Other employees of Operator or its Affiliates shall be permitted to stay at the Hotel for non-business purposes at reduced rates in accordance with Sheraton's policies with respect to such stays in effect from time to time.

                 7.2.4 Employees of Owner. Each Hotel employee shall be an employee of Operator. Every person performing services in connection with this Agreement, including any agent or employee of Operator, Sheraton or their Affiliates or any agent or employee of Owner hired by Operator, shall be acting as the agent of Owner.

                 7.2.5 Employee Benefits. Operator, in its discretion, may enroll the Hotel employees in (and remove them from) pension, medical and health, life insurance and similar employee benefit plans, including multi-employer plans. Such plans may be joint plans for the benefit of employees at more than one hotel owned, leased or managed by Sheraton or any of its Affiliates. Employer contributions to such plans, reasonable administrative fees which Operator may expend in connection therewith, and any liabilities relating to multi-employer pension or welfare plans will be Operating Expenses hereunder. The contributions, administrative expenses and liabilities of any joint plans will be equitably apportioned by Sheraton among covered properties.

         7.3 Operating Plan; Rates.

                 7.3.1 Operating Plan. Not later than sixty (60) days prior to the commencement of each Fiscal Year (commencing with the Fiscal Year beginning January 1, 1998), Operator shall submit to Owner a detailed annual budget for the operation of the Hotel in the form generally used by Sheraton from time to time in accordance with Sheraton policy relating to all managed hotels in the Sheraton system, together with the assumptions on the basis of which such budget and schedules were prepared in narrative form (collectively, the "Operating Plan"). The Operating Plan shall also include a proposed budget for capital improvements during such succeeding Fiscal Year as set forth in Section
7.8.4. During the preparation of the Operating Plan, Operator will solicit comments and suggestions from Owner regarding the Operating Plan, which Operator shall reasonably consider in preparation of the Plan. Owner shall have the right to request such additional information and detail with respect to the Operating Plan as may be reasonable, and Operator shall promptly provide such additional information and detail. Operator will review the Operating Plan with Owner, and subject to the Owner's written approval, which approval shall be subject to the terms and conditions of this Agreement and shall not be unreasonably withheld or delayed for more than thirty (30) days, Operator shall implement the same for the forthcoming Fiscal Year (during which period the same shall be referred to as the "Approved Operating Plan").

                 7.3.2 Failure to Approve Operating Plan. If the Owner does not approve or disapprove the Operating Plan in writing within such thirty (30) day period, Owner shall be deemed to have approved the Operating Plan for the relevant Fiscal Year, and such plan shall be the Approved Operating Plan. In the event Owner disapproves the Operating Plan, or any component thereof, Owner shall provide Operator with written notice thereof within such thirty (30) day period in reasonable detail specifying those items of the Operating Plan which Owner disapproves and the reasons for such disapproval. In such event, the disputed budget item(s) shall be replaced for the Fiscal Year by an amount equal to such budget item for the prior Fiscal Year, subject to escalation thereof by a percentage equal to the percentage increase during the immediately preceding Fiscal Year in the Consumer Price Index, and Operator or Owner may request that the parties' disagreement be submitted to arbitration pursuant to
Section 15.4. As so modified, such plan shall be deemed to be the Approved Operating Plan. Although the Operating Plan will represent Operator's reasonable estimates relating to the matters contained therein, it will contain estimates only and Operator makes no representations, assurances or guarantees that the actual performance of the Hotel shall correspond to such estimates.

                 7.3.3 Budget Variances. After an Operating Plan has been approved by Owner or has otherwise become the Approved Operating Plan pursuant to the terms of the preceding paragraph, during the Fiscal Year in which an Approved Operating Plan is applicable, Operator shall operate and manage the Hotel in accordance with the Approved Operating Plan and, except as set forth below, Operator will not make expenditures, without Owner's prior written approval, which exceed a total of 110% of the aggregate budgeted amount in the Approved Operating Plan (excluding amounts budgeted for Capital Expenditures). Notwithstanding the foregoing, in the event actual Total Revenue for any Fiscal Year exceeds (or is reasonably projected to exceed) the Total Revenue for such Fiscal Year contemplated in the Approved Operating Plan, the aggregate budgeted amount with respect to expenditures which are reasonably anticipated to increase in connection with increases in Total Revenue will automatically be increased by a percentage which is determined by dividing the actual or reforecasted Total Revenue by the Total Revenue which was contemplated in the Approved Operating Plan. In such event, Operator shall promptly give Owner written notice of such automatic increase, and the basis for such revenue projections. Owner and Operator on a quarterly basis during the Fiscal Year in which the Operating Plan is applicable will meet to review the operating performance of the Hotel as compared to the Approved Operating Plan and will make such modifications thereto as shall be reasonable in the circumstances. In addition to the foregoing, Operator shall have the right to depart from the Approved Operating Plan in the event such departure is necessary in view of reasonably unforeseen circumstances such as, but not limited to, the costs of labor, material, services, utilities and supplies, casualties, force majeure, operation of law or economic market conditions, provided that Operator shall notify Owner in writing of any such departure as soon as is practicable.

                 7.3.4 Rates. As part of the Operating Plan, Operator will submit to Owner the rates to be published and charged to members of the general public for normal transient occupancy of the various categories of rooms and suites in the Hotel during such Fiscal Year. It is understood that such rates will not apply to group business or other categories of business to which Operator may afford a lower rate and that in its discretion Operator may from time to time permit individuals to occupy rooms or suites at the Hotel at complimentary rates or at rates lower than such published rates.

         7.4 Agreements.

                 7.4.1 Leases, Licenses, Concessions. Operator as agent for Owner shall enter into, terminate, amend and modify leases with respect to the commercial, retail and office space in the Hotel and concessions or other arrangements with respect to other non-guestroom space and facilities at the Hotel, subject to Owner's prior approval with respect to the entering into, termination or any material amendment or modification of any such lease which has a term greater than one year. Operator shall also enter into, terminate, amend and modify equipment leases with respect to the FF&E, as shall be reasonably necessary for the proper operation of the Hotel, provided that Owner's approval shall be required prior to entering into any equipment lease requiring aggregate rent payments in excess of $25,000 and any termination or material modification of any equipment lease requiring aggregate rent payments in excess of $25,000; provided, that the foregoing amounts may be redetermined by agreement from time to time to reflect increases in the cost of living, and shall in any event be increased automatically in each Fiscal Year by the same percentage as the increase from the Effective Date in the Consumer Price Index;

                 7.4.2 Contracts. Operator as agent for Owner shall enter into, terminate, amend and modify contracts for the furnishing of utilities, maintenance, supplies, consumables and other services to the Hotel (including, without limitation, telephone, television, satellite, cable, and pay-per-view services), as shall be reasonably necessary for the proper operation and maintenance thereof, provided that Owner's prior approval shall be required (x) prior to entering into any contract requiring aggregate payments in excess of $25,000 or which is for a term of longer than one (1) year and (y) prior to any termination or material modification of any contract requiring aggregate payments in excess of $25,000 or which is for a term longer than one (1) year, other than (i) Centralized Services, (ii) utilities and (iii) expenses related to employee benefits provided for hereunder; provided, that the foregoing amounts may be redetermined by agreement from time to time to reflect increases in the cost of living, and shall in any event be increased automatically in each Fiscal Year by the same percentage as the increase from the Effective Date in the Consumer Price Index.

         7.5 Marketing and Advertising.

                 7.5.1 Marketing. The Sheraton system of hotels is comprised of several separate and distinct brands. The marketing and advertising of the Hotel will be consistent with other hotels in the Sheraton system utilizing the same brand and the Hotel in its marketing and advertising will use the graphics standards consistent with its brand identity as such graphics standards are determined from time to time by Sheraton. Operator as agent for Owner shall arrange and contract for all advertising and marketing for the Hotel, including, without limitation, media, internal hotel collateral, yellow pages and Internet. The Hotel shall participate in Sheraton marketing programs (including, without limitation, Sheraton Club International and airline frequent traveler programs in which Sheraton participates), and in Sheraton's Cooperative Marketing Program, pursuant to which the Hotel shall contribute at the current rate of one percent (1%) of Room Revenues (as such term is defined in the Lease Agreement in effect on the Effective Date) for each Operating Year to be used in local, regional and/or national advertising of the Hotel as part of the Sheraton hotel system in advertisements relating to multiple Sheraton hotels. The aforesaid rate may be subject to change from time to time, provided such rate change is generally consistent throughout the affected division, brand or product segment. The Hotel will also participate in any new marketing programs instituted from time to time, provided that such programs are instituted generally on a system-wide basis or to distinct sub-groups of properties in the Sheraton system in the country, state or area in which the Hotel is located.

                 7.5.2 Advertising Costs. As part of the Operating Plan, Operator shall deliver to Owner a budget of the estimated advertising costs of the Hotel for the succeeding Fiscal Year (commencing with the Fiscal Year beginning January 1, 1998). Such advertising costs shall require Owner's approval to the extent they exceed, in the aggregate, a sum equal to 3% of the Total Revenue of the Hotel (inclusive of contributions to the Cooperative Marketing Program, as described above) for the previous Fiscal Year (or, for the first full Fiscal Year, and any initial partial Fiscal Year, a sum equal to 3% of the projected Total Revenue for such periods), which approval shall not be unreasonably withheld.

         7.6 Centralized Services. Operator shall cause Sheraton and/or its Affiliates to furnish to the Hotel the benefits of the "Centralized Services", which phrase shall mean (a) those services, programs and group benefits as are described in Exhibit D (for so long as such services are offered generally within the Sheraton system), and (b) such additional services, programs or group benefits as are, from time to time, provided generally to all or distinct sub-groups of properties in the Sheraton system in the country, state or area in which the Hotel is located, and Owner hereby agrees that Operator may in its discretion cause the Hotel to participate in any or all such Centralized Services. Operator and its Affiliates shall be entitled to be paid for the existing Centralized Services based on the charges set forth on Exhibit D (as such charges may be increased to reflect increases in the Consumer Price Index from the Effective Date and to reflect specific increases in the costs of operating, maintaining and upgrading such services) and for any new Centralized Services based on Sheraton's reasonable estimate of the costs and expenses which will be incurred in providing such services on a system-wide basis to Sheraton hotels, which estimate of costs may include, without limitation, salaries (including payroll taxes and employee benefits) of employees of Sheraton and its Affiliates, overhead, recovery of development costs, promotion, costs of operating, upgrading and maintaining such services, and costs of all equipment employed in the rendition of such services. The Hotel's costs for participating in such Centralized Services shall be determined in an equitable manner and on the same basis as allocated or charged to other Sheraton hotels. In addition, if equipment is installed and maintained at the Hotel in connection with the rendition of any Centralized Services, all costs thereof will be paid by Owner and charged to the operation of the Hotel either as an Operating Expense (and Operator may pay for same from the Bank Account) or over a period of years, as determined by Sheraton's independent public accountant.

         7.7 Purchasing. In its management of the Hotel hereunder, Operator may purchase goods, supplies and services (i) from or through Sheraton or any of its Affiliates, or (ii) by contracting directly with suppliers through regional or national purchasing contracts negotiated by Sheraton or its Affiliates, so long as the prices and terms thereof (inclusive of the fees described hereafter) are competitive with the prices and terms of goods and services of equal quality available from others (including Owner or its suppliers); provided, however, if such goods or supplies are Capital Expenditures, the approval of Owner will be required in connection with any purchases made pursuant to clauses (i) or (ii) where such purchase exceeds the amount budgeted for such Capital Expenditure in an

Approved Operating Plan. Sheraton and its Affiliates may receive (i) fees from the Hotel for the negotiation of the purchasing contracts described above, and/or (ii) rebates or other payments from suppliers in connection with direct purchases from such independent suppliers of goods, supplies and services, so long as the prices and terms thereof after taking into account such fees and rebates are competitive with the prices and terms of goods and services of equal quality available from others (including Owner or its suppliers). Any fees charged to the Hotel shall be on the same basis as is applicable to other hotels owned, leased or managed by Sheraton or its Affiliates.

         7.8 Repairs, Maintenance and Capital Improvements.

                 7.8.1 Repairs and Maintenance. Operator shall from time to time cause to be undertaken such repairs and maintenance as it reasonably determines to be necessary to keep the Hotel in a first-class condition (excluding structural or otherwise extraordinary repairs and changes to the Hotel, and extraordinary repairs to or replacement of equipment included in the definition of Building and Appurtenances all of which shall be paid for by the Owner and shall not be an Operating Expense), subject to the Owner providing the necessary working capital therefor, as required under this Agreement. If any such repairs or maintenance shall be made necessary by any condition against the occurrence of which Owner has received the guaranty or warranty of the builder of the Hotel or of any supplier of labor or materials for the construction of the Hotel, then Owner shall invoke said guarantees or warranties in Owner's name and at its own expense. Operator will cooperate fully with Owner in the enforcement thereof.

                 7.8.2 Structural Repairs, Changes, Extraordinary Repairs and Replacements. If structural repairs or other extraordinary repairs and changes to the Hotel, or extraordinary repairs to or replacements of any equipment included in the definition of Building and Appurtenances shall be required at any time during the Operating Term to maintain the Hotel as a first-class hotel or by reason of any laws, ordinances, rules or regulations now or hereafter in force, or by order of any governmental or municipal power, department, agency, authority or officer, or otherwise, or because Operator and Owner jointly agree upon the desirability thereof, then in such event all such repairs, changes or replacements shall be made by Owner and at Owner's sole expense, and shall be made with as little hindrance to the operation of the Hotel as possible.

Notwithstanding the foregoing, Owner shall have the right to contest the need for any such repairs, changes or replacements required by any law, ordinance, regulation or order of governmental authority and may postpone compliance therewith, if so permitted by law, but in each such event Owner shall protect Operator from any loss, cost, damage or expense which may result therefrom, such protection to be in a form satisfactory to Operator.

                 7.8.3 Capital Improvements by Owner. Owner may from time to time at its sole expense make such further alterations, additions or improvements in or to the Hotel as Owner shall determine, provided that Operator shall have the right to approve (which approval shall not be unreasonably withheld or delayed) any such alterations, additions or improvements which Operator reasonably believes could have an impact on the operation of the Hotel. Owner shall seriously consider any alterations, additions or improvements recommended by Operator.

                 7.8.4 Capital Improvements by Operator. Operator, at Owner's sole expense, may also make expenditures for capital improvements to the Hotel which are (i) included in the capital budget approved by the Owner as part of the Operating Plan and (ii) otherwise expressly approved in writing by Owner.

                 7.8.5 Operator Rights. The provisions of this Section 7.8 are without prejudice to any of Operator's rights or remedies arising out of any breach by Owner of its obligation under Section 6.1.a. to maintain a first-class hotel.

         7.9 Books and Records; Financial Statements; Bank Accounts.

                 7.9.1 Books and Records. Operator shall, for the account of Owner, keep full and adequate books of accounts and other records ("Books and Records") reflecting the results of operation of the Hotel on an accrual basis, all in accordance with the Uniform System and, if required, in accordance with any applicable laws and regulations; provided, that Operator may make such modifications in the Books and Records as are consistent with Sheraton's standard practice in accounting for its operations under management contracts generally, so long as such modifications do not affect the determination of Net Operating Income. Except for those of the Books and Records which may be kept in Sheraton's home office or other suitable location pursuant to the adoption of a central billing or accounting system, the Books and Records shall be kept at the Hotel. All Books and Records shall be available to Owner and its representatives at all reasonable times, upon reasonable notice, for examination, audit, inspection, copying and transcription. Upon any termination of this Agreement, the Books and Records shall be turned over to Owner so as to insure the orderly continuance of the operation of the Hotel, but shall thereafter be available to Operator at all reasonable times for examination, audit, inspection, copying and transcription for a period of ten (10) years.

                 7.9.2 Financial Statements. Operator shall deliver to Owner a profit and loss statement showing the results of the operation of the Hotel for the immediately preceding Accounting Period and for the Fiscal Year to date within fifteen (15) days from the end of such preceding Accounting Period. Such statement (a) shall be in the form customarily prepared by Operator or its Affiliates for other hotels managed by Sheraton, (b) shall be taken from the Books and Records, and (c) shall follow the general form set forth in the Uniform System. Operator shall instruct the Independent Public Accountant to deliver to Owner a certified profit and loss statement, within fifteen (15) days after the end of each Fiscal Year, showing the results of operations of the Hotel during such Fiscal Year. Owner shall be deemed to have waived any objections to said certified statement not specified to Operator in writing within one hundred and five (105) days of receipt thereof.

                 7.9.3 Bank Accounts. Except as expressly provided for in this Agreement, (i) all funds received by Operator in connection with the operation of the Hotel, including working capital furnished by Owner, shall be deposited in the Bank Account and (ii) all funds set aside for the Reserve Fund shall be deposited in the Reserve Account. Such funds shall not be commingled or otherwise mingled with Operator's other funds. The Bank Account will be established in Owner's name at a bank of Owner's selection with Owner's and Operator's designees being authorized signatories on said account. Operator shall be entitled to withdraw funds from the Bank Account, however, Operator's sole right to the funds in such accounts shall be to receive amounts the Operator is entitled to receive as expressly provided for in this Agreement. The Reserve Account will be established in Owner's name at a bank of Owner's selection with Operator's designees being the only authorized signatories on said account. Operator shall be entitled to withdraw funds from the Reserve Account as provided for in this Agreement.

         7.10 Funding Requirements.

                 7.10.1 Funding of Reserve Fund. During each Fiscal Year (and proportionately for any fraction thereof) there shall be deducted in monthly installments from Total Revenue, the amounts set forth in the Term Sheet for the Reserve Fund. The amounts so deducted shall be deposited in the Reserve Account and shall be recorded on the Books and Records as the Reserve Fund for Replacements, Substitutions and Additions to Furniture and Equipment. Interest on such account shall be credited to the Reserve Fund, but shall not reduce the required contributions thereto under this Agreement.

                 7.10.2 Use and Disbursal of Fund. Except as otherwise specified in this Agreement, the Reserve Fund shall be used solely for the purposes of replacing worn, damaged or obsolete furniture, furnishings and equipment utilized in the operation of the Hotel, or for the substitution of, or addition to, such items. Any expenditures for replacement or substitution of or additions to Furniture and Equipment made in any Fiscal Year up to the greater of either an amount equal to the total amount required to be placed in the Reserve Fund during each Fiscal Year, or the amount then accrued in the Books and Records for the Reserve Fund, in each case if in accordance with an Approved Operating Plan, shall be deemed to be made in the ordinary course and may be made by Operator without Owner's approval. Such expenditures shall be paid from the Reserve Account including any unused accumulation from prior years. Any proposed expenditures in any Fiscal Year from the Reserve Fund in excess of said amount shall be subject to Owner's approval. All proceeds from the sale of Furniture and Equipment no longer needed for the operation of the Hotel shall be credited to the Reserve Fund. All amounts remaining in the Reserve Fund at the close of each Fiscal Year shall be carried forward and retained until fully used as herein provided.

         7.11 Technical Assistance by Operator and its Affiliates. During the Term, Operator shall provide, or shall cause Sheraton or its Affiliates to provide, advisory, supervisory and control services and cost-benefit analyses with respect to the Hotel's operating departments and systems, including, without limitation, front office, food and beverage, management information systems, communications systems, purchasing, design and construction services and personnel, and general life safety and security consultation and advice. Such services shall be provided without additional charge to Owner, except that
(i) Owner shall be
charged for any services requested to be performed by Sheraton's design and construction technical assistance services personnel, including life safety and security consultation at Sheraton's rates then generally prevailing, (ii) with respect to stays by any other technical services personnel at the Hotel of more than a total of three (3) days in any one-year period, Owner shall reimburse Sheraton for the salary and benefits of such personnel for the period actually spent at the Hotel, and (iii) Owner shall reimburse Sheraton for out-of-pocket expenses (including, without limitation, travel expenses) with respect to such services, including the cost of any third-party consultants engaged for such purposes, and Owner shall pay for those items which are Centralized Services, in accordance with the terms of this Agreement. There shall be no charge to Owner for the operating reviews provided by supervisory operations personnel from regional and divisional headquarters, as set forth in Section 5.1b.

         7.12 Liquor Licenses. Operator shall assist Owner in making and prosecuting any applications required for approval of the transfer of all liquor licenses and alcoholic beverage licenses necessary to operate the restaurants, bars and lounges presently located within the Hotel.

         7.13 Standards. Owner acknowledges that Sheraton and Operator have and will from time to time establish and maintain operational policies and standards of quality, appearance and service, which shall be adhered to in the operation of the Hotel. Such policies and standards may be altered, modified, deleted or added to from time to time by Sheraton or Operator in order to maintain or improve the public image and reputation of the brand, and to anticipate or respond to changes in technology, the lodging industry, competition and guests, needs and expectations. As absolute uniformity of such policies and standards under many varying conditions may not be possible or practical in a particular case, Sheraton and Operator reserve the right, in their sole discretion, to vary standards for hotels within the system based on conditions which Sheraton determines to be important to the successful operation of the relevant hotel, provided, however, that the same varying standard will be uniformly applied to all Sheraton hotels.

                                  ARTICLE VIII

                          Events of Default; Remedies

         8.1 Events of Default. The following shall constitute events of default:

                 a. The failure of Operator to pay any amount to Owner provided for herein when the same is payable, or the failure of Owner to pay or furnish to Operator any amount Owner is required to pay or furnish to Operator in accordance with the terms hereof (including, without limitation, fees and working capital) when the same is payable or required to be furnished, or the failure of Owner to pay any amount payable to Sheraton or any of its Affiliates when such amount is payable.

                 b. The filing of a voluntary petition under 11 U.S.C. Section 101 et seq. (the "Bankruptcy Code") or any successor thereto or under any other federal or state insolvency law for liquidation or reorganization by either Owner or Operator.

                 c. The consent to an involuntary petition under the Bankruptcy Code or the failure to vacate within sixty (60) days from the date of entry of an order for relief thereunder or any other order approving an involuntary petition by either Owner or Operator.

                 d. The entry of an order for relief, judgment, or decree by any court of competent jurisdiction, on the application of a creditor, under the Bankruptcy Code against either Owner or Operator as a bankrupt or insolvent or approving a petition seeking reorganization, liquidation or appointment of a custodian, receiver, trustee or liquidator of all or a substantial part of such party's assets, and such order, judgment or decree shall continue without being stayed and in effect for a period of one hundred twenty (120) consecutive days.

                 e. The failure of either Owner or Operator to perform, keep or fulfill any of the other material covenants, undertakings, obligations or conditions set forth in this Agreement.

                 f. The failure of either Owner or Operator to pay its respective debts as they become due.

                 g. The failure of Owner to obtain new or reinstated liquor licenses. If the licenses for the sale of alcoholic beverages in the Hotel are at any time, without the fault of Operator, suspended, terminated or revoked and such suspension, termination or revocation shall continue in effect for a period of thirty (30) consecutive days, then, unless during such period Owner and Operator are able to negotiate a new fee structure and Operating Plan taking into account the loss of liquor revenues, such suspension, termination or revocation shall be a default hereunder.

                 h. The failure of Owner or any its Affiliates to comply with all of the provisions of Section 15.2 hereof.

         8.2 Notice and Right to Cure. In any of such events of default specified in Section 8.1, the non-defaulting party may give to the defaulting party notice of its intention to terminate this Agreement after the expiration of a period of (i) ten (10) days from the effective date of such notice in the case of a default pursuant to the provisions of Section 8.1(a) above and (ii) thirty (30) days in the case of any other default pursuant to
Section 8.1 and, upon the expiration of such period without such default being cured, the Operating Term shall expire; provided, however, in case of a default pursuant to the provisions of Section 8.1(h) above, Operator may elect, without limiting any other rights of Operator hereunder, to immediately terminate this Agreement without further notice or an opportunity to cure, if Operator determines in its sole discretion that any further delays would have a material adverse effect on Operator or Sheraton's reputation or name or would create a financial exposure to either, or to seek injunctive relief, the parties hereby agreeing that such a default would irreparably harm Operator and could not be adequately compensated through monetary damages. With respect to any default referred to in Section 8.1(e) above, if such default is not susceptible of being cured within such thirty (30) day period, the defaulting party shall undertake and continue action to cure such default with all due diligence until the same is cured, provided, however, such additional period of cure shall not in any event exceed ninety (90) days from the giving of such notice. Once cure has been effected as aforesaid such notice shall be of no further force and effect.

         8.3 Additional Owner Termination Rights. In addition to the rights contained in Sections 8.1 and 8.2, Owner shall have the right to terminate this
Agreement: (i) on the tenth anniversary of the Effective Date if the rental payments payable by Owner to FelCor pursuant to the Lease Agreements during the two then most recently completed

Fiscal Years provide FelCor with less than a 12% Cash-on-Cash Return; (ii) on the fifteenth anniversary of the Effective Date if the rental payments payable by Owner to FelCor pursuant to the Lease Agreements during the two then most recently completed Fiscal Years provide FelCor with less than a 12% Cash-on-Cash Return; (iii) if after the 1997 Fiscal Year the Initial Hotels fail to achieve for any two consecutive Fiscal Years either (a) 90% of their aggregate budgeted Net Operating Income (which budgets shall be mutually agreed to between Owner and Operator) or (b) 90% of the Star Report yield index calculated on an aggregate basis for the Initial Hotels based on the competitive set of the Hotels (which competitive set shall be mutually agreed to between Owner and Operator within 30 days from the Effective Date); or (iv) at the option of Owner, upon the occurrence of a Change of Control; provided, however, that Owner shall not have any termination rights pursuant to this
Section 8.3 if the conditions of clauses (i), (ii) or (iii) which gave rise to such termination rights would not have occurred but for the existence of a Force Majeure. If Owner elects to exercise any termination right set forth in this Section 8.3, Owner must give written notice of such election to Operator within thirty (30) business days of the date that Owner has received from Operator the certified profit and loss statement for the relevant Fiscal Year for each of the Initial Hotels (or, in the case of clause (iv), within 30 days of Owner's receipt of written notice of the applicable Change of Control). Upon receipt of such notice of election from Owner (other than with respect to clause

(iii)(b) or (iv) above), Operator and its Affiliates shall have the right within fifteen (15) business days following such notice to eliminate Owner's termination right with respect to such notice by paying to Owner the amount necessary to cure any shortfall in the rental payments or aggregate budgeted Net Operating Income of the Initial Hotels which gave rise to such termination right.

         8.4 Remedies. Owner's and Operator's rights of termination set forth above shall be in addition to, and not in lieu of, any and all other rights and remedies which such party shall have at law or in equity, including, without limitation, injunctive relief.


                                   ARTICLE IX

                                  Termination

         9.1 Obligations Upon Termination. Upon termination of this Agreement, Owner acknowledges and agrees as follows:

                 a. Owner is and will be responsible for and assumes (i) all obligations and liabilities under any and all contracts (including, but not limited to, collective bargaining agreements and pension plans, leases, licenses or concession agreements, maintenance and service contracts) in existence as of the date of the termination, (ii) all obligations and liabilities with respect to employees at the Hotel (including, but not limited to, applicable on-going health benefits, termination claims or benefits, workers' compensation claims and any retroactive premiums, and any obligations under any self-insurance program) and any and all other obligations or liabilities with respect to the operation of the Hotel, and (iii) all obligations and liabilities with respect to reservations or bookings for rooms, lodging, banquets, or other functions reserved in advance and made by Operator during the Operating Term even though the same may be for a period which occurs after the termination of this Agreement.

                 b. The termination of this Agreement shall not extinguish Owner's and Operator's obligations relating to (i) the payment of all sums due or to become due pursuant to this Agreement or any agreements entered into as a result of this Agreement, (ii) the provisions of Article XIV of this Agreement, or (iii) those provisions of this Agreement which, by their very terms (either expressly or implicitly), survive the termination of this Agreement.

                 c. Operator shall have the right to maintain a representative at the Hotel for a period of sixty (60) days after the date of termination for the purpose of finalizing the termination of this Agreement. During such sixty (60) day period, Owner will provide Operator's representative with a guest room and private office space at the Hotel at no charge unless such termination is the result of an event of default by Operator, in which case Operator shall bear the cost of such room and space. Operator's representative shall have access to the Hotel's books and records for the period up to the date of termination and shall also have the right to use the telephone, computer, copying and other office equipment of the Hotel during normal business hours and will pay the actual out-of-pocket costs associated with the use of such equipment.

         9.2 Use of Sheraton Name. Upon the termination of this Agreement, neither Owner nor any other owner or operator of the Hotel shall have the right to use the word "Sheraton" or any Sheraton trademarks, emblems, insignia, slogans or distinguishing characteristics in connection with the operation of the Hotel, except that Owner shall have the right to use all of the then existing Operating Equipment and Operating Supplies even though marked with the name "Sheraton," or with other Sheraton characteristics, until fully consumed, but in no event for a period in excess of sixty (60) days whereupon it shall destroy said identity items. Owner shall, at its own expense within five (5) days of the effective date of any termination or expiration of this Agreement, remove from the Hotel any signs or other indicia of any connection with the Sheraton hotel system. In the event Owner fails to remove such signs and other indicia within such five (5) day period, Operator shall have the right and Owner hereby grants Operator a license to enter upon the Premises and at Owner's expense to remove, or cause to be removed, such signs and indicia. Notwithstanding the foregoing, if within fifteen (15) days after termination Operator offers to buy any or all of said Operating Equipment and Operating Supplies bearing the name Sheraton or Sheraton trademarks, emblems, insignia or distinguishing characteristics, at the lesser of actual cost or fair market value, Owner shall cease to use same and shall sell same to Operator. In the event of any dispute as to fair market value, the Independent Public Accountant shall determine such value. Operator shall have the right to seek injunctive or other relief in a court of competent jurisdiction, to enforce the foregoing provisions, notwithstanding any arbitration provisions contained in this Agreement, the parties hereby agreeing that the failure of Owner to comply with this provision shall cause Operator irreparable harm which can not be fully compensated by monetary damages. Owner shall bear all of Operator's costs, including reasonable attorneys' fees, in connection with the enforcement of Operator's rights under this Article IX. The provisions of this Article IX shall survive termination of this Agreement.


                                   ARTICLE X

                      Damage and Destruction; Condemnation

         10.1 Damage or Destruction. If the Hotel or any portion thereof shall be damaged or destroyed at any time or times during the Operating Term by fire, casualty or any other cause, Owner will, at its own cost and expense and with due diligence, repair, rebuild or replace the same so that after such repairing, rebuilding, or replacing, the Hotel shall be substantially the same as prior to such damage or destruction. If Owner fails to undertake such work within ninety (90) days after the fire or other casualty, or shall fail to complete the same diligently, Operator may, at its option, terminate this Agreement by written notice to Owner, effective as of the date sent. Notwithstanding the foregoing, if the Hotel is damaged or destroyed to such an extent that the cost of repairs or restoration, as reasonably estimated by Operator, exceeds one-third of the original cost of the Hotel, Operator may terminate this Agreement by written notice to Owner, or Owner may, if it determines not to repair, rebuild or replace the Hotel, as aforesaid, terminate this Agreement by such notice to Operator. In the event Owner is not required to repair, rebuild or replace the Hotel under the terms hereof, but nevertheless determines at any time within three (3) years after the date of such casualty to so repair, rebuild or replace the Hotel, then Operator may reinstate this Agreement by written notice to Owner within sixty (60) days after the later of: (a) the commencement of such repairing, rebuilding or restoring, (b) receipt of written notice from Owner of the commencement thereof, or (c) receipt of written notice from Owner of its intention to repair, rebuild or replace the Hotel.

         10.2 Condemnation.

                 a. If the whole of the Hotel shall be taken or condemned in any eminent domain, condemnation, compulsory acquisition or like proceeding by any competent authority or if such a portion thereof shall be taken or condemned as to make it imprudent or unreasonable to use the remaining portion as a first-class hotel of the type immediately preceding such taking or condemnation, then the Operating Term shall terminate as of the date of such taking or condemnation. If only a part of the Hotel shall be taken or condemned and the taking or condemnation of such part does not make it unreasonable or imprudent to operate the remainder as a first-class hotel of the type immediately preceding such taking or condemnation, this Agreement shall not terminate, and Owner shall undertake such alterations or modifications to the Hotel, or any part thereof, as shall be reasonably necessary to make the Hotel a satisfactory architectural unit as a first-class hotel of the type immediately preceding such taking or condemnation.

                 b. Operator shall have the right, in the case of either total or partial taking or condemnation, either to institute or to intervene in any available administrative proceeding or judicial action, intended to determine just compensation for such taking, for the purpose of representing Operator's compensable interest in any award thereof, arising from this Agreement and more specifically from Operator's right of quiet enjoyment. Any award that does not recognize the separate compensable interests of Owner and Operator shall be apportioned between the parties hereto in consideration, without limitation, of such factors as: (i) recoupment by Owner of its investment, (ii) return on investment to date, (iii) actual loss of income (including Operator's fee income hereunder), (iv) loss of reasonably anticipated future income (including Operator's fee income hereunder), (v) length of the unexpired term of this Agreement, and/or (vi) the proportion that Operator's Basic and Incentive Fees have historically borne to the return to Owner after payment of such fees. Any award which does not recognize such separate and compensable interest in Operator shall be the subject of arbitration between the parties hereto pursuant to Section 15.4.


                                   ARTICLE XI

                            Assignment and Transfer

         11.1 Sale, Lease or Assignment by Owner.

                 11.1.1 Owner's Right to Assign. Subject to the provisions of this Article XI, Owner shall have the right at any time during the Term to assign its entire interest in this Agreement in connection with a Change of Ownership, in which event such purchaser shall accept the assignment of this Agreement and assume in writing all of

Owner's obligations hereunder as of the date of the Change of Ownership. The execution by the purchaser and Owner of an agreement of such assignment and assumption in form reasonably satisfactory to Operator's counsel shall be a condition of the sale or disposition to such proposed purchaser and Operator shall have the right to enjoin such sale or disposition in the event that such an agreement has not been delivered to Operator at least three (3) business days prior to such sale or disposition. Notwithstanding the foregoing, Owner shall not have the right to assign its interest hereunder as aforesaid, and if Owner does so this Agreement shall be deemed to have been terminated by Owner, if Operator determines, in its reasonable judgment, that (a) the proposed purchaser or its beneficial owners do not have the ability to fulfill Owner's financial obligations hereunder; (b) the consummation of the proposed transaction would materially jeopardize any gaming or other license of Operator, Sheraton, ITT or any of their respective Affiliates or it shall be contrary to any United States law or regulation for Operator to manage the Hotel for the proposed Owner; (c) the business reputation of the proposed purchaser or its beneficial owners is unacceptable; or (d) the proposed purchaser or its beneficial owners are (or are controlled by) a hotel management or franchising company which competes with Operator or its Affiliates. Any deemed termination resulting from a failure of any of the conditions set forth in this Section 11.1.1 shall be deemed a termination by Owner. Owner shall not otherwise have the right to assign its interest in this Agreement during the Term, without Operator's prior written consent, such consent not to be unreasonably withheld.

                 11.1.2 Owner's Right to Sell. The partners or other constituent members of Owner may, upon written notice to Operator pursuant to
Section 11.1.3 below, assign, transfer, or dispose of all or any part of their interest(s) in Owner from time to time without the consent of the Operator, provided that such assignment, transfer or disposition does not constitute a Change of Ownership, subject, however, to Operator's right to terminate this Agreement in certain circumstances pursuant to Section 15.7.

                 11.1.3 Notice of Sale or Assignment. Owner and/or any partner or other constituent member of Owner desiring to sell or otherwise dispose of all or any part of its interest in the Hotel or Owner, as the case may be, shall give Operator not less than forty-five (45) days' advance written notice of its intention, which notice shall identify in reasonable detail the owners of the proposed purchaser and shall be accompanied by the latest available audited and unaudited financial statements of the proposed purchaser. The effective date of such notice to Operator shall be the date on which Operator receives from Owner a detailed description of the proposed purchaser and all beneficial owners of the proposed purchaser, including, without limitation, the latest available audited and unaudited financial statements of the proposed purchaser and such beneficial owners.

         11.2 Assignment by Operator. Operator shall have the right to assign all its right, title and interest under this Agreement to (a) any Affiliate of it or of Sheraton, provided that (i) Operator shall remain liable for all obligations and liabilities of Operator hereunder, and (ii) such assignee enjoys the benefits of the Sheraton organization to the same degree as Operator, or (b) any successor or assignee of Operator or Sheraton which may result from any merger, consolidation or reorganization, or any other entity which acquires all or substantially all of the business and assets of Sheraton, other than any such transaction constituting a Change of Control. Operator shall have no right to assign its right, title and interest under this Agreement except as set forth in this Section 11.2.

         11.3 Liability After Assignment. Except as expressly provided for herein, upon any assignment permitted by this Article and upon assumption of this Agreement by the assignee, the assignor shall be relieved of any obligation or liability under this Agreement incurred or arising subsequent to the date of such assignment.

                                  ARTICLE XII

                                   Insurance

         12.1 Owner Insurance. Throughout the Term, Owner shall obtain, pay for and maintain the insurance identified as "Owner Insurance" in Exhibit C and shall comply with all of the requirements of such Exhibit.

         12.2 Operator Insurance. Throughout the Term, Operator shall obtain and maintain the insurance identified as "Operator Insurance" in Exhibit C, the cost of which shall be an Operating Expense, and shall comply with all of the requirements of such Exhibit.

         12.3 Waiver of Subrogation. Owner hereby waives its right of subrogation and shall have all policies of insurance provide that the insurance company will have no right of subrogation against Operator, Sheraton, ITT or any of their respective Affiliates or the agents or employees thereof. Owner assumes all risks in connection with the adequacy of any insurance or self-insurance program required or permitted under this Agreement, and waives any claim against Operator, Sheraton, ITT and all of their respective Affiliates for any liability, cost or expense arising out of any uninsured claim, in part or in full, of any nature whatsoever.

         12.4 Separate Operator Insurance. Owner acknowledges that Operator, Sheraton, ITT or any of their respective Affiliates may at their sole expense, carry insurance coverages separate and distinct from those required under this Agreement, including any excess coverage protecting only their separate interests.

                                  ARTICLE XIII

                       Intellectual Property; Trade Names

         13.1 Use of Intellectual Property. Operator shall utilize the Intellectual Property in connection with the operation of the Hotel as appropriate for the purpose of carrying out its agreements and obligations hereunder, but such use shall be strictly on a non-exclusive basis, and neither such use nor anything contained in this Agreement shall confer any proprietary rights in the Intellectual Property upon Owner or any third parties. All advertising, marketing promotional pieces, public relations and sales materials shall only use the Sheraton trademark and service marks in an approved manner as to graphics, formatting, positioning and the like.

         13.2 Hotel Name. During the Operating Term, the Hotel shall at all times be known and designated as indicated in the Term Sheet, or by such other name as from time to time may be agreed upon by Owner and Operator. All rights to any such name, exclusive of the name "Sheraton" or any other term utilized in the name of the Hotel which is a trade name or trade mark of Sheraton, Operator or any of their respective Affiliates, or which is commonly used by Sheraton, Operator or any of their respective Affiliates in connection with a group of their hotels, or which identifies the general or specific location of the Hotel, shall belong solely to Owner.

         13.3 Hotel Logo Goods. The parties agree that clothing and other goods bearing the name or logo of the Hotel, or any other right, trade name, logo or mark used only at the Hotel or specifically making reference to the Hotel, may be sold at the Hotel and at any other hotel or facility owned, operated or licensed by Operator, Sheraton, ITT or any of their respective Affiliates. There shall be no royalty, license fee or other charge by Operator or Owner in connection with the use of such rights.

                                  ARTICLE XIV

                           Claims and Indemnification

         14.1 Claims and Liability. Owner and Operator mutually agree for the benefit of each other to look only to the appropriate insurance coverages in effect pursuant to this Agreement in the event any demand, claim, action, damage, loss, liability or expense occurs as a result of injury to person or damage to property (collectively, a "Claim"), regardless whether any such Claim is caused or contributed to, by or results from the negligence of Owner or Operator or their respective Affiliates, employees, directors, officers, agents or independent contractors and regardless whether the injury to person or damage to property occurs in and about the Hotel or elsewhere as a result of the performance of this Agreement.

         14.2 Indemnification in favor of Owner. In the event the insurance proceeds are insufficient or there is no insurance coverage to satisfy such Claims, and provided Operator is made a party to such proceedings and is given an adequate opportunity to defend itself with respect to such Claims, Operator shall indemnify and hold Owner and its Affiliates, officers, directors, employees, agents and independent contractors harmless, to the extent of the excess liability (including any deductible amount under any policy of insurance), from and against any and all Claims which such party may suffer, sustain or incur, if, and only to the extent, such Claims are determined by the final, unappealable judgment of a court of competent jurisdiction to result from the fraud, gross negligence or willful misconduct of Operator's employees, while such person is acting within the scope of his or her employment.

         14.3 Indemnification in favor of Operator. In the event the insurance proceeds are insufficient or there is no insurance coverage to satisfy such Claims, Owner shall indemnify and hold Operator, Sheraton, ITT, their respective

Affiliates, and any officers, directors, employees, agents or independent contractors of any of them, harmless from and against any and all Claims, including reasonable attorneys' fees, except to the extent such Claims are the responsibility of Operator pursuant to Section 14.2. Owner will, at Operator's request, assume the defense (with counsel satisfactory to Operator) of any proceeding brought by any third party to establish any such liability, the costs of any such defense being an Operating Expense hereunder. Operator shall also have the right to engage separate counsel, at its expense, to monitor the proceedings, and Owner and Owner's counsel shall fully cooperate with such counsel. Any liability resulting from, or settlement amount relating to, any Claim which is not covered by insurance will be an Operating Expense so long as this Agreement remains in effect. In addition, without limiting any indemnifications set forth in this Agreement, Owner agrees to indemnify and hold Operator, Sheraton, ITT, their respective Affiliates, and any officers, directors, employees, agents or independent contractors harmless from any and all liability, loss, damages, costs or expenses (including all reasonable attorneys' fees) of any kind or nature by reason of any claim which may arise as a result of a default or other breach by Owner of any of the obligations and liabilities set forth in Section 9.1.

         14.4 Limitation with respect to good faith acts. Notwithstanding any other provisions of this Agreement, but without limiting the remainder of this
Article XIV, in no event shall Owner make any claim against Operator, Sheraton, ITT or any of their respective Affiliates, or any officer, agent or employee of any of them, nor shall they be liable to Owner or to any other person or entity, on account of: (i) any act, omission, error of judgment or allegation thereof in connection with the operation of the Hotel hereunder by Operator, Sheraton, ITT or any of their respective Affiliates, or any officer, agent or employee of any of them, which act, omission, error of judgment or allegation thereof was made in good faith, or (ii) any negligent, tortious or other act, error or omission of any officer, employee or agent of Owner (except with respect to Operator, as set forth herein).

         14.5 Survival. The provisions of this Article XIV shall survive termination of this Agreement.

                                   ARTICLE XV

                                 Miscellaneous

         15.1 Casino. No casino shall be operated at the Hotel without the consent of Owner and Operator. In the event the parties shall approve a casino for operation at the Hotel, Operator shall have the exclusive right to operate such casino as a part of the Hotel, and the excess of the gross amount wagered therein over the total amount of money won by wagerers will be included in the Total Revenue of the Hotel and the expenses of operation relating to the casino will be an Operating Expense.

         15.2 Financings and Offerings of Owner or its Affiliates. Neither Owner nor any Affiliate of Owner shall represent to any lender or other participant in any financing or in any public or private offering of securities by Owner or any Affiliate of Owner that Operator, Sheraton or any Affiliate of either is in any way responsible for any of the obligations of Owner or any Affiliate of Owner in such financing or is in any way participating in any such offering. Except with respect to public disclosure required by law, neither Owner nor any Affiliate of Owner shall make use of the name "Sheraton" or the name of Operator, Sheraton or any Affiliate of either in connection with any financing or offering other than to state that the Hotel: (i) will bear the name "Sheraton", (ii) will be managed by Operator under this Agreement, and
(iii) will be part of the "Sheraton Hotel System". The use of the name "Sheraton" or the name of Operator, Sheraton or any Affiliate of either in any other fashion, or the use of any written or oral materials or information provided by Operator, Sheraton or any Affiliate of either to Owner, including, but not limited to, financial or any other information concerning Operator, Sheraton or any Affiliate of either, shall be subject to the prior written approval of Operator and Sheraton, which approval may be withheld in such party's sole discretion. Upon request, Operator and Sheraton will provide Owner with written requirements which must be complied with as a prerequisite to any other such use of any such name or the use of any such materials or information.

         15.3 Notices. Any notice, statement or demand required to be given under this Agreement shall be in writing, sent by hand delivery, or by certified mail (postage prepaid, return receipt requested), or by Federal Express or other overnight delivery service, or by facsimile machine (with an executed original sent the same day by overnight delivery service), addressed, in the case of

Owner, to the address set forth in the Term Sheet, and in the case of Operator, to Sixty State Street, Boston, Massachusetts 02109, Attention: General Counsel, with a copy to the General Manager of the Hotel, sent to the address of the Hotel, or to such other addresses as Operator or Owner shall designate in the manner herein provided. Notices shall be deemed delivered on the first business day following (1) the date that is three (3) calendar days after the notice is deposited in the U.S. mail (exclusive of the mailing date) if sent by certified mail, or, (2) if hand delivered, the date the hand delivery is made, or (3) if delivered by facsimile machine, the date the transmission is made (provided the confirmatory original is received the next business day following), or, (4) if given by an overnight delivery service, the day after the date that the notice is deposited with the overnight delivery service.

         15.4 Arbitration. The factual issues referred to in Sections 7.4 and 10.2b. of this Agreement shall be settled by the final and binding decision of the Accountants as set forth herein. In the case of a dispute with respect to such matters, either party may submit such matter to arbitration which shall be conducted by the Accountants. The "Accountants" shall be one of three (3) firms of certified public accountants of recognized international standing in the hotel industry. Until otherwise agreed to by the parties, the three (3) firms shall be Arthur Andersen LLP, Coopers and Lybrand, and Pannell Kerr Forster, notwithstanding any existing relationships which may exist between Owner and such accounting firms or Operator and such accounting firms. The party desiring to submit any matter to arbitration hereunder shall do so by written notice to the other party, which notice shall set forth the items to be arbitrated and such party's choice of one of the three (3) accounting firms. The party receiving such notice shall within fifteen (15) days after receipt of such notice either approve such choice, or designate one of the remaining two (2) firms by written notice back to the first party, and the first party shall within fifteen (15) days after receipt of such notice either approve such choice or disapprove the same. If both parties shall have approved one of the three (3) firms under the preceding sentence, then such firm shall be the "Accountants" for the purposes of arbitrating the dispute; if the parties are unable to agree on an accounting firm, then the third firm, which was not designated by either party, shall be the "Accountants" for such purpose. The Accountants shall be required to render a decision in accordance with the procedures described below within fifteen (15) days after being notified of their selection. The fees and expenses of the Accountants will be paid by the non-prevailing party. In all arbitration proceedings submitted to the Accountants, the Accountants shall be required to agree upon and approve the substantive position advocated by Owner or Operator with respect to each disputed item. Any decision rendered by the Accountants that does not reflect the position advocated by Owner or Operator shall be beyond the scope of authority granted to the Accountants and, consequently, may be overturned by either party. All proceedings by the Accountants shall be conducted in accordance with the Uniform Arbitration Act, except to the extent the provisions of such act are modified by this Agreement or the mutual agreement of the parties. Unless otherwise agreed, all arbitration proceedings shall be conducted at the Hotel.

         15.5 Performance During Disputes. It is mutually agreed that during any kind of controversy, claim, disagreement or dispute, including a dispute as to the validity of this Agreement, Operator shall remain in possession of the Hotel as Operator and shall be entitled to receipt of Basic Fees and Incentive Fees in accordance with the terms of this Agreement; and Owner and Operator shall continue their performance of the provisions of this Agreement. Operator shall be entitled to injunctive relief from a civil court or other competent authority to maintain possession in the event of a threatened eviction during any dispute, controversy, claim or disagreement arising out of this Agreement.

         15.6 Events of Force Majeure; Emergencies; Compliance with Laws. If at any time during the Term Operator is unable to perform pursuant to the terms of this Agreement or it becomes necessary, in Operator's opinion, to cease operation of the Hotel in order to protect the Hotel and/or the health, safety and welfare of the guests and/or employees of the Hotel for reasons beyond the reasonable control of Operator, such as, but not limited to, acts of war, insurrection, civil strife and commotion, labor unrest, governmental regulations and orders, shortage or lack of adequate supplies or lack of skilled or unskilled employees, contagious illness, catastrophic events or acts of God ("Force Majeure"), then in any such event or similar events Operator may close and cease or partially cease operation of all or any part of the Hotel, reopening and commencing operation when Operator deems that such may be done pursuant to laws or regulations applicable to Sheraton and Operator, and without jeopardy to the Hotel, its guests and employees. Operator and Owner agree, except as otherwise provided herein, that the time within which a party is required to perform an obligation and the Term shall be extended for a period of time equivalent to the period of delay caused by an event of Force Majeure. If an emergency condition should exist which requires that immediate repairs be made for the preservation and protection of the Hotel, its guests or employees, or to assure the continued operation of the Hotel, Operator is authorized to take all actions and to make all expenditures necessary to repair and correct such condition, regardless whether provisions have been made in the applicable budget for such emergency expenditures. Expenditures made by Operator in connection with an emergency shall be paid, in Operator's sole discretion, out of the Bank Account to the extent funds are available; and if not, from the Reserve Account. Owner shall, to the extent required to meet current obligations, immediately replenish such funds.

         15.7 Gaming Licensure Issues and Compliance with Any Laws or Regulations Applicable to Operator. Operator and Affiliates of Operator own and operate or will own and operate casino gaming facilities in the states of Nevada and New Jersey, and other U.S. and foreign jurisdictions, which are subject to extensive regulation. If, in the sole judgment and discretion of Operator, the association with Operator of Owner or any Affiliate of Owner or any employee, officer or director of Owner or any transferee of Owner may result in a disciplinary action or the loss of or inability to reinstate any registration, application or license or any rights or entitlements held by Operator or any Affiliate of Operator under any state, local, United States or foreign gaming laws, or if Owner or any Affiliate or transferee of Owner is required to qualify or be found suitable under any gaming laws under which Operator or any Affiliate of Operator is licensed, registered, qualified or found suitable, and Owner or any Affiliate or transferee of Owner does not so qualify (at its own expense) or any of the foregoing shall be unsuitable or unacceptable for Operator to do business with under any law or regulation applicable to Operator or any Affiliate of Operator, then Operator may deliver written notice of the foregoing to Owner, and then Operator may elect to terminate this Agreement. Owner agrees to provide Operator with such information and details concerning Owner and officers, directors and shareholders of Owner as Operator or any regulatory agency may require in order to establish suitability.

         15.8 Employment Solicitation Restriction Upon Termination. Owner and its Affiliates and their successors hereby agree not to solicit the employment of the Hotel's general manager, director of sales or controller or any personnel employed by Operator or an Affiliate of Operator at any time during the Term without Operator's prior written approval. Furthermore, Owner and its Affiliates agree not to solicit or employ the Hotel's general manager, director of sales or controller or any executive personnel employed by Operator or an Affiliate of Operator for a period of twelve (12) months after the termination or expiration of this Agreement, without Operator's prior written approval.

         15.9 Set-off. Without prejudice to Operator's right to terminate this Agreement pursuant to the provisions of this Agreement, Operator may at any time during the continuance of an event of default (as such term is defined in Article VIII) and without notice to Owner set-off or transfer any sum or sums held by Operator, Sheraton or their Affiliates to the order of, or on behalf of, Owner, in or towards satisfaction of any of Owner's liabilities to Operator in respect of all sums due to Operator under the terms of this Agreement.

         15.10 Press Releases. Except with respect to public disclosure required by law, no press releases or other written matter in which the names "Sheraton" or "ITT" are used shall be released or otherwise used by Owner without Operator's prior written approval of the timing and content of such release in each and every case, which approval may be withheld in Operator's sole discretion.

         15.11 Consents. Except as herein otherwise provided, whenever in this Agreement the consent or approval of Operator or Owner is required, Owner and Operator each agree to act reasonably and without undue delay with respect to requests for such consent or approval. Such consent or approval shall be in writing only and shall be duly executed by an authorized officer or agent of the party granting such consent or approval.

         15.12 Partial Invalidity. In the event that any one or more of the phrases, sentences, clauses or paragraphs contained in this Agreement shall be declared invalid by the final and unappealable order, decree or judgment of any court, this Agreement shall be construed as if such phrases, sentences, clauses or paragraphs had not been inserted; provided that if any portion of Article IV or Sections 6.1c., 7.1, or 14.3 shall be so declared invalid, Operator shall have the option to terminate this Agreement within thirty (30) days thereafter on written notice to Owner.

         15.13 Further Actions. Owner and Operator shall execute and deliver all other appropriate supplemental agreements and other instruments, and take any other action necessary to make this Agreement fully and legally effective, binding, and enforceable as between them and as against third parties, including Owner's filing in appropriate governmental offices pursuant to any statute, ordinance, rule or regulation requiring such filing by persons or entities doing business in a name other than their own, of a certificate or similar document indicating that Owner is engaging in the hotel business at the Hotel under the name of the Hotel. Any fees or expenses incurred in connection therewith shall be borne by Owner.

         15.14 Paragraph Headings. The headings of the titles to the several articles of this Agreement are inserted for convenience only and are not intended to affect the meaning of any of the provisions hereof.

         15.15 Governing Law. This Agreement shall be construed, both as to its validity and as to the performance of the parties, in accordance with the laws of the place where the Hotel is located. This Agreement shall be binding upon and inure to the benefit of Owner and Operator, and their respective successors and permitted assigns. The waiver of any of the terms and conditions of this Agreement on any occasion or occasions shall not be deemed a waiver of such terms and conditions on any future occasion.

         15.16 Entire Agreement; Owner has not relied on representations. This Agreement, including all exhibits and schedules hereto which are hereby incorporated by reference, constitutes the entire agreement between the parties relating to the subject matter hereof, superseding all prior agreements or undertakings, oral or written. Owner has not relied on any projection of earnings, statements as to the possibility of future success or other similar matter which may have been prepared by Operator, Sheraton, or any of their respective Affiliates, and understands that no guaranty is made or implied by Operator, Sheraton or any of their Affiliates as to the cost or the future financial success of the Hotel.

         15.17 Benefits of Agreement; No Third-Party Rights. None of the provisions of this Agreement shall be for the benefit of or enforceable by any party other than Owner, Operator or any of either of their respective Affiliates. Except as expressly provided for herein, nothing in this Agreement shall be deemed to create any right by any party other than Owner, Operator and any of either of their respective Affiliates and this instrument shall not be construed in any respect to be a contract in whole or in part for the benefit of any third party nor is this instrument intended to create an interest in, or lien upon, the Premises.

         15.18. Cooperation with FelCor. Operator shall reasonably cooperate with Owner and FelCor in connection with any financing or refinancing of any one or more of the Initial Hotels, and shall, upon not less than ten (10) days prior written request, execute and deliver to any lender or prospective lender, or purchaser or prospective purchaser of an interest in FelCor, estoppel certificates regarding the effectiveness of the Management Agreements and performance by Owner thereunder and cold comfort letters based upon terms reasonably acceptable to Operator, to the effect that such lender or purchaser will receive (i) concurrent notice and opportunity to cure defaults by Owner under the Management Agreements and (ii) the right to substitute a new owner reasonably acceptable to Operator if and when such lender or purchaser obtains title to or possession of the Hotel(s).

         IN WITNESS WHEREOF, Operator and Owner have duly executed this Agreement the day and year first written above in the Term Sheet.

FCH/[ ] Leasing, L.L.C.                     SHERATON OPERATING
                                            CORPORATION

By                                          By
  ---------------------------                 ---------------------------------
  Name:                                       Name:
  Title:                                      Title:

                                   EXHIBIT B

                                  DEFINITIONS

         For the purposes of this Agreement, the following terms shall have the following respective meanings:

         "Accounting Period" shall mean a period of time not less than three nor more than six full weeks, as shall be used by Operator in accounting for the operations of the Hotel.

         "Affiliate(s)" shall mean, with respect to any entity, any natural person or firm, corporation, partnership, limited liability company, association, trust or other entity which, directly or indirectly, controls, is controlled by, or is under common control with, the subject entity; a natural person or entity which has an entity as an Affiliate under the foregoing shall also be deemed to be an Affiliate of such entity. For purposes hereof, the term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any such entity, or the power to veto major policy decisions of any such entity, whether through the ownership of voting securities, by contract, or otherwise.

         "Approved Operating Plan" shall mean an Operating Plan which has been approved or deemed approved by the Owner pursuant to Section 7.3.

         "Bank Account" shall mean a bank account designated by Owner from time to time.

         "Basic Fee" shall have the meaning set forth in the Term Sheet.

         "Books and Records" shall have the meaning set forth in Section 7.9.1.

         "Building and Appurtenances" shall mean the building(s) and appurtenances thereto located on the Premises (including, without limitation, heating, lighting, air conditioning equipment, and elevators).

         "Capital Expenditure" shall mean all expenditures incurred with respect to the Hotel during such period that, in accordance with GAAP, are or should be capitalized rather than expensed, including items included in "additions to property, plant or equipment" or similar items reflected in the statement of cash flows.

         "Cash-on-Cash Return" shall mean an amount computed over the applicable two-year period, reflected as a percentage, equal to (a) the sum of
(i) the aggregate amount of all rental payments under the Lease Agreements during such period (after payment by FelCor of all personal and real property taxes and insurance premiums related to any Initial Hotel for such period),
(ii) the aggregate amount of distributions made (or if not made, cash available for distribution) by Owner to its members in respect of their ownership interests in Owner during such period (which, for purposes of clarity, excludes any payments made to Operator on account of the Incentive Fee) and (iii) the aggregate Net Operating Income of any of the Initial Hotels for any portion of the two-year period in which any Lease Agreement is not then in effect, divided by (b) the sum of (i) the aggregate cost basis of FelCor in the Initial Hotels (which, for purposes of clarity, includes the cost basis of any Initial Hotel where the Lease Agreement relating to such Hotel becomes no longer in effect during the two-year period) plus (ii) the aggregate amount of all Capital Expenditures made by FelCor pursuant to Approved Operating Plans under the Management Agreements.

         "Centralized Services" shall mean the services and group benefits from time to time made available for a fee to all or certain distinct groups of Sheraton properties, as described in Section 7.6.

         "Change of Control" shall mean, at the relevant time, (i) any event resulting in any "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becoming the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than 35% of the total voting power of all classes of capital stock of the ultimate parent, at the relevant time, of Sheraton then outstanding and entitled to vote generally in elections of directors ("Voting Stock") and such beneficial ownership was acquired within a period of two years following a tender offer by such person (or any of its Affiliates) for shares of Voting Stock of such parent of Sheraton or a solicitation of proxies with respect to Voting Stock of such parent of Sheraton by such person, if, in either case, such tender offer or solicitation of proxies was not approved by a majority of the Board of Directors of such parent of Sheraton in office at the time such tender offer or proxy solicitation was commenced, or (ii) a majority of the Board of Directors of the ultimate parent, at the relevant time, of Sheraton being constituted of individuals who were elected pursuant to a solicitation of proxies with respect to Voting Stock of such parent of Sheraton, if such solicitation of proxies was not approved by a majority of the Board of Directors of such parent of Sheraton in office at the time such solicitation of proxies was commenced.

         "Change of Ownership" shall mean (1) any sale or disposition of all or any part of the Hotel, and/or (2) any sale or disposition of any interests in the Owner or in the partners or other constituent members of the Owner which would result in a change of the controlling interest in the Owner or in the general partner of the Owner (if the Owner is a limited partnership), or in any general partner(s) or venturer(s) of the Owner if the Owner is a general partnership or a joint venture. For purposes of this definition, "controlling interest" shall mean, as applicable, (a) management control and/or ownership of more than forty-nine and nine-tenths percent (49.9%) of all classes of the voting stock of a corporation, (b) management control and/or ownership of more than forty-nine and nine-tenths percent (49.9%) of all outstanding partnership interests of a limited partnership (which management control shall include, without limitation, management control and/or ownership of more than forty-nine and nine-tenths percent (49.9%) of the general partner thereof) and (c) management control and/or ownership of more than forty-nine and nine-tenths percent (49.9%) of all outstanding partnership interests of a general partnership or joint venture.

         "Claim" shall have the meaning set forth in Section 14.1.

         "Compensation" shall mean the direct salaries and wages paid to, or accrued for the benefit of, any of the executive level Hotel personnel or any other Hotel employee to be paid in accordance with the terms of this Agreement, together with all fringe benefits payable to, or accrued for the benefit of, such executive level Hotel personnel or other Hotel employee, including employer's contributions required pursuant to any legal requirement, or other employment taxes, retirement, pension plans or pension fund contributions, group life, accident, disability and health insurance premiums, savings plans, executive compensation and bonus programs and other similar benefits to be paid in accordance with the terms of this Agreement and any expenses not otherwise specifically referred to in this definition which are referred to as "Administrative and General Expenses" in the Uniform System; provided, that with respect to the certain senior hotel personnel who, in accordance with Sheraton policy remain on Sheraton's payroll, such benefits shall be charged to the Hotel as a percentage of direct salary, such percentage to be equal to the percentage of direct salary charged generally at other Sheraton-managed hotels in the United States from time to time, which percentage in 1996 is 28% but which percentage may be changed from time to time by Sheraton.

         "Consumer Price Index" shall mean the Consumer Price Index (1982-1984=100) for Urban Wage Earners and Clerical Workers, as compiled and published by the Bureau of Labor Statistics of the United States Department of Labor for the city or the smallest area including the city or town in which the Hotel is located for which such an index is published. In the event that such Consumer Price Index shall be discontinued or abandoned, the term Consumer Price Index shall refer to the closest comparable index as may be substituted by the Bureau of Labor Statistics. If no such index shall be substituted, then another index generally recognized as authoritative shall be substituted by agreement of the parties, and if the parties cannot agree, such index shall be determined by the Independent Public Accountant.

         "Effective Date" shall have the meaning set forth in the Term Sheet.

         "FelCor" shall mean FelCor Suites Limited Partnership.

         "Fiscal Year" shall mean the calendar year, except that the first Fiscal Year shall be that period commencing on the first day of the Operating Term and ending on December 31 of the same year.

         "Force Majeure" shall have the meaning set forth in Section 15.6.

         "Full Fiscal Year" shall mean a Fiscal Year containing not less than 365 days.

         "Furniture and Equipment" shall mean all furniture, furnishings, equipment (including but not limited to audio-visual, kitchen, bar, office, laundry and dry cleaning equipment), fixtures (excluding fixtures which, when attached thereto, became a part of the Building and Appurtenances pursuant to applicable law), wall coverings, vehicles, engineering and cleaning equipment and other personal property used in, or held in storage for use in connection with the operation, maintenance and cleaning of the Hotel, but excluding Operating Equipment and Operating Supplies.

         "GAAP" shall mean generally accepted accounting principles in the United States in effect from time to time.

         "Gross Operating Profit" shall mean, for any Accounting Period, the excess of Total Revenue over all Operating Expenses for such period.

         "Hotel" shall mean collectively the Premises, Building and Appurtenances, Furniture and Equipment, Operating Equipment and Operating Supplies.

         "Incentive Fee" shall mean an amount per Fiscal Year equal to (i) one divided by the number of Initial Hotels managed by the Operator pursuant to the Management Agreements multiplied by (ii) the sum of (x) 100% of the Net Income of Owner, if any, with respect to all the Initial Hotels up to an aggregate of 2% of Total Revenue attributable to all the Initial Hotels plus (y) 50% of any remaining Net Income of Owner, if any, with respect to all the Initial Hotels, after giving effect to the payment provided in clause (i) of this definition.

         "Independent Public Accountant" shall mean Arthur Andersen LLP, or any successor firm thereto, or any other reputable national firm of certified public accountants having substantial hotel experience as shall be mutually agreed to by the parties.

         "Initial Hotels" shall mean collectively, the existing (i) 395-room hotel located College Park, Clayton County, Georgia, (ii) 277-room hotel located in Atlanta, Cobb County, (iii) 297-room hotel located in Rosemont, Cook County, Illinois, (iv) 342-room hotel located in Phoenix, Maricopa County, Arizona and (v) 545-room hotel located in Dallas, Dallas County, Texas, together, in each case, with all land, improvements and personal property related thereto.

         "Initial Working Capital" shall have the meaning set forth in the Term Sheet.

         "Intellectual Property" shall mean (i) proprietary software in use at one or more of the hotels owned, operated, leased or managed by Operator, Sheraton or any of their respective Affiliates and utilized in connection with the operation of such hotels, and all related documentation, manuals and any enhancements, modifications or substitutions therefor, (ii) trade secrets, know-how and other proprietary information relating to the operating methods, procedures and policies distinctive to such hotels, and (iii) all service marks, trademarks, trade names, insignias and logos owned and used by Operator, Sheraton or their respective Affiliates in connection with the operation of such hotels.

         "ITT" shall mean ITT Corporation, a Nevada corporation having its principal office at 1330 Avenue of the Americas, New York, New York.

         "Lease Agreement" shall mean the lease agreement dated as of even date herewith between FelCor and FCH/ITT Leasing, L.L.C.

         "Management Agreements" shall mean collectively the five management agreements dated as of the date this Agreement between Owner and Operator regarding the management of the Initial Hotels.

         "Net Income" shall mean net income as construed in accordance with GAAP consistently applied.

         "Net Operating Income" shall mean Total Revenues less the sum of Operating Expenses and Specified Fixed Charges. For purposes of this definition, there shall be excluded from Operating Expenses, without duplication, (i) expenses for gratuities, service charges, sales and gross receipts taxes and other similar taxes and assessments, to the extent that receipts in respect thereof are excluded from Total Revenues, (ii) any overhead or other costs of Owner incurred as a result of being the lessee under the Lease Agreements (iii) any rental payments made by Owner as a result of being the lessee under the Lease Agreement.

         "Operating Equipment" shall mean all necessary chinaware, glassware, linens, flatware, uniforms, utensils and other items of a similar nature.

         "Operating Expenses" shall mean all costs and expenses of maintaining, conducting and supervising the operation of the Hotel incurred by Operator directly or at its request or as otherwise provided herein which are attributable to the period under consideration under Operator's system of accounting and are normally charged as an operating expense under GAAP, which costs and expenses include without limitation:

(i) the cost of all food and beverages sold or consumed and of all Operating Equipment (with the exception of the Operating Equipment initially supplied by Owner at its sole expense pursuant to this Agreement) and all Operating Supplies;

(ii)         Compensation of Hotel personnel;

(iii) the cost of all other goods and services obtained by Operator in connection with its operation of the Hotel to the extent equitably allocable to the Hotel;

(iv) the cost of ordinary repairs to and routine maintenance of the Hotel;

(v) insurance premiums for insurance required pursuant to Section 12.2 of this Agreement and losses incurred on any self-insured risks (including deductibles) in lieu thereof, provided that (a) Owner and Operator have approved in advance such self-insurance to the extent such consent is required herein, or (b) insurance is unavailable to cover such risks. Premiums on policies for more than one year will be pro-rated over the period of insurance and premiums under blanket policies will be allocated among properties covered;

(vi) taxes, assessments and other charges (other than income taxes and business taxes and the like which are not collected from the guest) payable by or assessed against Operator with respect to the operation of the Hotel, and all water and sewer charges; provided, that Operating Expenses shall not include any Property Taxes, all of which shall be paid by Owner;

(vii) legal fees and fees of the Independent Public Accountant for services (including in the latter case, fees for the Hotel annual audit) directly related to the operation of the Hotel;

(viii) expenses for advertising, marketing, sales, promotion and public relations activities;

(ix)         the cost of Centralized Services as provided in Section 7.6;

(x) costs and expenses of employees of the Hotel and of Operator, Sheraton and any of their Affiliates to attend meetings away from Operator's principal executive offices (including meetings with Owner) related to the administration or management of the Hotel, and costs and expenses of Hotel employees with respect to training sessions and similar meetings and conferences of Operator, Sheraton or any of their Affiliates; and

(xi) all other expenses and disbursements determined by the Independent Public Accountant to have been reasonably, properly and specifically incurred by Operator, Sheraton or any of their Affiliates pursuant to, in the course of and directly related to, the management and operation of the Hotel under this Agreement, but specifically excluding any and all costs relating to the headquarters offices maintained by Operator, Sheraton or any of their Affiliates (other than offices maintained by them at the Hotel for the management of the Hotel and offices utilized in connection with the provision of Centralized Services, the costs of which are reflected in the fees for such Centralized Services), but the term "Operating Expenses" does not include (1) any depreciation and amortization; (2) interest on any Owner indebtedness and any lease payment or other rent payable with respect to the Hotel or any part or component thereof;
(3) Property Taxes and premiums and deductibles paid with respect to Owner Insurance; (4) the cost of any repairs, replacements or capital improvements required to be paid by Owner under Section 6.1 or Section 7.8; (5) structural additions or modifications, extraordinary repairs, non-routine maintenance and capital improvements and any other thing specified to be done or provided at Owner's sole expense; or (6) any costs reimbursed to Owner or Operator by commercial tenants of the Hotel.

         "Operating Plan" shall have the meaning set forth in Section 7.3.1.

         "Operating Supplies" shall mean the inventories of paper supplies, cleaning materials and other consumable items used in connection with the operation of the Hotel.

         "Operating Term" shall mean the Term and any extension thereof, as set forth in Article III.

         "Operator Insurance" shall have the meaning set forth in Article XII.

         "Owner Insurance" shall have the meaning set forth in Article XII.

         "Premises" shall mean the lands described in Exhibit A attached hereto.

         "Property Taxes" shall mean all real and personal property taxes, all betterments and public improvement assessments, and all other taxes or charges of a similar nature, assessed on the Hotel or any of its component parts.

         "Reserve Account" shall mean the bank account designated by Operator for the purpose of holding the funds constituting the Reserve Fund.

         "Reserve Fund" shall mean the cash fund created for the purpose of establishing a reserve for replacements and additions to Furniture and Equipment in accordance with Section 7.10.

         "Sheraton" shall mean ITT Sheraton Corporation, a Delaware corporation having its principal place of business at 60 State Street, Boston, Massachusetts 02109.

         "Specified Fixed Charges" shall mean the following cash expenditures made in connection with the operation of the Hotel:

         (1) payments pursuant to any equipment leases or installment sales contracts approved by Owner;

         (2)     real estate taxes applicable to the Hotel;

         (3) premiums for insurance required to be obtained or maintained by Owner pursuant to the Lease Agreement; and

         (4)     any amounts paid into the Reserve Fund.

         "Star Report" shall mean the "Star Report" published by Smith Travel Research.

         "Term" shall mean the period described in Section 3.1.

         "Term Sheet" shall mean the list of terms which are specific to this Agreement as set forth in Article I above.

         "Total Revenue" shall mean (1) all income and proceeds of sales of every kind (whether in cash or on credit) resulting from the operation of the Hotel and all of the facilities therein including, without limitation, all amounts received from tenants (other than costs reimbursed to Owner or Operator by commercial tenants of the Hotel), transient guests, patrons of Hotel facilities, lessees, licensees and concessionaires and other persons occupying space at the Hotel and/or rendering services to the Hotel guests, (2) all income from catering operations (whether conducted inside or outside of the Hotel), and (3) the proceeds of use and occupancy (and/or business interruption) insurance actually received by Operator or Owner with respect to the operation of the Hotel (after deduction from said proceeds of all necessary expenses incurred in the adjustment or collection thereof). The term Total Revenue shall not include (a) gross receipts of any lessee, licensee, concessionaire or other person occupying space in the Hotel, (b) payments received at the Hotel for hotel accommodations, goods or services to be provided at other hotels, although arranged by, for or on behalf of Operator, (c) gratuities paid over to Hotel employees, (d) state and municipal excise, sales and use taxes collected from patrons or guests of the Hotel as a part of or based upon the sales price of any goods or services but does include any business tax or similar imposition of tax which is based on revenues and not collected from the guest, (e) condemnation awards (other than awards for temporary use), (f) any credits or refunds made to customers, guests or patrons, (g) any sums and credits received by Owner for lost or damaged merchandise, (h) proceeds from the sale or other disposition of the Hotel, (i) any interest paid with respect to any Hotel bank accounts, (j) any fire and extended coverage insurance proceeds, and (k) any proceeds of financing or refinancing of the Hotel.

         "Uniform System" shall mean the "Uniform System of Accounts" (9th Revised Edition, 1996) as adopted by the American Hotel and Motel Association, with such exceptions as may be required by the provisions of this Agreement, as such Uniform System shall be modified from time to time.

                                   Exhibit C

                             INSURANCE REQUIREMENTS

Owner Insurance.

a. "All Risk" insurance (including without limitation, flood and earthquake to the extent available) for not less than one hundred percent (100%) of the full replacement value of the Hotel. Such insurance shall include business interruption insurance covering loss of income to both Owner and Operator (including Basic and Incentive
         Fees) for a minimum period of one (1) year resulting from interruption of business caused by the occurrence of any of the risks insured against under the "All Risk" policy.

b. Boiler and Machinery insurance (including use and occupancy/loss of income) for all direct loss or damage to property caused by an accident as defined under a standard Boiler and Machinery policy including boilers, pressure vessels and mechanical or electrical equipment. Said coverage shall be in limits of not less than ten million dollars.

c. Such other additional insurance in such amounts and against such risks as Operator shall reasonably require with respect to the buildings, facilities and contents of the Hotel, it being reasonable for Operator to require insurance of the types and in the amounts generally carried on hotels owned or operated by Sheraton or its Affiliates.

Operator Insurance.

a. General liability insurance of not less than $100,000,000 (if available) against all claims for personal injury (including bodily injury), death or damage to property of third persons. Such coverage shall not exclude liability for punitive or exemplary damages unless such coverage is otherwise unavailable or such exclusion is required by law. Such insurance shall include coverage against liability arising out of the ownership or operation of motor vehicles, and must include, at a minimum, those coverages contained under the standard broad form Comprehensive General Liability endorsement which includes contractual liability, employees as an insured, personal injury liability (including false arrest, libel, slander, and defamation or violation of the right of privacy), incidental medical malpractice, extended bodily injury coverage, and liquor law (so-called "dram shop") liability coverages. Such coverage shall also be applicable worldwide, and shall include costs of legal defense. Operator may, from time to time, increase the amount of coverage as additional coverage becomes available.

b. Crime insurance, including bonds covering Hotel employees for a minimum of $1,000,000 per loss.

c. Statutory worker's compensation benefits and employers liability insurance in such amounts as may be required by law.

Additional Coverage. Operator may increase the above limits of insurance coverage and may require Owner to carry other or additional insurance, it being reasonable for Operator to require insurance of the types and in the amounts generally carried on hotels owned or operated by Sheraton or its affiliates.

Insurers and Named Insureds. All insurance shall be in such form and with such companies as shall be reasonably satisfactory to Operator. Such All Risk property damage policies shall provide that all coverages thereunder shall be primary, and that the loss, if any, payable thereunder shall be adjusted with and payable to Owner (or in the case of Business Interruption coverage, to Owner and Operator). All insurance shall be in the name of Owner, Operator, Sheraton, ITT and their respective Affiliates as the insureds, as their interests may appear.

Certificates of Insurance. Certificates of all policies placed by each party shall be delivered to the other: (a) on the Effective Date; and (b) not less than thirty (30) days prior to the expiration date of all policies of insurance that must be maintained subsequent to such expiration dates under the terms of this Agreement. All such certificates shall specify that the policies to which they relate cannot be canceled on less than thirty (30) days prior written notice to each of the named insureds. Should Owner fail to supply Operator with such certificates within the foregoing time limits, Operator may provide any such insurance as to which such certificates are not supplied at Owner's expense. Any advances for such insurance made by Operator shall be reimbursed by Owner on demand or Operator may deduct such funds from the Agency Account and/or the Reserve Account.

                                   Exhibit D


                       CENTRALIZED SERVICES AND PROGRAMS

RESERVATION

Current reservation fees are equal to the sum of the following:

         $8.65 per available room per month (i.e., if the hotel has 500 rooms, the monthly charge for this element would be $4,325), plus

         0.8% of Total Rooms Revenue, plus

         $2.00 per domestic reservation transaction ($4.00 for international), plus

         $4.75 per airline system transaction (i.e., Sabre and Apollo).

SHERATON CLUB INTERNATIONAL: FREQUENCY STAY PROGRAM

         The Hotel shall remit to the SCI program an amount equal to 5% of the room, food, beverages, telephone, in-room movies and valet revenues generated at the Hotel by each paying Hotel guest who is a member in the SCI program.

PURCHASING RESOURCE: NEGOTIATES NATIONAL CONTRACTS

         Funded through vendor, self-liquidating rebates (generally in the range of 2% per annum). Hotel may elect to utilize national contract or other Sheraton-related purchase programs on a case-by-case basis.

SALES OFFICE FUNDING

         5-1/2% of group rooms revenue booked through sales center. Commission based program and Hotel can elect not to accept business.

ADVERTISING CO-OP

         1% of total rooms revenue is contributed to a cooperative advertising fund.

PARTNER MARKETING PROGRAMS

         ITT Sheraton hotels award mileage to members of airline frequent flier programs paying qualifying rates, upon guest request, including American, United, Continental and Delta frequent flyer programs. Expenses generally range from $8.00 to $10.00/transaction.

CENTRALIZED TRAVEL AGENT COMMISSION PROGRAM

         Property pays $.42/reservation transaction. This fee funds the administration and distribution of travel agent commission checks.

ITT SHERATON TRAINING

         If appropriate for the Hotel, ITT Sheraton courses shall be provided for certain selected Hotel employees in new positions. The Hotel is responsible for travel and lodging costs, and course fee which relates to cost of training materials with respect to such courses. Attendance at selected regional and corporate meetings is mandatory and results in travel, lodging and registration expense.

GUEST SATISFACTION INDEX

         Properties are assessed $8.00/room/year to fund the distribution of guest questionnaires and the compilation of results on a quarterly basis.

EMPLOYEE SATISFACTION INDEX

         Properties are assessed $8.00/employee/year to administer the annual distribution and collection of surveys. Reports are produced for each department with metrics for 50 employee satisfaction attributes.

HOTEL AUDITS: LASHNER RUSH & ASSOCIATES

         Lashner Rush & Associates' bi-annual property inspections are estimated at $1,500.

                                                                      Exhibit L











                            FORM OF LEASE AGREEMENT











                                LEASE AGREEMENT

                          DATED AS OF __________, 1997

                                    BETWEEN

                       FELCOR SUITES LIMITED PARTNERSHIP,
                        A DELAWARE LIMITED PARTNERSHIP,

                                   AS LESSOR

                                      AND

                            FCH/ITT LEASING, L.L.C.,
                     A DELAWARE LIMITED LIABILITY COMPANY,

                                   AS LESSEE

          (SHERATON [SUITES] HOTEL - _______________, _______________
                               TABLE OF CONTENTS

SECTION                                                                     PAGE
ARTICLE I .................................................................    1
     1.1    Leased Property ...............................................    1
     1.2    Term ..........................................................    2
     1.3    Management Agreement ..........................................    2

ARTICLE II ................................................................    2
     2.1    Definitions ...................................................    2

ARTICLE III ...............................................................   13
     3.1    Rent ..........................................................   13
     3.2    Confirmation of Percentage Rent ...............................   16
     3.3    Additional Charges ............................................   16
     3.4    Net Lease Provision ...........................................   17
     3.5    Annual Budget .................................................   17
     3.6    Books and Records .............................................   18

ARTICLE IV ................................................................   18
     4.1    Payment of Impositions ........................................   18
     4.2    Notice of Impositions .........................................   19
     4.3    Adjustment of Impositions .....................................   19
     4.4    Utility Charges ...............................................   19
     4.5    Insurance Premiums ............................................   19

ARTICLE V .................................................................   19
     5.1    No Termination, Abatement, Etc ................................   19
     5.2    Abatement Procedures ..........................................   20

ARTICLE VI ................................................................   20
     6.1    Ownership of the Leased Property ..............................   20
     6.2    Lessee's Personal Property ....................................   20
     6.3    Lessor's Lien .................................................   21

ARTICLE VII ...............................................................   21
     7.1    Condition of the Leased Property ..............................   21
     7.2    Use of the Leased Property ....................................   22
     7.3    Lessor to Grant Easements, Etc ................................   22

ARTICLE VIII ..............................................................   23
     8.1    Compliance with Legal and Insurance Requirements, Etc .........   23
     8.2    Legal Requirement Covenants ...................................   23
     8.3    Environmental Covenants .......................................   24

ARTICLE IX ................................................................   26
     9.1    Maintenance and Repair ........................................   26
     9.2    Encroachments, Restrictions, Etc ..............................   27

ARTICLE X .................................................................   28
     10.1   Alterations ...................................................   28
     10.2   Salvage .......................................................   28

     10.3   Joint Use Agreements ..........................................   28
     10.4   Initial Upgrade of Leased Improvements ........................   28

ARTICLE XI ................................................................   28
     11.1   Liens .........................................................   28

ARTICLE XII ...............................................................   29
     12.1   Permitted Contests ............................................   29

ARTICLE XIII ..............................................................   30
     13.1   General Insurance Requirements ................................   30
     13.2   Replacement Cost ..............................................   31
     13.3   Worker's Compensation .........................................   31
     13.4   Waiver of Subrogation .........................................   31
     13.5   Form Satisfactory, Etc ........................................   31
     13.6   Increase in Limits ............................................   32
     13.7   Blanket Policy ................................................   32
     13.8   Reports On Insurance Claims ...................................   32

ARTICLE XIV ...............................................................   33
     14.1   Insurance Proceeds ............................................   33
     14.2   Reconstruction in the Event of Damage or Destruction
            Covered by Insurance ..........................................   33
     14.3   Reconstruction in the Event of Damage or Destruction
            Not Covered by Insurance ......................................   34
     14.4   Lessee's Property .............................................   34
     14.5   Abatement of Rent .............................................   34
     14.6   Damage Near End of Term .......................................   35
     14.7   Waiver ........................................................   35

ARTICLE XV ................................................................   35
     15.1   Definitions ...................................................   35
     15.2   Parties' Rights and Obligations ...............................   35
     15.3   Total Taking ..................................................   35
     15.4   Allocation of Award ...........................................   36
     15.5   Partial Taking ................................................   36
     15.6   Temporary Taking ..............................................   36

ARTICLE XVI ...............................................................   37
     16.1   Events of Default .............................................   37
     16.2   Surrender .....................................................   38
     16.3   Damages .......................................................   38
     16.4   Waiver ........................................................   39
     16.5   Application of Funds ..........................................   39
     16.5   Lessee's Right to Assign Lease ................................   39

ARTICLE XVII ..............................................................   40
     17.1   Lessor's Right to Cure Lessee's Default .......................   40

ARTICLE XVIII .............................................................   40
     18.1   Provisions Relating to Purchase of the Leased Property ........   40

ARTICLE XIX ...............................................................   40
     19.1   Personal Property Limitation ..................................   40
     19.2   Sublease Rent Limitation ......................................   41

     19.3   Sublease Tenant Limitation ....................................   41
     19.4   Lessee Ownership Limitations ..................................   41
     19.5   Lessee Officer and Employee Limitation ........................   41
     19.6   Payments to Affiliates of Lessee ..............................   42

ARTICLE XX ................................................................   42
     20.1   Holding Over ..................................................   42

ARTICLE XXI ...............................................................   42
     21.1   Risk of Loss ..................................................   42

ARTICLE XXII ..............................................................   42
     22.1   Indemnification ...............................................   42

ARTICLE XXIII .............................................................   43
     23.1   Subletting and Assignment .....................................   43
     23.2   Attornment ....................................................   44

ARTICLE XXIV ..............................................................   44
     24.1   Officer's Certificates; Financial Statements;
            Lessor's Estoppel Certificates and Covenants ..................   44

ARTICLE XXV ...............................................................   45
     25.1   Lessor's Right to Inspect .....................................   45

ARTICLE XXVI ..............................................................   45
     26.1   No Waiver .....................................................   45

ARTICLE XXVII .............................................................   45
     27.1   Remedies Cumulative ...........................................   45

ARTICLE XXVIII ............................................................   45
     28.1   Acceptance of Surrender .......................................   45

ARTICLE XXIX ..............................................................   46
     29.1   No Merger of Title ............................................   46

ARTICLE XXX ...............................................................   46
     30.1   Conveyance by Lessor ..........................................   46
     30.2   Other Interests ...............................................   46
     30.3   Lessor's Mortgage Default .....................................   49

ARTICLE XXXI ..............................................................   46
     31.1   Quiet Enjoyment ...............................................   46

ARTICLE XXXII .............................................................   47
     32.1   Notices .......................................................   47

ARTICLE XXXIII ............................................................   47
     33.1   Appraisers ....................................................   47

ARTICLE XXXIV .............................................................   48
     34.1   Lessor May Grant Liens ........................................   48
     34.2   Lessee's Right to Cure ........................................   48
     34.3   Breach by Lessor ..............................................   49

ARTICLE XXXV ..............................................................   49
     35.1   Miscellaneous .................................................   49
     35.2   Transition Procedures .........................................   49
     35.3   Waiver of Presentment, Etc ....................................   50

ARTICLE XXXVI .............................................................   50
     36.1   Memorandum of Lease ...........................................   50

ARTICLE XXXVII ............................................................   50
     37.1   Lessor's Option to Purchase Assets of Lessee ..................   50

ARTICLE XXXVIII ...........................................................   51
     38.1   Lessor's Option to Terminate Lease ............................   51

ARTICLE XXXIX .............................................................   51
     39.1   Compliance with Management Agreement ..........................   51

ARTICLE XL ................................................................   52
     40.1   Furniture, Fixture and Equipment Allowance ....................   52

ARTICLE XLI ...............................................................   52
     41.1   The Ground Lease ..............................................   52


Exhibit A - Legal Description
Exhibit B - Work Letter

                                LEASE AGREEMENT

     THIS LEASE AGREEMENT (hereinafter called "LEASE"), made as of the _____ day of ____________, 1997, by and between FelCor Suites Limited Partnership, a Delaware limited partnership (hereinafter called "LESSOR"), and FCH/ITT Leasing, L.L.C., a Delaware limited liability company (hereinafter called "LESSEE"), provides as follows:

                                   AGREEMENT:

     Lessor, for and in consideration of the payment of rent by Lessee to Lessor, the covenants and agreements to be performed by Lessee, and upon the terms and conditions hereinafter stated, does hereby rent and lease unto Lessee, and Lessee does hereby rent and lease from Lessor, the Leased Property.

                                   ARTICLE I

     1.1 Leased Property. The Leased Property shall mean and is comprised of Lessor's interest in the following:

          (a) the land located in the City of ____________, County of _______________, ____________ and described in EXHIBIT A attached hereto and by reference incorporated herein (the "LAND");

          (b) all buildings, structures and other improvements of every kind including, but not limited to, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and offsite), parking areas and roadways appurtenant to such buildings and structures presently situated upon the Land (collectively, the "LEASED IMPROVEMENTS");

          (c) all easements, rights and appurtenances relating to the Land and the Leased Improvements;

          (d) all equipment, machinery, fixtures, and other items of property required for or incidental to the use of the Leased Improvements as a hotel, including all components thereof, now and hereafter permanently affixed to or incorporated into the Leased Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, all of which to the greatest extent permitted by law are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto (collectively, the "FIXTURES");

          (e) all furniture and furnishings and all other items of personal property (excluding Inventory and personal property owned by Lessee) located on, and used in connection with, the operation of the Leased Improvements as a hotel, together with all replacements, modifications, alterations and additions thereto; and

          (f) all existing leases of space within the Leased Improvements (including any security deposits or collateral held by Lessor pursuant thereto).

THE LEASED PROPERTY IS DEMISED IN ITS PRESENT CONDITION WITHOUT REPRESENTATION OR WARRANTY (EXPRESSED OR IMPLIED) BY LESSOR AND SUBJECT TO THE RIGHTS OF PARTIES IN POSSESSION, AND TO THE EXISTING STATE OF TITLE INCLUDING ALL COVENANTS, CONDITIONS, RESTRICTIONS, EASEMENTS AND OTHER MATTERS OF RECORD INCLUDING ALL APPLICABLE LEGAL


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



REQUIREMENTS AND OTHER MATTERS WHICH WOULD BE DISCLOSED BY AN INSPECTION OF THE LEASED PROPERTY OR BY AN ACCURATE SURVEY THEREOF.

     1.2 Term. The term of this Lease (the "TERM") shall commence on the date hereof (the "COMMENCEMENT DATE"), and shall end on the fifteenth (15th) anniversary of the last day of the month preceding the month in which the Commencement Date occurs, unless sooner terminated in accordance with the provisions hereof; provided, however, that Lessor shall have the option, exercisable by Notice to Lessee not later than ninety (90) days prior to the scheduled termination of this Lease, to extend the Term for an additional period of five (5) years, on the same terms and conditions as set forth herein.

     1.3 Management Agreement. Lessor acknowledges that Lessee has entered into the Management Agreement, which provides for a term of twenty (20) years. In the event that Lessor does not exercise its option to extend the Term for an additional five (5) years, as permitted under Section 1.2, upon termination of this Lease, Lessor shall (or shall enter into a new lease with a new lessee, reasonably acceptable to Manager, who will) accept possession of the Hotel subject to the Management Agreement, and shall execute such documentation as may be reasonably requested by Manager to evidence such assumption. In connection with such assumption by Lessor (or its substitute lessee), Lessee shall be released from further liability under the Management Agreement.

                                   ARTICLE II

     2.1 Definitions. For all purposes of this Lease, except as otherwise expressly provided or unless the context otherwise requires, (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular, (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as are at the time applicable, (c) all references in this Lease to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Lease and (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Lease as a whole and not to any particular Article, Section or other subdivision:

     Additional Charges: As defined in Section 3.3.

     Affiliate: As used in this Lease the term "Affiliate" of a Person shall mean (a) any Person that, directly or indirectly, controls or is controlled by or is under common control with such Person, (b) any other Person that owns, beneficially, directly or indirectly, five percent (5%) or more of the outstanding capital stock, shares or equity interests of such Person, or (c) any officer, director, employee, partner or trustee of such Person or any Person controlling, controlled by or under common control with such Person (excluding trustees and Persons serving in similar capacities who are not otherwise an Affiliate of such Person). For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, partnership interests or other equity interests.

     Annual Budget: As used in this Lease, the term "Annual Budget" shall mean an operating and capital budget prepared by Lessee and delivered to Lessor in accordance with Section 3.5.

     Award: As defined in Section 15.1(a).

     Base Rate: The rate of interest announced publicly by Citibank, N.A., in New York, New York, from time to time, as such bank's base rate. If no such rate is announced or if such rate becomes discontinued, then such other rate as Lessor may reasonably designate.

     Base Rent: As defined in Section 3.1(a).

     Business Day: Each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which national banks in the City of New York, New York, or in the municipality wherein the Leased Property is located are closed.

     CERCLA: The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     Claims: As defined in Section 12.1.

     Code: The Internal Revenue Code of 1986, as amended.

     Commencement Date: As defined in Section 1.2.

     Condemnation, Condemnor: As defined in Section 15.1

     Consolidated Financials: For any fiscal year or other accounting period for Lessee and its consolidated subsidiaries, if any, statements of earnings and retained earnings and of changes in financial position for such period and for the period from the beginning of the respective fiscal year to the end of such period and the related balance sheet as at the end of such period, together with the notes thereto, all in reasonable detail and setting forth in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, and prepared in accordance with generally accepted accounting principles and audited by independent certified public accountants acceptable to Lessor in its sole discretion.

     Consolidated Net Worth: At any time, the sum of the following for Lessee and any consolidated subsidiaries, on a consolidated basis determined in accordance with generally accepted accounting principles:

          (a) the amount of capital or stated capital (after deducting the cost of any shares held in its treasury), plus

          (b) the amount of capital surplus and retained earnings (or, in the case of a capital or retained earnings deficit, minus the amount of such deficit), minus

          (c) the sum of the following (without duplication of deductions with respect to items already deducted in arriving at surplus and retained earnings): (1) unamortized debt discount and expense; and (2) any write-up in the book value of assets resulting from a revaluation thereof subsequent to the most recent Consolidated Financials prior to the date thereof, except any net write-up in value of foreign currency in accordance with generally accepted accounting principles.

     Consumer Price Index: The "U.S. City Average, All Items" Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor (Base: 1982-1984=100), or any successor index thereto. If the Consumer Price Index is hereafter converted to a different standard reference base or otherwise revised, any determination hereunder that uses the Consumer Price Index shall be made with the use of such conversion factor, formula or table for converting the Consumer Price Index as may be published by the Bureau of Labor Statistics, or, if the Bureau shall no longer publish the same, then with the use of such conversion factor, formula or table as may be published by Prentice Hall, Inc., or, failing such publication, by any other nationally recognized publisher of similar statistical information.

     Date of Taking: As defined in Section 15.1(d).

     Encumbrance: As defined in Article XXXIV.


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



     Environmental Audit: As defined in Section 8.3(b).

     Environmental Authority: Any department, agency or other body or component of any Government that exercises any form of jurisdiction or authority under any Environmental Law.

     Environmental Authorization: Any license, permit, order, approval, consent, notice, registration, filing or other form of permission or authorization required under any Environmental Law.

     Environmental Laws: All applicable federal, state, local and foreign laws and regulations relating to pollution of the environment (including without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including without limitation laws and regulations relating to emissions, discharges, Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. Environmental Laws include but are not limited to CERCLA, FIFRA, RCRA, SARA and TSCA.

     Environmental Liabilities: Any and all obligations to pay the amount of any judgment or settlement, the cost of complying with any settlement, judgment or order for injunctive or other equitable relief, the cost of compliance or corrective action in response to any notice, demand or request from an Environmental Authority, the amount of any civil penalty or criminal fine, and any court costs and reasonable amounts for attorney's fees, fees for witnesses and experts, and costs of investigation and preparation for defense of any claim or any Proceeding, regardless of whether such Proceeding is threatened, pending or completed, that may be or have been asserted against or imposed upon Lessor, Lessee, any Predecessor, the Leased Property or any property used therein and arising out of:

          (a) Failure of Lessee, Lessor, any Predecessor or the Leased Property to comply at any time with all Environmental Laws;

          (b) Presence of any Hazardous Materials on, in, under, at or in any way affecting the Leased Property;

          (c) A Release at any time of any Hazardous Materials on, in, at, under or in any way affecting the Leased Property;

          (d) Identification of Lessee, Lessor or any Predecessor as a potentially responsible party under CERCLA or under any Environmental Law similar to CERCLA;

          (e) Presence at any time of any above-ground and/or underground storage tanks, as defined in RCRA or in any applicable Environmental Law on, in, at or under the Leased Property or any adjacent site or facility; or

          (f) Any and all claims for injury or damage to persons or property arising out of exposure to Hazardous Materials originating or located at the Leased Property, or resulting from operation thereof or any adjoining property.

     Event of Default: As defined in Section 16.1.

     Fair Market Rental: The fair market rental of the Leased Property means the rental which a willing tenant not compelled to rent would pay a willing landlord not compelled to lease for the use and occupancy of such Leased Property pursuant to the Lease for the term in question, (a) assuming that Lessee is not in default thereunder and (b) determined in accordance with the appraisal procedures set forth in Article XIII or in such other manner as shall be mutually acceptable to Lessor and Lessee.


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



     Fair Market Value: The fair market value of the Leased Property means an amount equal to the price that a willing buyer not compelled to buy would pay a willing seller not compelled to sell for such Leased Property, (a) assuming the same is unencumbered by this Lease, (b) determined in accordance with the appraisal procedures set forth in Article XXXIII or in such other manner as shall be mutually acceptable to Lessor and Lessee, (c) assuming that such seller must pay customary closing costs and title premiums, and (d) taking into account the positive or negative effect on the value of the Leased Property attributable to the interest rate, amortization schedule, maturity date, prepayment penalty and other terms and conditions of any encumbrance that is assumed by the transferee. In addition, in determining the Fair Market Value with respect to damaged or destroyed Leased Property such value shall be determined as if such Leased Property had not been so damaged or destroyed.

     FIFRA: The Federal Insecticide, Fungicide, and Rodenticide Act, as amended.

     Fiscal Year: The twelve (12) month period from January 1 to December 31.

     Fixtures: As defined in Section 1.1.

     Food and Beverage Revenues: All revenues, receipts, and income of any kind derived directly or indirectly by Lessee from or in connection with the sale of food, alcoholic and non-alcoholic beverages, and entertainment from or in a Restaurant or otherwise in the Hotel (other than any Restaurant Sublease Rent), whether on a cash basis or credit, paid or collected, determined in accordance with generally accepted accounting principles, excluding, however: (i) federal, state and municipal excise, sales, and use taxes collected directly from patrons and guests or as a part of the sales price of any goods, services or displays, such as gross receipts, admissions, cabaret or similar or equivalent taxes and paid over to federal, state or municipal governments, (ii) the amount of all credits, rebates or refunds to customers, guests or patrons, and all service charges, finance charges, interest and discounts attributable to charge accounts and credit cards, to the extent the same are paid to Lessee by its customers, guests or patrons, or to the extent the same are paid for by Lessee to, or charged to Lessee by, credit card companies, (iii) gratuities or service charges actually paid to employees, (iv) sales other than sales in the ordinary course of business, (v) the cost of meals to Lessee's employees, and the cost of charitable, promotional or other complimentary meals given by Lessee in the ordinary course of business and in accordance with its normal policies for giving such meals, as is customary for similar operations, (vi) revenues derived from vending machines operated by Lessee for the convenience of its employees, (vii) receipts for returns to shippers, manufacturers or suppliers,
(viii) proceeds of business interruption or other insurance, and (ix) items constituting "allowances" under the Uniform System.

     Furniture and Equipment: For purposes of this Lease, the terms "furniture and equipment" shall mean collectively all furniture, furnishings, wall coverings, fixtures and hotel equipment and systems located at, or used in connection with, the Hotel, together with all replacements therefor and additions thereto, including, without limitation, (i) all equipment and systems required for the operation of kitchens and bars, laundry and dry cleaning facilities, (ii) office equipment, (iii) material handling equipment, cleaning and engineering equipment, (iv) telephone and computerized accounting systems, and (v) vehicles.

     Government: The United States of America, any state, district or territory thereof, any foreign nation, any state, district, department, territory or other political division thereof, or any political subdivision of any of the foregoing.

     Gross Operating Expenses: All salaries and employee expense and payroll taxes (including salaries, wages, bonuses and other compensation of all employees of the Hotel, and benefits including life, medical and disability insurance and retirement benefits), expenditures described in Section 9.1, operational supplies, utilities, insurance to be provided by Lessee under the terms of this Lease, governmental fees and assessments, food, beverages, laundry service expense, the cost of Inventories, license fees, advertising, marketing, reservation systems and any and all other operating expenses as are reasonably necessary for the proper and efficient operation of the Hotel incurred by Lessee in accordance with the provisions hereof (excluding, however, (i) federal, state and municipal excise, sales and use taxes collected directly from patrons and guests or as a part of the sales price of any goods, services or displays, such as gross receipts, admissions, cabaret or similar or equivalent taxes paid over to federal, state or municipal governments, (ii) the cost of insurance to be provided under
Article XIII, (iii) expenditures by Lessor pursuant to Article XIII and (iv) payments on any Mortgage or other mortgage or security instrument on the Hotel); all determined in accordance with generally accepted accounting principles. No part of Lessee's central office overhead or general or administrative expense (as opposed to that of the Hotel) shall be deemed to be a part of Gross Operating Expenses, as herein provided. Reasonable out-of-pocket expenses of Lessee incurred for the account of or in connection with the Hotel operations, including but not limited to postage, telephone charges and reasonable travel expenses of employees, officers and other representatives and consultants of Lessee and its Affiliates, shall be deemed to be a part of Gross Operating Expenses and such persons shall be afforded reasonable accommodations, food, beverages, laundry, valet and other such services by and at the Hotel without charge to such persons or Lessee.

     Gross Operating Profit: For any Fiscal Year, the excess of Gross Revenues for such Fiscal Year over Gross Operating Expenses for such Fiscal Year.

     Gross Revenues: All revenues, receipts, and income of any kind derived directly or indirectly by Lessee from or in connection with the Hotel (including rentals or other payments from tenants, lessees, licensees or concessionaires but not including their gross receipts) whether on a cash basis or credit, paid or collected, determined in accordance with generally accepted accounting principles, excluding, however: (i) funds furnished by Lessor, (ii) federal, state and municipal excise, sales, and use taxes collected directly from patrons and guests or as a part of the sales price of any goods, services or displays, such as gross receipts, admissions, cabaret or similar or equivalent taxes and paid over to federal, state or municipal governments,
(iii) the amount of all credits, rebates or refunds to customers, guests or patrons, and all service charges, finance charges, interest and discounts attributable to charge accounts and credit cards, to the extent the same are paid to Lessee by its customers, guests or patrons, or to the extent the same are paid for by Lessee to, or charged to Lessee by, credit card companies, (iv) gratuities or service charges actually paid to employees, (v) proceeds of insurance and condemnation, (vi) proceeds from sales other than sales in the ordinary course of business, (vii) all loan proceeds from financing or refinancings of the Hotel or interests therein or components thereof, (viii) judgments and awards, except any portion thereof arising from normal business operations of the Hotel, and (ix) items constituting "allowances" under the Uniform System.

     Hazardous Materials: All chemicals, pollutants, contaminants, wastes and toxic substances, including without limitation:

          (a) Solid or hazardous waste, as defined in RCRA or any other Environmental Law;

          (b) Hazardous substances, as defined in CERCLA or any other Environmental Law;

          (c) Toxic substances, as defined in TSCA or any other Environmental
Law;

          (d) Insecticides, fungicides, or rodenticides, as defined in FIFRA or any other Environmental Law; and

          (e) Gasoline or any other petroleum product or byproduct, polychlorinated biphenyl, asbestos and urea formaldehyde.


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



     Hotel: The hotel and/or other facility offering lodging and other services or amenities being operated or proposed to be operated on the Leased Property.

     Impositions: Collectively, all taxes (including, without limitation, all ad valorem, sales and use, single business, gross receipts, transaction, privilege, rent or similar taxes as the same relate to or are imposed upon Lessee or its business conducted upon the Leased Property), assessments (including, without limitation, all assessments for public improvements or benefit, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term), ground rents, water, sewer or other rents and charges, excises, tax inspection, authorization and similar fees and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Leased Property or the business conducted thereon by Lessee (including all interest and penalties thereon caused by any failure in payment by Lessee), which at any time prior to, during or with respect to the Term hereof may be assessed or imposed on or with respect to or be a lien upon (a) Lessor's interest in the Leased Property, (b) the Leased Property, or any part thereof or any rent therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on or in connection with the Leased Property, or the leasing or use of the Leased Property or any part thereof by Lessee. Nothing contained in this definition of Impositions shall be construed to require Lessee to pay (1) any tax based on net income (whether denominated as a franchise or capital stock or other tax) imposed on Lessor or any other Person, or (2) any net revenue tax of Lessor or any other Person, or (3) any tax imposed with respect to the sale, exchange or other disposition by Lessor of any Leased Property or the proceeds thereof, or (4) any single business, gross receipts (other than a tax on any rent received by Lessor from Lessee), transaction, privilege or similar taxes as the same relate to or are imposed upon Lessor, except to the extent that any tax, assessment, tax levy or charge that Lessee is obligated to pay pursuant to the first sentence of this definition and that is in effect at any time during the Term hereof is totally or partially repealed, and a tax, assessment, tax levy or charge set forth in clause (1) or (2) is levied, assessed or imposed expressly in lieu thereof.

     Indemnified Party: Either of a Lessee Indemnified Party or a Lessor Indemnified Party.

     Indemnifying Party: Any party obligated to indemnify an Indemnified Party pursuant to Sections 8.3 or 22.1.

     Insurance Requirements: All terms of any insurance policy required by this Lease and all requirements of the issuer of any such policy.

     Inventory: All "Inventories of Merchandise" and "Inventories of Supplies" as defined in the Uniform System.

     Land: As defined in Section 1.1.

     Lease: This Lease.

     Leased Improvements; Leased Property: Each as defined in Section 1.1.

     Legal Requirements: All federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting either the Leased Property or the maintenance, construction, use or alteration thereof (whether by Lessee or otherwise), whether now in force or hereafter enacted and in force, including
(a) all laws, rules or regulations pertaining to the environment, occupational health and safety and public health, safety or welfare, and (b) any laws, rules or regulations that may (1) require repairs, modifications or alterations in or to the Leased Property or (2) in any way adversely affect the use and enjoyment thereof; and all permits, licenses and authorizations and regulations relating thereto and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Lessee (other than encumbrances created by Lessor without the consent of Lessee), at any time in force affecting the Leased Property.

     Lending Institution: Any insurance company, credit company, federally-insured commercial or savings bank, national banking association, savings and loan association, employees welfare, pension or retirement fund or system, corporate profit sharing or pension trust, college or university, or real estate investment trust, including any corporation qualified to be treated for federal tax purposes as a real estate investment trust, such trust having a net worth of at least $10,000,000.

     Lessee: The Lessee designated on this Lease and its respective permitted successors and assigns.

     Lessee Indemnified Party: Lessee, any Affiliate of Lessee, any other Person against whom any claim for indemnification may be asserted hereunder as a result of a direct or indirect ownership interest (including a stockholder's interest) in Lessee, the officers, directors, stockholders, employees, agents and representatives of Lessee, and the respective heirs, personal representatives, successors and assigns of any such officer, director, stockholder, employee, agent or representative.

     Lessee's Personal Property: As defined in Section 6.2.

     [Lessee's Work: As defined in Section 10.4.]

     Lessor: The Lessor designated on this Lease and its respective successors and assigns.

     Lessor Indemnified Party: Lessor, any Affiliate of Lessor, any other Person against whom any claim for indemnification may be asserted hereunder as a result of a direct or indirect ownership interest (including a stockholder's or partnership interest) in Lessor, the officers, directors, stockholders, employees, agents and representatives of the general partner of Lessor and any partner, agent, or representative of Lessor, and the respective heirs, personal representatives, successors and assigns of any such officer, director, partner, stockholder, employee, agent or representative.

     Licenses: As defined in Section 35.2.

     Management Agreement: The agreement pursuant to which Manager operates the Hotel.

     Manager: Sheraton Operating Corporation, a Delaware corporation, or any successor manager that is retained by Lessee to operate the Hotel pursuant to this Lease and the Management Agreement.

     Minimum Price: The sum of (a) the equity in the Leased Property at the time of acquisition of the Leased Property by Lessor, plus (b) other capital expenditures on the Leased Property by Lessor after the date hereof (less depreciation and amortization thereof) plus (c) the unpaid principal balance of all encumbrances against the Leased Property at the time of purchase of the Leased Property by Lessee, less (x) all proceeds received by Lessor from any financing or refinancing of the Leased Property after the date hereof (after payment of any debt refinanced and net of any costs and expenses incurred in connection with such financing or refinancing, including, without limitation, loan points, commitment fees and commissions and legal fees) and (y) the net amount (after deduction of all reasonable legal fees and other costs and expenses, including without limitation expert witness fees, incurred by Lessor in connection with obtaining any such proceeds or award) of all insurance proceeds received by Lessor and awards received by Lessor from any partial Taking of the Leased Property that are not applied to restoration.

     Mortgage: As defined in Section 30.2.

     Notice: As defined in Article XXXII.


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



     Officer's Certificate: A certificate of Lessee reasonably acceptable to Lessor, signed by the chief financial officer or another officer authorized so to sign by the board of directors or other governing body of Lessee, or by-laws or operating agreement of Lessee, or any other person whose power and authority to act has been authorized by delegation in writing by any such officer.

     Overdue Rate: On any date, a rate equal to the Base Rate plus five percent (5%) per annum, but in no event greater than the maximum rate then permitted under applicable law.

     Payment Date: Any due date for the payment of any installment of Base
Rent.

     Percentage Rent: As defined in Section 3.1(b).

     Person: Any Government, natural person, corporation, general or limited partnership, limited liability company, stock company or association, joint venture, association, company, trust, bank, trust company, land trust, business trust, or other entity.

     Personal Property Taxes: All personal property taxes imposed on the furniture, furnishings or other items of personal property located on, and used in connection with, the operation of the Leased Improvements as a hotel (other than Inventory and other personal property owned by Lessee), together with all replacement, modifications, alterations and additions thereto.

     Predecessor: Any Person whose liabilities arising under any Environmental Law have or may have been retained or assumed by Lessor or Lessee, either contractually or by operation of law, relating to the Leased Property.

     Primary Intended Use: As defined in Section 7.2(b).

     Proceeding: Any judicial action, suit or proceeding (whether civil or criminal), any administrative proceeding (whether formal or informal), any investigation by a governmental authority or entity (including a grand jury), and any arbitration, mediation or other non-judicial process for dispute resolution.

     Purchase and Sale Agreement: The Contract for Purchase and Sale of Hotels dated as of June 5, 1997 by and among ITT Sheraton Corporation and certain of its affiliates, as Seller, and Lessor, as Purchaser.

     RCRA: The Resource Conservation and Recovery Act, as amended.

     Real Estate Taxes: All real estate taxes, including general and special assessments, if any, which are imposed upon the Land, and any improvements thereon.

     Rejectable Offer Price: An amount equal to the greater of (a) the Fair Market Value, determined as of the applicable purchase date, or (b) the Minimum Price.

     Release: A "Release" as defined in CERCLA or in any Environmental Law, unless such Release has been properly authorized and permitted in writing by all applicable Environmental Authorities or is allowed by such Environmental Law without authorizations or permits.

     Rent: Collectively, the Base Rent, Percentage Rent, and Additional
Charges.

     Restaurant: Any restaurant or cocktail lounge, together with a kitchen for those facilities, which may be located in the Hotel at any time and from time to time.

     Restaurant Sublease Rent: The entire net amount of rentals (including base rent and percentage rent) and other amounts, if any, received by Lessee under any sublease (or similar


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



agreement) of a Restaurant which may be entered into from time to time between Lessee and any unaffiliated third party, net of any management fees payable to Manager under the Management Agreement with respect to such rentals.

     Revenues Computation: As defined in Section 3.1(b).

     Room Revenue Breakpoint: As defined in Section 3.1(b).

     Room Revenues: All revenues, receipts, and income of any kind derived directly or indirectly by Lessee from or in connection with the rental of guest rooms or suites, whether to individuals, groups or transients, at the Hotel, whether on a cash basis or credit, paid or collected, determined in accordance with generally accepted accounting principles, excluding the following:

          (a) The amount of all credits, rebates or refunds to customers, guests or patrons, and all service charges, finance charges, interest and discounts attributable to charge accounts and credit cards, to the extent the same are paid to Lessee by its customers, guests or patrons, or to the extent the same are paid for by Lessee to, or charged to Lessee by, credit card companies;

          (b) All sales taxes or any other taxes imposed on the rental of such guest rooms or suites;

          (c) Gratuities or service charges actually paid to employees;

          (d) Proceeds of business interruption and other insurance; and

          (e) Food and Beverage Revenues or Sundry Revenues.

     SARA: The Superfund Amendments and Reauthorization Act of 1986, as amended.

     State: The state or commonwealth in which the Hotel is located.

     Subsidiaries: Persons in which Lessee owns, directly or indirectly, more than fifty percent (50%) of the voting stock or control, as applicable.

     Sundry Revenues: All revenues, receipts, and income derived from the Hotel's meeting rooms, telephones, TV and movie rentals, check room, washroom, laundry, valet, vending machines, and other sources not specified herein as Room Revenues or Food and Beverage Revenues.

     Taking: A taking or voluntary conveyance during the Term hereof of all or part of the Leased Property, or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any Condemnation or other eminent domain Proceeding affecting the Leased Property whether or not the same shall have actually been commenced.

     Term: As defined in Section 1.2.

     TSCA: The Toxic Substances Control Act, as amended.

     Unavoidable Delays: Delays due to strikes, lock-outs, labor unrest, inability to procure materials, power failure, acts of God, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or other causes beyond the control of the party responsible for performing an obligation hereunder, provided that lack of funds shall not be deemed a cause beyond the control of either party hereto unless such lack of funds is caused by the failure of the other party hereto to perform any obligations of such party under this Lease or any guaranty of this Lease.

     Uneconomic for its Primary Intended Use: A state or condition of the Hotel such that, in the good faith judgment of Lessee, reasonably exercised and evidenced by the resolution of the board of directors or other governing body of Lessee, the Hotel cannot be operated on a commercially practicable basis for its Primary Intended Use, taking into account, among other relevant factors, the number of usable rooms and projected revenues, such that Lessee intends to, and shall, complete the cessation of operations from the Hotel.

     Uniform System: The Uniform System of Accounts for Hotels (9th Revised Edition, 1996) as published by the Hotel Association of New York City, Inc., as the same may hereafter be revised.

     Unsuitable for its Primary Intended Use: A state or condition of the Hotel such that, in the good faith judgment of Lessee, reasonably exercised and evidenced by the resolution of the board of directors or other governing body of Lessee, due to casualty damage or loss through Condemnation, the Hotel cannot function as an integrated hotel facility consistent with standards applicable to a well maintained and operated hotel.

     Work Letter: As defined in Section 10.4.

     Working Capital: Funds reasonably necessary for the day-to-day operation of the Hotel's business for a thirty (30) day period, including, without limitation, amounts sufficient for the maintenance of change and petty cash funds, operating bank accounts, payrolls, accounts payable, accrued current liabilities, and funds required to maintain Inventories.

                                  ARTICLE III

     3.1 Rent. Lessee will pay to Lessor in lawful money of the United States of America which shall be legal tender for the payment of public and private debts, in immediately available funds, at Lessor's address set forth in Article XXXII hereof or at such other place or to such other Person as Lessor from time to time may designate in a Notice, all Base Rent, Percentage Rent and Additional Charges, during the Term, as follows:

          (a) Base Rent: The annual sum of $_________ (or, in the case of the fiscal year ending on December 31, 1997, $_____ (pro rated for any period of less than six months in such fiscal year that this Lease is in effect)), in both cases as adjusted pursuant to Section 3.1(d) hereof, payable in advance in equal, consecutive monthly installments, on or before the tenth day of each calendar month of the Term ("BASE RENT"); provided, however, that the first monthly payment of Base Rent shall be payable during the second calendar month of the Term, and that the first and last monthly payments of Base Rent shall be pro rated as to any partial month (subject to adjustment as provided in Sections 5.2, 14.5 and 15.3);(1) and

          (b) Percentage Rent: For each Fiscal Year during the Term commencing with the Fiscal Year ending December 31, 1997, Lessee shall pay percentage rent ("PERCENTAGE RENT") quarterly in an amount calculated by the following formula:

               The amount equal to the Revenues Computation

                              less

               an amount equal to the Base Rent paid year to date for the applicable Fiscal Year

--------
     (1) Insert in blanks the amounts set forth for each Hotel on attached Rent Schedule.

                                      less

               an amount equal to Percentage Rent paid year to date for the applicable Fiscal Year equals

               Percentage Rent for the applicable quarter.

For the purposes of this formula:

               The Revenues Computation is equal to the amount obtained by adding, for the applicable Fiscal Year, an amount equal to the sum of
          (i) seventeen percent (17.0%) of the first $_______ (or, in the case of the fiscal year ending on December 31, 1997, $_______ (pro rated for any period of less than six months in such fiscal year that this Lease is in effect)) in year to date Room Revenues ("Room Revenue Breakpoint") and sixty-five percent (65.0%) of all year to date Room Revenues in excess of the Room Revenue Breakpoint, plus (ii) five percent (5.0%) of year to date Food and Beverage Revenues, plus (iii) ninety-eight percent (98.0%) of any Restaurant Sublease Rent received by Lessee year to date; each year the threshold Room Revenues shall be adjusted by the same percentage that the Base Rent is adjusted pursuant to Section 3.1(d). No Percentage Rent shall be payable by Lessee with respect to Sundry Revenues.(2)

          (c) Officer's Certificates. Additionally, an Officer's Certificate shall be delivered to Lessor quarterly, together with such quarterly Percentage Rent payment, setting forth the calculation of such rent payment for such quarter, within forty-five (45) days after each of the first three quarters of each Fiscal Year (or part thereof) in the Term. Such quarterly payments shall be based on the formula set forth in Section 3.1(b). There shall be no reduction in the Base Rent regardless of the result of the Revenues Computations.

     In addition, on or before March 31 of each year, commencing with March 31, 1998, Lessee shall deliver to Lessor an Officer's Certificate reasonably acceptable to Lessor setting forth the computation of the actual Percentage Rent that accrued for each quarter of the Fiscal Year that ended on the immediately preceding December 31 and shall pay to Lessor Percentage Rent, if due and payable, for the last quarter of the applicable Fiscal Year. Additionally, if the annual Percentage Rent due and payable for any Fiscal Year (as shown in the applicable Officer's Certificate) exceeds the amount actually paid as Percentage Rent by Lessee for such year, Lessee also shall pay such excess to Lessor at the time such certificate is delivered. If the Percentage Rent actually due and payable for such Fiscal Year is shown by such certificate to be less than the amount actually paid as Percentage Rent for the applicable Fiscal Year, Lessor, at its option, shall reimburse such amount to Lessee or credit such amount against subsequent months' Base Rent and, to the extent necessary, subsequent quarters' Percentage Rent payments. Any such credit to Base Rent shall not be applied for purposes of calculating Percentage Rent payable for any subsequent quarter.

         Any difference between the annual Percentage Rent due and payable for any Fiscal Year (as shown in the applicable Officer's Certificate or as adjusted pursuant to Section 3.3) and the total amount of quarterly payments for such Fiscal Year actually paid by Lessee as Percentage Rent, whether in favor of Lessor or Lessee, shall bear interest at the Overdue Rate, which interest shall accrue from the due date of the last quarterly payment for the Fiscal Year until the amount of such difference shall be paid or otherwise discharged. Any such interest payable to Lessor shall be deemed to be and shall be payable as Additional Charges.



--------
     (2) Insert in blanks the amounts set forth for each Hotel on attached Rent Schedule.

     The obligation to pay Percentage Rent shall survive the expiration or earlier termination of the Term, and a final reconciliation, taking into account, among other relevant adjustments, any adjustments which are accrued after such expiration or termination date but which related to Percentage Rent accrued prior to such termination date, and Lessee's good faith best estimate of the amount of any unresolved contractual allowances, shall be made not later than two (2) years after such expiration or termination date, but Lessee shall advise Lessor within sixty (60) days after such expiration or termination date of Lessee's best estimate at that time of the approximate amount of such adjustments, which estimate shall not be binding on Lessee or have any legal effect whatsoever.

          (d) Annual Adjustments to Base Rent and Percentage Rent. For each year of the Term beginning on or after January 1, 1998, the Base Rent shall be adjusted annually to increase (but not decrease) the Base Rent by one and one-half percent (1.5%) over the Base Rent for the preceding year. Adjustments in the Base Rent shall be effective on the first day of the first calendar month of the Fiscal Year to which such adjusted Base Rent applies. The Room Revenues Breakpoint then included in the Revenues Computation pursuant to
Section 3.1(b) shall be similarly adjusted, effective with each such adjustment in the Base Rent.

          (e) Manager Fund-up Cure Payments. If and to the extent that Manager pays amounts to Lessee pursuant to Section 8.3 of the Management Agreement in order to avoid termination of the Management Agreement by Lessee for Manager's failure to meet the requirements of (i) 12% cash-on-cash return to Lessor, or
(ii) 90% of Star report yield index, as described therein, Lessee shall pay such amounts to Lessor as additional Percentage Rent hereunder.

     3.2 Confirmation of Percentage Rent. Lessee shall utilize, or cause to be utilized, an accounting system for the Leased Property in accordance with its usual and customary practices, and in accordance with generally accepted accounting principles, that will accurately record all data necessary to compute Percentage Rent, and Lessee shall retain, for at least four (4) years after the expiration of each Fiscal Year (and in any event until the reconciliation described in Section 3.1(c) for such Fiscal Year has been made), reasonably adequate records conforming to such accounting system showing all data necessary to compute Percentage Rent for the applicable Fiscal Years. Lessor, at its expense (except as provided hereinbelow), shall have the right from time to time, upon prior written notice to Lessee and Manager, by its accountants or representatives to audit the information that formed the basis for the data set forth in any Officer's Certificate provided under Section 3.1(c) and, in connection with such audits, to examine all Lessee's records (including supporting data and sales and excise tax returns) reasonably required to verify Percentage Rent, subject to any prohibitions or limitations on disclosure of any such data under Legal Requirements; provided, however that Lessor may only inspect or audit records in Manager's possession subject to the terms of Lessee's access thereto under the Management Agreement. If any such audit discloses a deficiency in the payment of Percentage Rent, and either Lessee agrees with the result of such audit or the matter is otherwise determined or compromised, Lessee shall forthwith pay to Lessor the amount of the deficiency, as finally agreed or determined, together with interest at the Overdue Rate from the date when said payment should have been made to the date of payment thereof; provided, however, that as to any audit that is commenced more than two (2) years after the date Percentage Rent for any Fiscal Year is reported by Lessee to Lessor, the deficiency, if any, with respect to such Percentage Rent shall bear interest at the Overdue Rate only from the date such determination of deficiency is made unless such deficiency is the result of gross negligence or willful misconduct on the part of Lessee, in which case interest at the Overdue Rate will accrue from the date such payment should have been made to the date of payment thereof. If any such audit discloses that the Percentage Rent actually due from Lessee for any Fiscal Year exceed those reported by Lessee by more than three percent (3%), Lessee shall pay the cost of such audit and examination. Any proprietary information obtained by Lessor pursuant to the provisions of this Section shall be treated as confidential, except that such information may be used, subject to appropriate confidentiality safeguards, in any litigation between the parties and except further that Lessor may disclose such information to prospective lenders. The obligations of Lessee contained in this Section shall survive the expiration or earlier termination of this Lease.

     3.3 Additional Charges. In addition to the Base Rent and Percentage Rent,
(a) Lessee also will pay and discharge as and when due and payable all other amounts, liabilities, obligations and Impositions that Lessee assumes or agrees to pay under this Lease, and (b) in the event of any failure on the part of Lessee to pay any of those items referred to in clause (a) of this Section 3.3, Lessee also will promptly pay and discharge every fine, penalty, interest and cost that may be added for non-payment or late payment of such items (the items referred to in clauses (a) and (b) of this Section 3.3 being additional rent hereunder and being referred to herein collectively as the "ADDITIONAL CHARGES"), and Lessor shall have all legal, equitable and contractual rights, powers and remedies provided either in this Lease or by statute or otherwise in the case of non-payment of the Additional Charges as in the case of non-payment of the Base Rent. If any installment of Base Rent, Percentage Rent or Additional Charges (but only as to those Additional Charges that are payable directly to Lessor) shall not be paid on its due date, Lessee will pay Lessor on demand, as Additional Charges, a late charge (to the extent permitted by law) computed at the Overdue Rate on the amount of such installment, from the due date of such installment to the date of payment thereof. To the extent that Lessee pays any Additional Charges to Lessor pursuant to any requirement of this Lease, Lessee shall be relieved of its obligation to pay such Additional Charges to the entity to which they would otherwise be due and Lessor shall pay same from monies received from Lessee.

     3.4 Net Lease Provision. The Rent shall be paid absolutely net to Lessor, so that this Lease shall yield to Lessor the full amount of the installments of Base Rent, Percentage Rent and Additional Charges throughout the Term, all as more fully set forth in Article V, but subject to any other provisions of this Lease that expressly provide for adjustment or abatement of Rent or other charges or expressly provide that certain expenses or maintenance shall be paid or performed by Lessor.

     3.5 Annual Budget. Not later than thirty (30) days prior to the commencement of each Fiscal Year, Lessee shall submit the Annual Budget to Lessor. The Annual Budget shall contain the following, to the extent included in the operating budgets and capital budgets provided to Lessee by Manager under the management agreement for the Hotel:

          (a) Lessee's reasonable estimate of Gross Revenues (including room rates and Room Revenues), Gross Operating Expenses, and Gross Operating Profits for the forthcoming Fiscal Year itemized on schedules on a quarterly basis as approved by Lessor and Lessee, as same may be revised or replaced from time to time by Lessee and approved by Lessor, together with the assumptions, in narrative form, forming the basis of such schedules.

          (b) An estimate of the amounts to be dedicated to the repair, replacement, or refurbishment of Furniture and Equipment.

          (c) An estimate of any amounts Lessor will be required to provide for required or desirable capital improvements to the Hotel or any of its components.

          (d) A cash flow projection.

          (e) A business plan, which shall describe business objectives and strategies for the forthcoming Fiscal Year, and shall include without limitation an analysis of the market area in which the Hotel competes, a comparison of the Hotel and its business with competitive hotels, an analysis of categories of potential guests, and a description of sales and marketing activities designed to achieve and implement identified objectives and strategies.

     3.6 Books and Records. Lessee shall keep full and adequate books of account and other records reflecting the results of operation of the Hotel on an accrual basis, all in accordance with generally accepted accounting principles and the obligations of Lessee under this Lease Agreement. The books of account and all other records relating to or reflecting the operation of the Hotel shall be kept either at the Hotel or at Lessee's offices in Irving, Texas or at Manager's central offices, and shall be available to Lessor and its representatives and its auditors or accountants, at all reasonable times, upon prior written notice to Lessee and Manager, for examination, audit, inspection, and transcription; provided, however that Lessor may only inspect or audit records in Manager's possession subject to the terms of Lessee's access thereto under the Management Agreement. All of such books and records pertaining to the Hotel including, without limitation, books of account, guest records and front office records, at all times shall be the property of Lessor and shall not be removed from the Hotel or Lessee's offices or Manager's central offices (but may be moved among any of the foregoing) by Lessee without Lessor approval.

                                   ARTICLE IV

     4.1 Payment of Impositions. Subject to Article XII (relating to permitted contests), Lessee will pay, or cause to be paid, all Impositions (other than Real Estate Taxes and Personal Property Taxes, which shall be paid by Lessor) before any fine, penalty, interest or cost may be added for non-payment, such payments to be made directly to the taxing or other authorities where feasible, and will promptly furnish to Lessor copies of official receipts or other satisfactory proof evidencing such payments. Lessee's obligation to pay such Impositions shall be deemed absolutely fixed upon the date such Impositions become a lien upon the Leased Property or any part thereof. If any such Imposition may, at the option of the taxpayer, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Lessee may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and in such event, shall pay such installments during the Term hereof (subject to Lessee's right of contest pursuant to the provisions of Article XII) as the same respectively become due and before any fine, penalty, premium, further interest or cost may be added thereto. Lessor, at its expense, shall, to the extent required or permitted by applicable law, prepare and file all tax returns in respect of Lessor's net income, gross receipts, sales and use, single business, transaction privilege, rent, ad valorem, franchise taxes, Real Estate Taxes, Personal Property Taxes and taxes on its capital stock, and Lessee, at its expense, shall, to the extent required or permitted by applicable laws and regulations, prepare and file all other tax returns and reports in respect of any Imposition as may be required by governmental authorities. If any refund shall be due from any taxing authority in respect of any Imposition paid by Lessee, the same shall be paid over to or retained by Lessee if no Event of Default shall have occurred hereunder and be continuing. If an Event of Default shall have occurred and be continuing, any such refund shall be paid over to or retained by Lessor. Any such funds retained by Lessor due to an Event of Default shall be applied as provided in Article XVI. Lessor and Lessee shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports. Lessee shall file all Personal Property Tax returns in such jurisdictions where it is legally required so to file. Lessor, to the extent it possesses the same, and Lessee, to the extent it possesses the same, will provide the other party, upon request, with cost and depreciation records necessary for filing returns for any property classified as personal property. Where Lessor is legally required to file Personal Property Tax returns, Lessee shall provide Lessor with copies of assessment notices in sufficient time for Lessor to file a protest. Lessor may, upon Notice to Lessee, at Lessor's option and at Lessor's sole expense, protest, appeal, or institute such other proceedings (in its or Lessee's name) as Lessor may deem appropriate to effect a reduction of real estate or personal property assessments for those Impositions to be paid by Lessor, and Lessee, at Lessor's expense as aforesaid, shall fully cooperate with Lessor in such protest, appeal, or other action. Lessor hereby agrees to indemnify, defend, and hold harmless Lessee from and against any claims, obligations, and liabilities against or incurred by Lessee in connection with such cooperation. Billings for reimbursement of Personal Property Taxes by Lessee to Lessor shall be accompanied by copies of a bill therefor and payments thereof which identify the personal property with respect to which such payments are made. Lessor, however, reserves the right to effect any such protest, appeal or other action and, upon Notice to Lessee, shall control any such activity, which shall then go forward at Lessor's sole expense. Upon such Notice, Lessee, at Lessor's expense, shall cooperate fully with such activities.

     4.2 Notice of Impositions. Lessor shall give prompt Notice to Lessee of all Impositions payable by Lessee hereunder of which Lessor at any time has knowledge, provided that Lessor's failure to give any such Notice shall in no way diminish Lessee's obligations hereunder to pay such Impositions, but such failure shall obviate any default hereunder for a reasonable time after Lessee receives Notice of any Imposition which it is obligated to pay during the first taxing period applicable thereto.

     4.3 Adjustment of Impositions. Impositions imposed in respect of the tax-fiscal period during which the Term terminates shall be adjusted and prorated between Lessor and Lessee, whether or not such Imposition is imposed before or after such termination, and Lessee's obligation to pay its prorated share thereof after termination shall survive such termination.

     4.4 Utility Charges. Lessee will be solely responsible for obtaining and maintaining utility services to the Leased Property and will pay or cause to be paid all charges for electricity, gas, oil, water, sewer and other utilities used in the Leased Property during the Term.

     4.5 Insurance Premiums. Lessee will pay or cause to be paid all premiums for the insurance coverages required to be maintained by it under Article XIII.

                                   ARTICLE V

     5.1 No Termination, Abatement, Etc. Except as otherwise specifically provided in this Lease, and except for loss of the Management Agreement solely by reason of any action or inaction by Lessor, Lessee, to the extent permitted by law, shall remain bound by this Lease in accordance with its terms and shall neither take any action without the written consent of Lessor (which shall not be unreasonably withheld or delayed) to modify, surrender or terminate the same, nor seek nor be entitled to any abatement, deduction, deferment or reduction of the Rent, or setoff against the Rent, nor shall the obligations of Lessee be otherwise affected by reason of (a) any damage to, or destruction of, any Leased Property or any portion thereof from whatever cause or any Taking of the Leased Property or any portion thereof, (b) the lawful or unlawful prohibition of, or restriction upon, Lessee's use of the Leased Property, or any portion thereof, or the interference with such use by any Person other than Lessor, (c) any claim which Lessee has or might have against Lessor by reason of any default or breach of any warranty by Lessor under this Lease or any other agreement between Lessor and Lessee, or to which Lessor and Lessee are parties, (d) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Lessor or any assignee or transferee of Lessor, or (e) for any other cause whether similar or dissimilar to any of the foregoing other than a discharge of Lessee from any such obligations as a matter of law. Lessee hereby specifically waives all rights, arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law to (1) modify, surrender or terminate this Lease or quit or surrender the Leased Property or any portion thereof, or (2) entitle Lessee to any abatement, reduction, suspension or deferment of the Rent or other sums payable by Lessee hereunder, except as otherwise specifically provided in this Lease. The obligations of Lessee hereunder shall be separate and independent covenants and agreements and the Rent and all other sums payable by Lessee hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Lease or by termination of this Lease other than by reason of an Event of Default.

     5.2 Abatement Procedures. In the event of a partial Taking as described in
Section 15.5, the Lease shall not terminate, but the Base Rent shall be abated in the manner and to the extent that is fair, just and equitable to both Lessee and Lessor, taking into consideration, among other relevant factors, the number of usable rooms, the amount of square footage, or the revenues affected by such partial Taking. If Lessor and Lessee are unable to agree upon the amount of such abatement within thirty (30) days after such partial Taking, the matter may be submitted by either party to a court of competent jurisdiction for resolution.

                                   ARTICLE VI

     6.1 Ownership of the Leased Property. Lessee acknowledges that the Leased Property is the property of Lessor and that Lessee has only the right to the possession and use of the Leased Property upon the terms and conditions of this Lease.

     6.2 Lessee's Personal Property. Lessee will acquire and maintain throughout the Term such Inventory as is required to operate the Leased Property in the manner contemplated by this Lease. Lessee may (and shall as provided hereinbelow), at its expense, install, affix or assemble or place on any parcels of the Land or in any of the Leased Improvements, any items of personal property (including Inventory) owned by Lessee. Lessee, at the commencement of the Term, and from time to time thereafter, shall provide Lessor with an accurate list of all such items of Lessee's personal property (collectively, the "LESSEE'S PERSONAL PROPERTY"). Lessee may, subject to the first sentence of this Section 6.2 and the conditions set forth below, remove any of Lessee's Personal Property set forth on such list at any time during the Term or upon the expiration or any prior termination of the Term. All of Lessee's Personal Property, other than Inventory, not removed by Lessee within ten (10) days following the expiration or earlier termination of the Term shall be considered abandoned by Lessee and may be appropriated, sold, destroyed or otherwise disposed of by Lessor without first giving Notice thereof to Lessee, without any payment to Lessee and without any obligation to account therefor. Lessee will, at its expense, restore the Leased Property to the condition required by Section 9.1(d), including repair of all damage to the Leased Property caused by the removal of Lessee's Personal Property, whether effected by Lessee or Lessor. Upon the expiration or earlier termination of the Term, Lessor or its designee shall have the option to purchase all Inventory on hand at the Leased Property at the time of such expiration or termination (other than Inventory with to respect to which the Manager has exercised any purchase option under the Management Agreement) for a sale price equal to the fair market value of such Inventory. Lessee may make such financing arrangements, title retention agreements, leases or other agreements with respect to Lessee's Personal Property as it sees fit provided that Lessee first advises Lessor of any such arrangement and such arrangement expressly provides that in the event of Lessee's default thereunder, Lessor (or its designee) may assume Lessee's obligations and rights under such arrangement.

     6.3 Lessor's Lien. To the fullest extent permitted by applicable law, Lessor is granted a lien and security interest on all Lessee's personal property now or hereinafter placed in or upon the Leased Property, and such lien and security interest shall remain attached to such Lessee's personal property until payment in full of all Rent and satisfaction of all of Lessee's obligations hereunder; provided, however, Lessor shall subordinate its lien and security interest to that of any non-Affiliate of Lessee which finances such Lessee's personal property or any non-Affiliate conditional seller of such Lessee's personal property, the terms and conditions of such subordination to be satisfactory to Lessor in the exercise of reasonable discretion. Lessee shall, upon the request of Lessor, execute such financing statements or other documents or instruments reasonably requested by Lessor to perfect the lien and security interests herein granted. Lessee hereby authorizes Lessor to execute and file financing statements signed only be a representative of Lessor covering the security interest of Lessor in Lessee's personal property.

                                  ARTICLE VII

     7.1 Condition of the Leased Property. Lessee acknowledges receipt and delivery of possession of the Leased Property. Lessee has examined and otherwise has knowledge of the condition of the Leased Property and has found the same to be satisfactory for its purposes hereunder. Lessee is leasing the Leased Property "as is" in its present condition. Lessee waives any claim or action against Lessor in respect of the condition of the Leased Property. LESSOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY, OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, AS

TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY LESSEE. LESSEE ACKNOWLEDGES THAT THE LEASED PROPERTY HAS BEEN INSPECTED BY LESSEE AND IS SATISFACTORY TO IT. Provided, however, to the extent permitted by law, Lessor hereby assigns to Lessee all of Lessor's rights to proceed against any predecessor in title (other than any Affiliate of Lessee which conveyed the Property to Lessor) for breaches of warranties or representations or for latent defects in the Leased Property. Lessor shall fully cooperate with Lessee in the prosecution of any such claim, in Lessor's or Lessee's name, all at Lessee's sole cost and expense. Lessee hereby agrees to indemnify, defend and hold harmless Lessor from and against any claims, obligations and liabilities against or incurred by Lessor in connection with such cooperation.

     7.2 Use of the Leased Property.

          (a) Lessee covenants that it will proceed with all due diligence and will exercise reasonable efforts to obtain and to maintain all approvals needed to use and operate the Leased Property and the Hotel under applicable local, state and federal law.

          (b) Lessee shall use or cause to be used the Leased Property only as a Sheraton [or Sheraton Suites(R)} hotel facility, and for such other uses as may be necessary or incidental to such use or such other use as otherwise approved by Lessor (the "PRIMARY INTENDED USE"). Lessee shall not use the Leased Property or any portion thereof for any other use without the prior written consent of Lessor, which consent may be granted, denied or conditioned in Lessor's sole discretion. No use shall be made or permitted to be made of the Leased Property, and no acts shall be done, which will cause the cancelation or increase the premium of any insurance policy covering the Leased Property or any part thereof (unless another adequate policy satisfactory to Lessor is available and Lessee pays any premium increase), nor shall Lessee sell or permit to be kept, used or sold in or about the Leased Property any article which may be prohibited by law or fire underwriter's regulations. Lessee shall, at its sole cost, comply with all of the requirements pertaining to the Leased Property of any insurance board, association, organization or company necessary for the maintenance of insurance, as herein provided, covering the Leased Property and Lessee's Personal Property.

          (c) Subject to the provisions of Articles XIV, XV, XXI and XXII, Lessee covenants and agrees that during the Term it will (1) operate continuously the Leased Property as a hotel facility, (2) keep in full force and effect and comply with all the provisions of the Management Agreement, (3) not terminate or amend the Management Agreement without the consent of Lessor (which shall not be unreasonably withheld or delayed), (4) maintain appropriate certifications and licenses for such use and (5) will seek to maximize the Gross Revenues generated therefrom consistent with sound business practices.

          (d) Lessee shall not commit or suffer to be committed any waste on the Leased Property, or in the Hotel, nor shall Lessee cause or permit any nuisance thereon.

          (e) Lessee shall neither suffer nor permit the Leased Property or any portion thereof, or Lessee's Personal Property, to be used in such a manner as
(1) might reasonably tend to impair Lessor's (or Lessee's, as the case may be) title thereto or to any portion thereof, or (2) may reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of the Leased Property or any portion thereof, except as necessary in the ordinary and prudent operation of the Hotel on the Leased Property.

     7.3 Lessor to Grant Easements, Etc. Lessor will, from time to time, so long as no Event of Default has occurred and is continuing, at the request of Lessee and at Lessee's cost and expense (but subject to the approval of Lessor, which approval shall not be unreasonably withheld or delayed), (a) grant easements and other rights in the nature of easements with respect to the Leased


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Property to third parties, (b) release existing easements or other rights in the nature of easements which are for the benefit of the Leased Property, (c) dedicate or transfer unimproved portions of the Leased Property for road, highway or other public purposes, (d) execute petitions to have the Leased Property annexed to any municipal corporation or utility district, (e) execute amendments to any covenants and restrictions affecting the Leased Property and
(f) execute and deliver to any Person any instrument appropriate to confirm or effect such grants, releases, dedications, transfers, petitions and amendments (to the extent of its interests in the Leased Property), but only upon delivery to Lessor of an Officer's Certificate stating that such grant, release, dedication, transfer, petition or amendment does not interfere with the proper conduct of the business of Lessee on the Leased Property and does not materially reduce the value of the Leased Property.

                                  ARTICLE VIII

     8.1 Compliance with Legal and Insurance Requirements, Etc. Subject to
Section 8.3(b) below and Article XII (relating to permitted contests), Lessee, at its expense, will promptly (a) comply with all applicable Legal Requirements and Insurance Requirements in respect of the use, operation, maintenance, repair and restoration of the Leased Property, and (b) procure, maintain and comply with all appropriate licenses and other authorizations required for any use of the Leased Property and Lessee's Personal Property then being made, and for the proper erection, installation, operation and maintenance of the Leased Property or any part thereof.

     8.2 Legal Requirement Covenants. Subject to Section 8.3(b) and Section 9.1(b) below, Lessee covenants and agrees that the Leased Property and Lessee's Personal Property shall not be used for any unlawful purpose, and that Lessee shall not permit or suffer to exist any unlawful use of the Leased Property by others. Lessee shall acquire and maintain all appropriate licenses, certifications, permits and other authorizations and approvals needed to operate the Leased Property in its customary manner for the Primary Intended Use, and any other lawful use conducted on the Leased Property as may be permitted from time to time hereunder. Lessee further covenants and agrees that Lessee's use of the Leased Property and maintenance, alteration, and operation of the same, and all parts thereof, shall at all times conform to all Legal Requirements, unless the same are finally determined by a court of competent jurisdiction to be unlawful (and Lessee shall cause all sub-tenants, invitees or others within its control so to comply with all Legal Requirements). Lessee may, however, upon prior Notice to Lessor, contest the legality or applicability of any such Legal Requirement or any licensure or certification decision if Lessee maintains such action in good faith, with due diligence, without prejudice to Lessor's rights hereunder, and at Lessee's sole expense. If by the terms of any such Legal Requirement compliance therewith pending the prosecution of any such proceeding may legally be delayed without the incurrence of any charge or liability of any kind, or the filing of any lien, against the Hotel or Lessee's leasehold interest therein and without subjecting Lessee or Lessor to any liability, civil or criminal, for failure so to comply therewith, Lessee may delay compliance therewith until the final determination of such proceeding. If any lien, charge or civil or criminal liability would be incurred by reason of any such delay, Lessee, on the prior written consent of Lessor, which consent shall not be unreasonably withheld or delayed, may nonetheless contest as aforesaid and delay as aforesaid provided that such delay would not subject Lessor to criminal liability and Lessee both (a) furnishes to Lessor security reasonably satisfactory to Lessor against any loss or injury by reason of such contest or delay and (b) prosecutes the contest with due diligence and in good faith.

     8.3 Environmental Covenants. Lessor and Lessee (in addition to, and not in diminution of, Lessee's covenants and undertakings in Sections 8.1 and 8.2 hereof) covenant and agree as follows:

          (a) At all times hereafter until the later of (i) such time as all liabilities, duties or obligations of Lessee to Lessor under the Lease have been satisfied in full and (ii) such time as Lessee completely vacates the Leased Property and surrenders possession of the same to Lessor, Lessee shall fully comply with all Environmental Laws applicable to the Leased Property and the


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



operations thereon. Lessee agrees to give Lessor prompt Notice of (1) all Environmental Liabilities; (2) all pending, threatened or anticipated Proceedings, and all notices, demands, requests or investigations, relating to any Environmental Liability or relating to the issuance, revocation or change in any Environmental Authorization required for operation of the Leased Property; (3) all Releases at, on, in, under or in any way affecting the Leased Property, or any Release known by Lessee at, on, in or under any property adjacent to the Leased Property; and (4) all facts, events or conditions that could reasonably lead to the occurrence of any of the above-referenced matters.

          (b) Lessor hereby agrees to defend, indemnify and save harmless any and all Lessee Indemnified Parties from and against any and all Environmental Liabilities other than (i) Environmental Liabilities resulting from conditions disclosed in any environmental audit obtained by Lessor and provided to Lessee prior to the execution of this Lease (the "ENVIRONMENTAL AUDIT"), and (ii) Environmental Liabilities which were caused by the acts or negligent failures to act of Lessee.

          (c) Lessee hereby agrees to defend, indemnify and save harmless any and all Lessor Indemnified Parties from and against any and all Environmental Liabilities which were (i) resulting from conditions disclosed in the Environmental Audit, and (ii) caused by the acts or negligent failures to act of Lessee.

          (d) If any Proceeding is brought against any Indemnified Party in respect of an Environmental Liability with respect to which such Indemnified Party may claim indemnification under either Section 8.3(b) or (c), the Indemnifying Party, upon request, shall at its sole expense resist and defend such Proceeding, or cause the same to be resisted and defended by counsel designated by the Indemnified Party and approved by the Indemnifying Party, which approval shall not be unreasonably withheld or delayed; provided, however, that such approval shall not be required in the case of defense by counsel designated by any insurance company undertaking such defense pursuant to any applicable policy of insurance. Each Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel will be at the sole expense of such Indemnified Party unless such counsel has been approved by the Indemnifying Party, which approval shall not be unreasonably withheld or delayed. The Indemnifying Party shall not be liable for any settlement of any such Proceeding made without its consent, which shall not be unreasonably withheld or delayed, but if settled with the consent of the Indemnifying Party, or if settled without its consent (if its consent shall be unreasonably withheld or delayed), or if there be a final, nonappealable judgment for an adversary party in any such Proceeding, the Indemnifying Party shall indemnify and hold harmless the Indemnified Parties from and against any liabilities incurred by such Indemnified Parties by reason of such settlement or judgment.

          (e) At any time any Indemnified Party has reason to believe circumstances exist which could reasonably result in an Environmental Liability, upon reasonable prior Notice to Lessee and Manager stating such Indemnified Party's basis for such belief, an Indemnified Party shall be given immediate access to the Leased Property (including, but not limited to, the right to enter upon, investigate, drill wells, take soil borings, excavate, monitor, test, cap and use available land for the testing of remedial technologies), Lessee's employees, and to all relevant documents and records regarding the matter as to which a responsibility, liability or obligation is asserted or which is the subject of any Proceeding; provided that such access may be conditioned or restricted as may be reasonably necessary to ensure compliance with law and the safety of personnel and facilities or to protect confidential or privileged information. All Indemnified Parties requesting such immediate access and cooperation shall endeavor to coordinate such efforts to result in as minimal interruption of the operation of the Leased Property as practicable.

          (f) The indemnification rights and obligations provided for in this
Article VIII shall be in addition to any indemnification rights and obligations provided for elsewhere in this Lease.


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



          (g) The indemnification rights and obligations provided for in this
Article VIII shall survive the termination of this Lease.

          For purposes of this Section 8.3, all amounts for which any Indemnified Party seeks indemnification shall be computed net of (a) any actual income tax benefit resulting therefrom to such Indemnified Party, (b) any insurance proceeds received (net of tax effects) with respect thereto, and (c) any amounts recovered (net of tax effects) from any third parties based on claims the Indemnified Party has against such third parties which reduce the damages that would otherwise be sustained; provided that in all cases, the timing of the receipt or realization of insurance proceeds or income tax benefits or recoveries from third parties shall be taken into account in determining the amount of reduction of damages. Each Indemnified Party agrees to use its reasonable efforts to pursue, or assign to Lessee or Lessor, as the case may be, any claims or rights it may have against any third party which would materially reduce the amount of damages otherwise incurred by such Indemnified Party.

          Notwithstanding anything to the contrary contained in this Lease, if Lessor shall become entitled to the possession of the Leased Property by virtue of the termination of the Lease or repossession of the Leased Property, then Lessor may assign its indemnification rights under Section 8.3 of this Lease (but not any other rights hereunder) to any Person to whom Lessor subsequently transfers the Leased Property, subject to the following conditions and limitations, each of which shall be deemed to be incorporated into the terms of such assignment, whether or not specifically referred to therein:

               (1) The indemnification rights referred to in this section may be assigned only if a known Environmental Liability then exists or if a Proceeding is then pending or, to the knowledge of Lessee or Lessor, then threatened with respect to the Leased Property;

               (2) Such indemnification rights shall be limited to Environmental Liabilities relating to or specifically affecting the Leased Property; and

               (3) Any assignment of such indemnification rights shall be limited to the immediate transferee of Lessor, and shall not extend to any such transferee's successors or assigns.

                                   ARTICLE IX

     9.1 Maintenance and Repair.

          (a) Lessee, at its sole expense, will keep the Leased Property, and all private roadways, sidewalks and curbs appurtenant thereto that are under Lessee's control, including windows and plate glass, mechanical, electrical and plumbing systems and equipment (including conduit and ductware), and non-load bearing interior walls, and parking lot surfaces, in good order and repair, except for ordinary wear and tear (whether or not the need for such repairs occurred as a result of Lessee's use, any prior use, the elements or the age of the Leased Property, or any portion thereof), and, except as otherwise provided in Section 9.1(b), Article XIV or Article XV, with reasonable promptness, make all necessary and appropriate repairs replacements, and improvements thereto of every kind and nature, whether interior or exterior ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to the commencement of the Term of this Lease (concealed or otherwise), or required by any governmental agency having jurisdiction over the Leased Property, except as to the structural elements of the Leased Improvements. All repairs shall, to the extent reasonably achievable, be at least equivalent in quality to the original work. Lessee will not take or omit to take any action, the taking or omission of which might materially impair the value or the usefulness of the Leased Property or any part thereof for its Primary Intended Use.

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



          (b) Notwithstanding Lessee's obligations under Section 9.1(a) above, except to the extent of damage caused by Lessee's negligence or willful misconduct or that of its employees or agents, Lessor shall be required to bear the cost of maintaining any underground utilities and the structural elements of the Leased Improvements, including exterior walls and the roof of the Hotel (but excluding windows and plate glass, mechanical, electrical and plumbing systems and equipment, including conduit and ductware, and non-load bearing walls, and parking lot surfaces). Except as set forth in the preceding sentence and in Article XL, Lessor shall not under any circumstances be required to build or rebuild any improvement on the Leased Property, or to make any repairs, replacements, alterations, restorations or renewals of any nature or description to the Leased Property, whether ordinary or extraordinary, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto, in connection with this Lease, or to maintain the Leased Property in any way. Lessee hereby waives, to the extent permitted by law, the right to make repairs at the expense of Lessor, pursuant to any law in effect at the time of the execution of this Lease or hereafter enacted, except following default by Lessor under this Lease, to the extent of repairs (for which Lessor is obligated hereunder) required to be made in order for the Hotel, and Lessee's use thereof, to comply with Lessee's obligations under the Management Agreement. Lessor shall have the right to give, record and post, as appropriate, notices of nonresponsibility under any mechanic's lien laws now or hereafter existing.

          (c) Nothing contained in this Lease and no action or inaction by Lessor shall be construed as (1) constituting the request of Lessor, expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair or demolition of or to the Leased Property or any part thereof, or (2) giving Lessee any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Lessor in respect thereof or to make any agreement that may create, or in any way be the basis for any right, title, interest, lien, claim or other encumbrance upon the estate of Lessor in the Leased Property, or any portion thereof.

          (d) Lessee will, upon the expiration or prior termination of the Term, vacate and surrender the Leased Property to Lessor in the condition in which the Leased Property was originally received from Lessor, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Lease and except for ordinary wear and tear (subject to the obligation of Lessee to maintain the Leased Property in good order and repair, as would a prudent owner, during the entire Term of the Lease), or damage by casualty or Condemnation (subject to the obligations of Lessee to restore or repair as set forth in the Lease.)

     9.2 Encroachments, Restrictions, Etc. Lessor represents and warrants that the Leased Improvements do not materially encroach upon any property, street or right-of-way adjacent to the Leased Property, or violate the agreements or conditions contained in any lawful restrictive covenant or other agreement affecting the Leased Property, or any part thereof, or impair the rights of others under any easement or right-of-way to which the Leased Property is subject. Except to the extent that such representation and warranty is breached by Lessor, if any of the Leased Improvements, at any time hereafter, materially encroach upon any property, street or right-of-way adjacent to the Leased Property, or violate the agreements or conditions contained in any lawful restrictive covenant or other agreement affecting the Leased Property, or any part thereof, or impair the rights of others under any easement or right-of-way to which the Leased Property is subject, then promptly upon the request of Lessor or at the behest of any Person affected by any such encroachment, violation or impairment, Lessee shall, at its expense, subject to its right to contest the existence of any encroachment, violation or impairment and in such case, in the event of an adverse final determination, either (a) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment, whether the same shall affect Lessor or Lessee or (b) make such changes in the Leased Improvements, and take such other actions, as Lessee in the good faith exercise of its judgment deems reasonably practicable to remove such encroachment, and to end such violation or impairment, including, if necessary, the alteration of any of the Leased Improvements, and in any event take all such actions as may be necessary in order to be able to continue the operation of the Leased Improvements for the Primary Intended Use substantially in the manner and to the extent the Leased Improvements were operated prior to the assertion of such violation, impairment or encroachment. Any such alteration shall be made in conformity with the applicable requirements of
Article X. Lessee's obligations under this Section 9.2 shall be in addition to and shall in no way discharge or diminish any obligation of any insurer under any policy of title or other insurance held by Lessor.

                                   ARTICLE X

     10.1 Alterations. After receiving approval of Lessor, which approval shall not be unreasonably withheld or delayed, Lessee shall have the right to make such additions, modifications or improvements to the Leased Property from time to time as Lessee deems desirable for its permitted uses and purposes, provided that such action will not significantly alter the character or purposes or significantly detract from the value or operating efficiency thereof and will not significantly impair the revenue-producing capability of the Leased Property or adversely affect the ability of Lessee to comply with the provisions of this Lease. The cost of such additions, modifications or improvements to the Leased Property shall be paid by Lessee, and all such additions, modifications and improvements shall, without payment by Lessor at any time, be included under the terms of this Lease and upon expiration or earlier termination of this Lease shall pass to and become the property of Lessor.

     10.2 Salvage. All materials which are scrapped or removed in connection with the making of repairs required by Articles IX or X shall be or become the property of Lessor or Lessee depending on which party is paying for or providing the financing for such work.

     10.3 Joint Use Agreements. If Lessee constructs additional improvements that are connected to the Leased Property or share maintenance facilities, HVAC, electrical, plumbing or other systems, utilities, parking or other amenities, the parties shall enter into a mutually agreeable cross-easement or joint use agreement, the form of which has been approved in advance by Lessor, to make available necessary services and facilities in connection with such additional improvements, to protect each of their respective interests in the properties affected, and to provide for separate ownership, use, and/or financing of such improvements.

     [10.4 Initial Upgrade of Leased Improvements. Lessee desires to install, construct and complete the improvements, alterations, upgrades and refurbishments in the Leased Improvements (collectively, "LESSEE'S WORK") necessary to qualify the Leased Improvements to operate under the Management Agreement as a "Sheraton [Suites]" hotel. Pursuant to the terms of the Work Letter (the "WORK LETTER") attached hereto as EXHIBIT B, Lessee agrees to perform Lessee's Work; provided, however, Lessor shall pay the costs actually incurred by Lessee to perform Lessee's Work, subject to and in accordance with the terms and conditions of the Work Letter. Lessee shall pay all increased taxes and insurance on Lessee's Work or attributable thereto.]

                                   ARTICLE XI

     11.1 Liens. Subject to the provisions of Article XII relating to permitted contests, Lessee will not directly or indirectly create or allow to remain and will promptly discharge at its expense any lien, encumbrance, attachment, title retention agreement or claim upon the Leased Property or any attachment, levy, claim or encumbrance in respect of the Rent, not including, however, (a) this Lease, (b) the matters included as exceptions in the title policy insuring Lessor's interest in the Leased Property, (c) restrictions, liens and other encumbrances which are consented to in writing by Lessor or any easements granted pursuant to the provisions of Section 7.3 of this Lease, (d) liens for those taxes upon Lessor or the Leased Property which Lessee is not required to pay hereunder, (e) subleases permitted by Article XXV hereof, (f) liens for Impositions or for sums resulting from


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



noncompliance with Legal Requirements so long as (1) the same are not yet payable or are payable without the addition of any fine or penalty or (2) such liens are in the process of being contested as permitted by Article XII, (g) liens of mechanics, laborers, materialmen, suppliers or vendors for sums either disputed or not yet due provided that (1) the payment of such sums shall not be postponed under any related contract for more than sixty (60) days after the completion of the action giving rise to such lien and such reserve or other appropriate provisions as shall be required by law or generally accepted accounting principles shall have been made therefor or (2) any such liens are in the process of being contested as permitted by Article XII hereof, and (h) any liens which are the responsibility of Lessor pursuant to the provisions of
Article XXXIV of this Lease.

                                  ARTICLE XII

     12.1 Permitted Contests. Lessee shall have the right to contest the amount or validity of any Imposition to be paid by Lessee or any Legal Requirement or Insurance Requirement or any lien, attachment, levy, encumbrance, charge or claim ("CLAIMS") not otherwise permitted by Article XI, by appropriate legal proceedings in good faith and with due diligence (but this shall not be deemed or construed in any way to relieve, modify or extend Lessee's covenants to pay or its covenants to cause to be paid any such charges at the time and in the manner as in this Article provided), on condition, however, that such legal proceedings shall not operate to relieve Lessee from its obligations hereunder and shall not cause the sale or risk the loss of any portion of the Leased Property, or any part thereof, or cause Lessor or Lessee to be in default under any mortgage, deed of trust, security deed or other agreement encumbering the Leased Property or any interest therein. Upon the request of Lessor, Lessee shall either (a) provide a bond or other assurance reasonably satisfactory to Lessor that all Claims which may be assessed against the Leased Property together with interest and penalties, if any, thereon will be paid, or (b) deposit within the time otherwise required for payment with a bank or trust company as trustee upon terms reasonably satisfactory to Lessor, as security for the payment of such Claims, money in an amount sufficient to pay the same, together with interest and penalties in connection therewith, as to all Claims which may be assessed against or become a Claim on the Leased Property, or any part thereof, in said legal proceedings. Lessee shall furnish Lessor and any lender of Lessor with reasonable evidence of such deposit within five (5) days of the same. Lessor agrees to join in any such proceedings if the same be required legally to prosecute such contest of the validity of such Claims; provided, however, that Lessor shall not thereby be subjected to any liability for the payment of any costs or expenses in connection with any proceedings brought by Lessee; and Lessee covenants to indemnify and save harmless Lessor from any such costs or expenses. Lessee shall be entitled to any refund of any Claims and such charges and penalties or interest thereon which have been paid by Lessee or paid by Lessor and for which Lessor has been fully reimbursed. In the event that Lessee fails to pay any Claims when due or to provide the security therefor as provided in this Article and diligently to prosecute any contest of the same, Lessor may, upon ten (10) days' advance Notice to Lessee, and Lessee's failure to correct the matter within such ten (10) day period, pay such charges together with any interest and penalties and the same shall be repayable by Lessee to Lessor as Additional Charges at the next Payment Date provided for in this Lease; provided, however, that should Lessor reasonably determine that the giving of such Notice would risk loss to the Leased Property or cause damage to Lessor, then Lessor shall give such Notice as is practical under the circumstances. Lessor reserves the right to contest any of the Claims at its expense not pursued by Lessee. Lessor and Lessee agree to cooperate in coordinating the contest of any Claims.

                                  ARTICLE XIII

     13.1 General Insurance Requirements. During the Term of this Lease, Lessor and Lessee shall at all times keep the Leased Property insured with the kinds and amounts of insurance described below, or such other insurance coverage(s) as may be required by the Management Agreement. This insurance shall be written by companies authorized to issue insurance in the State. The policies must name Lessor and/or Lessee, as applicable, as the insured or as an additional named insured, as the case may be. Losses shall be payable to Lessor or Lessee as provided in this Lease.

Any loss adjustment shall require the written consent of Lessor and Lessee, each acting reasonably and in good faith. Evidence of insurance shall be deposited with Lessor. The policies on the Leased Property, including the Leased Improvements, Fixtures and Lessee's Personal Property, shall include the following:

          (a) Lessor shall obtain and maintain, at its own expense:

               (i) Building insurance on the "Special Form" (formerly "All Risk" form) (including earthquake and flood in reasonable amounts as determined by Lessor) in an amount not less than 100% of the then full replacement cost thereof (as defined in Section 13.2) or such other amount which is acceptable to Lessor and Lessee, and personal property insurance (on other than Lessee's Personal Property) on the "Special Form" in the full amount of the replacement cost thereof;

               (ii) Insurance for loss or damage (direct and indirect) from steam boilers, pressure vessels or similar apparatus, now or hereafter installed in the Hotel, in the minimum amount of $5,000,000 or in such greater amounts as are then customary; and

               (iii) Loss of income insurance on the "Special Form", in the amount of one year of Base Rent for the benefit of Lessor.

          (b) Lessee shall obtain and maintain, at its own expense:

               (i) Personal property insurance on Lessee's Personal Property on the "Special Form" in the full amount of the replacement cost thereof;

               (ii) Comprehensive general liability insurance, with amounts not less than $10,000,000 covering each of the following: bodily injury, death, or property damage liability per occurrence, personal and advertising injury, general aggregate, products and completed operations, with respect to Lessor, and "all risk legal liability" (including liquor law or "dram shop" liability, if liquor or alcoholic beverages are served on the Leased Property) with respect to Lessor and Lessee;

               (iii) Insurance covering such other hazards and in such amounts as may be customary for comparable properties in the area of the Leased Property and is available from insurance companies, insurance pools or other appropriate companies authorized to do business in the State at rates which are economically practicable in relation to the risks covered, as may be reasonably requested by Lessor;

               (iv) Fidelity bonds with limits and deductibles as may be reasonably requested by Lessor, covering Lessee's employees in job classifications normally bonded under prudent hotel management practices in the United States or otherwise required by law;

               (v) Worker's compensation insurance to the extent necessary to protect Lessor and the Leased Property against Lessee's worker's compensation claims;

               (vi) Vehicle liability insurance for owned, non-owned, and hired vehicles, in the amount of $5,000,000; and

               (vii) Such other insurance as Lessor may reasonably request for facilities such as the Leased Property and the operation thereof.

     13.2 Replacement Cost. The term "full replacement cost" as used herein shall mean the actual replacement cost of the Leased Property requiring replacement from time to time including an increased cost of construction endorsement, if available, and the cost of debris removal. In the event either party believes that full replacement cost (the then-replacement cost less such exclusions)



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has increased or decreased at any time during the Lease Term, it shall have the right to have such full replacement cost re-determined.

     13.3 Worker's Compensation. Lessee, at its sole cost, shall at all times maintain adequate worker's compensation insurance coverage for all persons, if any, employed by Lessee on the Leased Property. Such worker's compensation insurance shall be in accordance with the requirements of applicable local, state and federal law.

     13.4 Waiver of Subrogation. All insurance policies carried by Lessor or Lessee covering the Leased Property, the Fixtures, the Hotel or Lessee's Personal Property, including, without limitation, contents, fire and casualty insurance, shall expressly waive any right of subrogation on the part of the insurer against the other party. The parties hereto agree that their policies will include such waiver clause or endorsement so long as the same are obtainable without extra cost, and in the event of such an extra charge the other party, at its election, may pay the same, but shall not be obligated to do so.

     13.5 Form Satisfactory, Etc.

          (a) All of the policies of insurance referred to in this Article XIII to be maintained by Lessee shall be written in a form, with deductibles and by insurance companies satisfactory to Lessor. Lessee shall pay all of the premiums therefor, and deliver such policies or certificates thereof to Lessor prior to their effective date (and, with respect to any renewal policy, thirty
(30) days prior to the expiration of the existing policy), and in the event of the failure of Lessee either to effect such insurance as herein called for or to pay the premiums therefor, or to deliver such policies or certificates thereof to Lessor at the times required, Lessor shall be entitled, but shall have no obligation, to effect such insurance and pay the premiums therefor, and Lessee shall reimburse Lessor for any premium or premiums paid by Lessor for the coverages required of Lessee under this Article XIII upon written demand therefor, and Lessee's failure to repay the same within thirty (30) days after Notice of such failure from Lessor shall constitute an Event of Default within the meaning of Section 16.1. Each insurer mentioned in this Article XIII shall agree, by endorsement to the policy or policies issued by it, or by independent instrument furnished to Lessor, that it will give to Lessor thirty (30) days' written notice before the policy or policies in question shall be materially altered, allowed to expire or canceled.

          (b) All of the policies of insurance referred to in this Article XIII to be maintained by Lessor shall be written in a form, with deductibles and by insurance companies satisfactory to Lessee. Lessor shall pay all of the premiums therefor, and deliver such policies or certificates thereof to Lessee prior to their effective date (and, with respect to any renewal policy, thirty
(30) days prior to the expiration of the existing policy), and in the event of the failure of Lessor either to effect such insurance as herein called for or to pay the premiums therefor, or to deliver such policies or certificates thereof to Lessee at the times required, Lessee shall be entitled, but shall have no obligation, to effect such insurance and pay the premiums therefor, and Lessor shall reimburse Lessee for any premium or premiums paid by Lessee for the coverages required under this Section upon written demand therefor. Each insurer mentioned in this Article XIII shall agree, by endorsement to the policy or policies issued by it, or by independent instrument furnished to Lessee, that it will give to Lessee thirty (30) days' written notice before the policy or policies in question shall be materially altered, allowed to expire or canceled.

     13.6 Increase in Limits. If either Lessor or Lessee at any time deems the limits of the personal injury or property damage under the comprehensive public liability insurance then carried to be either excessive or insufficient, Lessor and Lessee shall endeavor in good faith to agree on the proper and reasonable limits for such insurance to be carried and such insurance shall thereafter be carried with the limits thus agreed on until further change pursuant to the provisions of this Article XIII.



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     13.7 Blanket Policy. Notwithstanding anything to the contrary contained in this Article XIII, Lessee or Lessor may bring the insurance provided for herein within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Lessee (or Manager) or Lessor; provided, however, that the coverage afforded to Lessor and Lessee will not be reduced or diminished or otherwise be different from that which would exist under a separate policy meeting all other requirements of this Lease by reason of the use of such blanket policy of insurance, and provided further that the requirements of this Article XIII are otherwise satisfied.

     13.8 Reports On Insurance Claims. Lessee shall promptly investigate and make a complete and timely written report to the appropriate insurance company as to all accidents, claims for damage relating to the ownership, operation, and maintenance of the Hotel, any damage or destruction to the Hotel and the estimated cost of repair thereof and shall prepare any and all reports required by any insurance company in connection therewith. All such reports shall be timely filed with the insurance company as required under the terms of the insurance policy involved, and a final copy of such report shall be furnished to Lessor. Lessee shall be authorized to adjust, settle, or compromise any insurance loss, or to execute proofs of such loss, in the aggregate amount of $25,000 or less, with respect to any single casualty or other event.

                                  ARTICLE XIV

     14.1 Insurance Proceeds. Subject to the provisions of Section 14.6, all proceeds payable by reason of any loss or damage to the Leased Property, or any portion thereof, and insured under any policy of insurance required by Article XIII of this Lease shall be paid to Lessor and held in trust by Lessor in an interest-bearing account, shall be made available, if applicable, for reconstruction or repair, as the case may be, of any damage to or destruction of the Leased Property, or any portion thereof, and, if applicable, shall be paid out by Lessor from time to time for the reasonable costs of such reconstruction or repair upon satisfaction of reasonable terms and conditions specified by Lessor. Any excess proceeds of insurance (and accrued interest) remaining after the completion of the restoration or reconstruction of the Leased Property, as hereinafter set forth, shall be paid to Lessee. If neither Lessor nor Lessee is required or elects to repair and restore, and the Lease is terminated without purchase by Lessee as described in Section 14.2, all such insurance proceeds shall be retained by Lessor. All salvage resulting from any risk covered by insurance shall belong to Lessor.

     14.2 Reconstruction in the Event of Damage or Destruction Covered by Insurance.

          (a) Except as provided in Section 14.6, if during the Term the Leased Property is totally or partially destroyed by a risk covered by the insurance described in Article XIII and the Hotel thereby is rendered Unsuitable for its Primary Intended Use, Lessee shall, at Lessee's option, either (1) restore the Hotel to substantially the same condition as existed immediately before the damage or destruction and otherwise in accordance with the terms of the Lease, or (2) offer to acquire the Leased Property from Lessor for a purchase price equal to the Rejectable Offer Price of the Leased Property. If Lessee restores the Hotel, the insurance proceeds shall be paid out by Lessor from time to time for the reasonable costs of such restoration upon satisfaction of reasonable terms and conditions, and any excess proceeds remaining after such restoration shall be paid to Lessee. If Lessee acquires the Leased Property, Lessee shall receive the insurance proceeds. If Lessor does not accept Lessee's offer so to purchase the Leased Property within ninety (90) days, Lessee may withdraw its offer to purchase the Leased Property and, if so withdrawn, Lessee may terminate the Lease with respect to the Leased Property without further liability hereunder and Lessor shall be entitled to retain all insurance proceeds.

          (b) Except as provided in Section 14.6, if during the Term the Leased Property is partially destroyed by a risk covered by the insurance described in
Article XIII, but the Hotel is not thereby rendered Unsuitable for its Primary Intended Use, Lessee shall restore the Hotel to substantially the same condition as existed immediately before the damage or destruction and


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otherwise in accordance with the terms of the Lease. Such damage or destruction shall not terminate this Lease; provided, however, that if Lessee cannot within a reasonable time obtain all necessary government approvals, including building permits, licenses and conditional use permits, after diligent efforts to do so, to perform all required repair and restoration work and to operate the Hotel for its Primary Intended Use in substantially the same manner as that existing immediately prior to such damage or destruction and otherwise in accordance with the terms of the Lease, Lessee may offer to purchase the Leased Property for a purchase price equal to the Rejectable Offer Price of the Leased
Property, determined without regard to such damage or destruction if insurance proceeds are available to restore the Hotel. If Lessee makes such offer and Lessor does not accept the same, Lessee shall withdraw such offer, in which event this Lease shall remain in full force and effect and Lessee shall immediately proceed to restore the Hotel to substantially the same condition as existed immediately before such damage or destruction and otherwise in accordance with the terms of the Lease. If Lessee restores the Hotel, the insurance proceeds shall be paid out by Lessor from time to time for the reasonable costs of such restoration upon satisfaction of reasonable terms and conditions specified by Lessor, and any excess proceeds remaining after such restoration shall be paid to Lessee.

          (c) If the cost of the repair or restoration exceeds the amount of proceeds received by Lessor from the insurance it maintains as required under
Article XIII, Lessee shall be obligated to contribute any excess amounts needed to restore the Hotel. Such difference shall be paid by Lessee to Lessor promptly after Lessee receives Lessor's written invoice therefor, to be held in trust in an interest-bearing account, together with any other insurance proceeds, for application to the cost of repair and restoration.

          (d) If Lessor accepts Lessee's offer to purchase the Leased Property under this Article, this Lease shall terminate as to the Leased Property upon payment of the purchase price, and Lessor shall remit to Lessee all insurance proceeds pertaining to the Leased Property being held in trust by Lessor.

     14.3 Reconstruction in the Event of Damage or Destruction Not Covered by Insurance. Except as provided in Section 14.6, if during the Term the Hotel is totally or materially destroyed by a risk not covered by the insurance described in Article XIII, whether or not such damage or destruction renders the Hotel Unsuitable for its Primary Intended Use, Lessee at its option shall either, (a) at Lessee's sole cost and expense, restore the Hotel to substantially the same condition it was in immediately before such damage or destruction and such damage or destruction shall not terminate this Lease, or
(b) offer to purchase the Leased Property for a purchase price equal to the Rejectable Offer Price of the Leased Property without regard to such damage or destruction. If such damage or destruction is not material, Lessee shall restore the Hotel to substantially the same condition as existed immediately before the damage or destruction and otherwise in accordance with the terms of the Lease. If Lessor does not accept Lessee's offer so to purchase the Leased Property within ninety (90) days, Lessee may withdraw its offer to purchase the Leased Property and, if so withdrawn, Lessee may terminate the Lease with respect to the Leased Property without further liability hereunder.

     14.4 Lessee's Property. All insurance proceeds payable by reason of any loss of or damage to any of Lessee's Personal Property shall be paid to Lessee; provided, however, no such payments shall diminish or reduce the insurance payments otherwise payable to or for the benefit of Lessor hereunder.

     14.5 Abatement of Rent. Any damage or destruction due to casualty notwithstanding, this Lease shall remain in full force and effect and Lessee's obligation to make rental payments and to pay all other charges required by this Lease shall remain unabated during the first three (3) months of any period required for the applicable repair and restoration. Thereafter, Base Rent shall be equitably abated.



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     14.6 Damage Near End of Term. Notwithstanding any provisions of Section
14.2 or 14.3 appearing to the contrary, if damage to or destruction of the Hotel rendering it unsuitable for its Primary Intended Use occurs during the last twenty-four (24) months of the Term, then Lessor or Lessee shall have the right to terminate this Lease by giving Notice, respectively, to Lessee or Lessor within thirty (30) days after the date of damage or destruction, whereupon all accrued Rent shall be paid immediately, and this Lease shall automatically terminate five (5) days after the date of such Notice.

     14.7 Waiver. Lessee hereby waives any statutory rights of termination that may arise by reason of any damage or destruction of the Hotel that Lessor is obligated to restore or may restore under any of the provisions of this Lease.

                                   ARTICLE XV

     15.1 Definitions.

          (a) "AWARD" means all compensation, sums or anything of value awarded, paid or received on a total or partial Condemnation.

          (b) "CONDEMNATION" means a Taking resulting from (1) the exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor, and (2) a voluntary sale or transfer by Lessor to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

          (c) "CONDEMNOR" means any public or quasi-public authority, or private corporation or individual, having the power of Condemnation.

          (d) "DATE OF TAKING" means the date the Condemnor has the right to possession of the property being condemned.

     15.2 Parties' Rights and Obligations. If during the Term there is any Condemnation of all or any part of the Leased Property or any interest in this Lease, the rights and obligations of Lessor and Lessee shall be determined by this Article XV.

     15.3 Total Taking. If title to the fee of the whole of the Leased Property is condemned by any Condemnor, this Lease shall cease and terminate as of the Date of Taking by the Condemnor. If title to the fee of less than the whole of the Leased Property is so taken or condemned, which nevertheless renders the Leased Property Unsuitable or Uneconomic for its Primary Intended Use, Lessee and Lessor shall each have the option, by Notice to the other, at any time prior to the Date of Taking, to terminate this Lease as of the Date of Taking. Upon such date, if such Notice has been given, this Lease shall thereupon cease and terminate. All Base Rent, Percentage Rent and Additional Charges paid or payable by Lessee hereunder shall be apportioned as of the Date of Taking, and Lessee shall promptly pay Lessor such amounts.

     15.4 Allocation of Award. The total Award made with respect to the Leased Property or for loss of rent, or for Lessor's loss of business beyond the Term, shall be solely the property of and payable to Lessor. Any Award made for loss of Lessee's business during the remaining Term, if any, for the taking of Lessee's Personal Property, or for removal and relocation expenses of Lessee in any such proceedings shall be the sole property of and payable to Lessee. In any Condemnation proceedings Lessor and Lessee shall each seek its Award in conformity herewith, at its respective expense; provided, however, Lessee shall not initiate, prosecute or acquiesce in any proceedings that may result in a diminution of any Award payable to Lessor.

     15.5 Partial Taking. If title to less than the whole of the Leased Property is condemned, and the Leased Property is not Unsuitable for its Primary Intended Use, and not Uneconomic for its



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



Primary Intended Use, or if Lessee or Lessor is entitled but neither elects to terminate this Lease as provided in Section 15.3, Lessee at its cost shall with all reasonable dispatch restore the untaken portion of any Leased Improvements so that such Leased Improvements constitute a complete architectural unit of the same general character and condition (as nearly as may be possible under the circumstances) as the Leased Improvements existing immediately prior to the Condemnation. Lessor shall contribute to the cost of restoration that part of its Award specifically allocated to such restoration, if any, together with severance and other damages awarded for the taken Leased Improvements; provided, however, that the amount of such contribution shall not exceed such cost.

     15.6 Temporary Taking. If the whole or any part of the Leased Property (other than the fee) or of Lessee's interest under this Lease is condemned by any Condemnor for its temporary use or occupancy (which shall mean a period not to exceed two years), this Lease shall not terminate by reason thereof, and Lessee shall continue to pay, in the manner and at the terms herein specified, the full amounts of Base Rent and Additional Charges. In addition, Lessee shall pay Percentage Rent at a rate equal to the average Percentage Rent during the last three (3) preceding Fiscal Years (or if three (3) Fiscal Years shall not have elapsed, the average during the preceding Fiscal Years). Except only to the extent that Lessee may be prevented from so doing pursuant to the terms of the order of the Condemnor, Lessee shall continue to perform and observe all of the other terms, covenants, conditions and obligations hereof on the part of Lessee to be performed and observed, as though such Condemnation had not occurred. In the event of any Condemnation as in this Section 15.6 described, the entire amount of any Award made for such Condemnation allocable to the Term of this Lease, whether paid by way of damages, rent or otherwise, shall be paid to Lessee. Lessee covenants that upon the termination of any such period of temporary use or occupancy it will, at its sole cost and expense (subject to Lessor's contribution as set forth below), restore the Leased Property as nearly as may be reasonably possible to the condition in which the same was immediately prior to such Condemnation, unless such period of temporary use or occupancy extends beyond the expiration of the Term, in which case Lessee shall not be required to make such restoration. If restoration is required hereunder, Lessor shall contribute to the cost of such restoration that portion of its entire Award that is specifically allocated to such restoration in the judgment or order of the court, if any, and Lessee shall fund the balance of such costs in a manner reasonably satisfactory to Lessor.

                                  ARTICLE XVI

     16.1 Events of Default. If any one or more of the following events (individually, an "EVENT OF DEFAULT") occurs:

          (a) if an Event of Default occurs under any other lease between Lessor or any Affiliate of Lessor and Lessee or any Affiliate of Lessee; or

          (b) if Lessee fails to make payment of the Base Rent within ten (10) days after the same becomes due and payable; or

          (c) if Lessee fails to make payment of Percentage Rent when the same becomes due and payable and such condition continues for a period of ninety
(90) days after the end of the applicable Fiscal Year; or

          (d) if Lessee fails to observe or perform any other term, covenant or condition of this Lease and such failure is not cured by Lessee within a period of thirty (30) days after receipt by Lessee of Notice thereof from Lessor, unless such failure cannot with due diligence be cured within a period of thirty (30) days, in which case it shall not be deemed an Event of Default if Lessee proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof provided, however, in no event shall such cure period extend beyond ninety (90) days after such Notice; or



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          (e) if Lessee shall file a petition in bankruptcy or reorganization for an arrangement pursuant to any federal or state bankruptcy law or any similar federal or state law, or shall be adjudicated a bankrupt or shall make an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts generally as they become due, or if a petition or answer proposing the adjudication of Lessee as a bankrupt or its reorganization pursuant to any federal or state bankruptcy law or any similar federal or state law shall be filed in any court and Lessee shall be adjudicated a bankrupt and such adjudication shall not be vacated or set aside or stayed within sixty (60) days after the entry of an order in respect thereof, or if a receiver of Lessee or of the whole or substantially all of the assets of Lessee shall be appointed in any proceeding brought by Lessee or if any such receiver, trustee or liquidator shall be appointed in any proceeding brought against Lessee and shall not be vacated or set aside or stayed within sixty (60) days after such appointment; or

          (f) if Lessee is liquidated or dissolved, or begins proceedings toward such liquidation or dissolution, or, in any manner, permits the sale or divestiture of substantially all of its assets; or

          (g) if, except as expressly permitted herein, the estate or interest of Lessee in the Leased Property or any part thereof is voluntarily or involuntarily transferred, assigned, conveyed, levied upon or attached in any proceeding (unless Lessee is contesting such lien or attachment in good faith in accordance with Article XII hereof); or

          (h) if, except as a result of damage, destruction or a partial or complete Condemnation as contemplated by this Lease, Lessee voluntarily ceases operations on the Leased Property for a period in excess of thirty (30) days; or

          (i) if an event of default has been declared by the Manager under the Management Agreement with respect to the Hotel as a result of any action or failure to act by Lessee or any Person with whom Lessee contracts for management services at the Hotel, and such default is not cured by the earlier of (A) ten (10) days following notice from Lessor or (B) such earlier date as is required for Lessee to avoid termination of the Management Agreement by Manager;

          then, and in any such event, Lessor may exercise one or more remedies available to it herein or at law or in equity, including but not limited to its right to terminate this Lease by giving Lessee not less than ten (10) days' Notice of such termination.

          If litigation is commenced with respect to any alleged default under this Lease, the prevailing party in such litigation shall receive, in addition to its damages incurred, such sum as the court shall determine as its reasonable attorneys' fees, and all costs and expenses incurred in connection therewith.

          No Event of Default (other than a failure to make a payment of money) shall be deemed to exist under clause (d) during any time the curing thereof is prevented by an Unavoidable Delay, provided that upon the cessation of such Unavoidable Delay, Lessee remedies such default or Event of Default without further delay.

         16.2 Surrender. If an Event of Default occurs (and the event giving rise to such Event of Default has not been cured within the curative period relating thereto as set forth in Section 16.1) and is continuing, whether or not this Lease has been terminated pursuant to Section 16.1, Lessee shall, if requested by Lessor so to do, immediately surrender to Lessor the Leased Property including, without limitation, any and all books, records, files, licenses, permits and keys relating thereto, and quit the same and Lessor may enter upon and repossess the Leased Property by summary proceedings, ejectment or otherwise, and may remove Lessee and all other persons and any and all personal property from the Leased Property, subject to rights of any hotel guests and to any requirement of law. Lessee hereby waives any and all requirements of applicable laws for service


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of notice to re-enter the Leased Property. Lessor shall be under no obligation to, but may if it so chooses, relet the Leased Property or otherwise mitigate Lessor's damages.

     16.3 Damages. Neither (a) the termination of this Lease, (b) the repossession of the Leased Property, (c) the failure of Lessor to relet the Leased Property, nor (d) the reletting of all or any portion thereof, shall relieve Lessee of its liability and obligations hereunder, all of which shall survive any such termination, repossession or reletting. In the event of any such termination, Lessee shall forthwith pay to Lessor all Rent due and payable with respect to the Leased Property to and including the date of such termination.

          Lessee shall forthwith pay to Lessor, at Lessor's option, as and for liquidated and agreed current damages for Lessee's default, either:

          (1) Without termination of Lessee's right to possession of the Leased Property, each installment of Rent (including Percentage Rent as determined below) and other sums payable by Lessee to Lessor under the Lease as the same becomes due and payable, which Rent and other sums shall bear interest at the Overdue Rate, and Lessor may enforce, by action or otherwise, any other term or covenant of this Lease; or

          (2) the sum of:

                    (A) the unpaid Rent which had been earned at the time of
               termination, repossession or reletting, and

                    (B) the worth at the time of termination, repossession or
               reletting of the amount by which the unpaid Rent for the balance of the Term after the time of termination, repossession or reletting, exceeds the amount of such rental loss that Lessee proves could be reasonably avoided and as reduced for rentals received after the time of termination, repossession or reletting, if and to the extent required by applicable law, and

                    (C) any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things, would be likely to result therefrom.

     The worth at the time of termination, repossession or reletting of the amount referred to in subparagraph (B) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of New York at the time of award plus one percent (1%). Percentage Rent for the purposes of this Section 16.3 shall be a sum equal to (i) the average of the annual amounts of the Percentage Rent for the three (3) Fiscal Years immediately preceding the Fiscal Year in which the termination, re-entry or repossession takes place, or (ii) if three (3) Fiscal Years shall not have elapsed, the average of the Percentage Rent during the preceding Fiscal Years during which the Lease was in effect, or (iii) if one Fiscal Year has not elapsed, the amount derived by annualizing the Percentage Rent from the effective date of this Lease.

     16.4 Waiver. If this Lease is terminated pursuant to Section 16.1, Lessee waives, to the extent permitted by applicable law, (a) any right to a trial by jury in the event of summary proceedings to enforce the remedies set forth in this Article XVI, and (b) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt and Lessor waives any right to "pierce the corporate veil" of Lessee other than to the extent funds shall have been fraudulently paid by Lessee to any Affiliate of Lessee following a default resulting in an Event of Default.



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     16.5 Application of Funds. Any payments received by Lessor under any of the provisions of this Lease during the existence or continuance of any Event of Default shall be applied to Lessee's obligations in the order that Lessor may determine or as may be prescribed by the laws of the State.

     16.6 Lessee's Right to Assign Lease to Manager's Designee. In the event that Lessor shall give Lessee Notice of Lessor's election to terminate this Lease pursuant to Section 16.1, Lessee shall notify Manager of such termination and Manager, provided that it is not in default of any of its obligations under the Management Agreement, shall have the right, within thirty (30) days after receipt by Lessee of the Notice of termination, to designate another lessee to assume the obligations of Lessee under this Lease. If in the reasonable judgment of Lessor (exercised in good faith), such proposed lessee is substantially comparable to the Lessee in creditworthiness and financial ability (measured as of the date hereof), Lessor shall consent to such assignment. Such designee of Manager shall assume the obligations of Lessee under the Lease from the date of assumption for the unexpired Term hereof only and Lessee shall have no further liability hereunder.

                                  ARTICLE XVII

     17.1 Lessor's Right to Cure Lessee's Default. If Lessee fails to make any payment or to perform any act required to be made or performed under this Lease, including, without limitation, Lessee's failure to comply with the terms of any Management Agreement, and fails to cure the same within the relevant time periods provided in Section 16.1, Lessor, without waiving or releasing any obligation of Lessee, and without waiving or releasing any obligation or default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Lessee, and may, to the extent permitted by law, enter upon the Leased Property for such purpose and, subject to Section 16.4, take all such action thereon as, in Lessor's opinion, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Lessee. All sums so paid by Lessor and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses, in each case to the extent permitted by law) so incurred, together with a late charge thereon (to the extent permitted by law) at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Lessors, shall be paid by Lessee to Lessor on demand. The obligations of Lessee and rights of Lessor contained in this Article shall survive the expiration or earlier termination of this Lease.

                                 ARTICLE XVIII

     18.1 Provisions Relating to Purchase of the Leased Property. If Lessee purchases the Leased Property from Lessor pursuant to any of the terms of this Lease, Lessor shall, upon receipt from Lessee of the applicable purchase price, together with full payment of any unpaid Rent due and payable with respect to any period ending on or before the date of the purchase, deliver to Lessee an appropriate limited or special warranty deed or other conveyance conveying the entire interest of Lessor in and to the Leased Property to Lessee free and clear of all encumbrances other than (a) those that Lessee has agreed hereunder to pay or discharge, (b) those mortgage liens, if any, that Lessee has agreed in writing to accept and to take title subject to, (c) those liens and encumbrances subject to which the Leased Property was conveyed to Lessor, to the extent not released in connection with the transactions contemplated by this Lease, (d) encumbrances, easements, licenses or rights of way required to be imposed on the Leased Property under Section 7.3, and (e) any other encumbrances permitted to be imposed on the Leased Property under the provisions of Section XXXIV that are assumable at no cost to Lessee or to which Lessee may take subject without cost to Lessee. The difference between the applicable purchase price and the total of the encumbrances assumed or taken subject to shall be paid in cash to Lessor or as Lessor may direct, in federal or other immediately available funds, except as otherwise mutually agreed by Lessor and Lessee. All expenses of such conveyance, including, without limitation, the cost of title examination or title insurance, if desired by Lessee, Lessee's attorneys' fees incurred in connection with such conveyance and release, and one-half of any transfer taxes and recording fees, shall be paid by Lessee. Lessor shall pay one-half of any transfer taxes and recording fees and its attorney's fees.



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                                  ARTICLE XIX

     19.1 Personal Property Limitation. Anything contained in this Lease to the contrary notwithstanding, the average of the adjusted tax bases of the items of personal property that are leased to Lessee under this Lease at the beginning and at the end of any Fiscal Year shall not exceed fifteen percent (15%) of the average of the aggregate adjusted tax bases of the Leased Property at the beginning and at the end of such Fiscal Year. This Section 19.1 is intended to ensure that the Rent qualifies as "rents from real property," within the meaning of Section 856(d) of the Code, or any similar or successor provisions thereto, and shall be interpreted in a manner consistent with such intent.

     19.2 Sublease Rent Limitation. Anything contained in this Lease to the contrary notwithstanding, Lessee shall not sublet the Leased Property on any basis such that the rental to be paid by the sublessee thereunder would be based, in whole or in part, on either (a) the income or profits derived by the business activities of the sublessee, or (b) any other formula such that any portion of the Rent would fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto.

     19.3 Sublease Tenant Limitation. Anything contained in this Lease to the contrary notwithstanding, Lessee shall not sublease the Leased Property to any Person in which FelCor Suite Hotels, Inc. owns, directly or indirectly, a ten percent (10%) or more interest, within the meaning of Section 856(d)(2)(B) of the Code, or any similar or successor provisions thereto.

     19.4 Lessee Ownership Limitations.

          (a) Anything contained in this Lease to the contrary notwithstanding, neither Lessee nor an Affiliate of Lessee shall acquire, directly or indirectly, a ten percent (10%) or more interest in FelCor Suite Hotels, Inc. within the meaning of Section 856(d)(2)(B) of the Code, or any similar or successor provision thereto.

          (b) Lessee shall not own, operate, manage or have any interest in any hotel or motel property in which Lessor or an Affiliate of Lessor does not have an interest, pursuant to this Lease or another lease, agreement or arrangement with Lessor or an Affiliate of Lessor. Lessor agrees to notify Lessee promptly of the location of any hotel or motel property in which Lessor or an Affiliate of Lessor has an interest.

     19.5 Lessee Officer and Employee Limitation. If a Person serves as both
(a) a director of Lessee (or any Person who furnishes or renders services to the tenants of the Leased Property, or manages or operates the Leased Property) and (b) a director and officer (or employee) of FelCor Suite Hotels, Inc., that Person shall not receive any compensation for serving as a director of Lessee (or any Person who furnishes or renders services to the tenants of the Leased Property, or manages or operates the Leased Property). Furthermore, if a Person serves as both (a) a director of FelCor Suite Hotels, Inc. and (b) a director and officer (or employee) of Lessee (or any Person who furnishes or renders services to the tenants of the Leased Property, or manages or operates the Leased Property), that Person shall not receive any compensation for serving as a director of Lessee (or any Person who furnishes or renders services to the tenants of the Leased Property, or manages or operates the Leased Property).

     19.6 Payments to Affiliates of Lessee. During the Term, Lessee shall not pay any fees to any Affiliate of Lessee in connection with the Hotel, other than payments required to be made to Manager pursuant to the Management Agreement.



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                                   ARTICLE XX

     20.1 Holding Over. If Lessee for any reason remains in possession of the Leased Property after the expiration or earlier termination of the Term, such possession shall be as a tenant at sufferance during which time Lessee shall pay as rental each month 150% of the aggregate of (a) one-twelfth of the aggregate Base Rent and Percentage Rent payable with respect to the last Fiscal Year of the Term, (b) all Additional Charges accruing during the applicable month and (c) all other sums, if any, payable by Lessee under this Lease with respect to the Leased Property. During such period, Lessee shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to tenancies at sufferance, to continue its occupancy and use of the Leased Property. Nothing contained herein shall constitute the consent, express or implied, of Lessor to the holding over of Lessee after the expiration or earlier termination of this Lease.

                                  ARTICLE XXI

     21.1 Risk of Loss. During the Term, the risk of loss or of decrease in the enjoyment and beneficial use of the Leased Property in consequence of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise, or in consequence of foreclosures, attachments, levies or executions (other than those caused by Lessor and those claiming from, through or under Lessor) is assumed by Lessee, and, in the absence of gross negligence, willful misconduct or breach of this Lease by Lessor pursuant to Section 34.3, Lessor shall in no event be answerable or accountable therefor, nor shall any of the events mentioned in this Section entitle Lessee to any abatement of Rent except as specifically provided in this Lease.

                                  ARTICLE XXII

     22.1 Indemnification. Notwithstanding the existence of any insurance, and without regard to the policy limits of any such insurance or self-insurance, but subject to Section 16.4 and Article VIII, Lessee will protect, indemnify, hold harmless and defend Lessor from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses), to the extent permitted by law, imposed upon or incurred by or asserted against Lessor Indemnified Parties by reason of: (a) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Leased Property or adjoining sidewalks, including without limitation any claims under liquor liability, "dram shop" or similar laws, (b) any use, misuse, non-use, condition, management, maintenance or repair by Lessee or any of its agents, employees or invitees of the Leased Property or Lessee's Personal Property during the Term, or any litigation, proceeding or claim by governmental entities or other third parties to which a Lessor Indemnified Party is made a party or participant related to such use, misuse, non-use, condition, management, maintenance, or repair thereof by Lessee or any of its agents, employees or invitees, including any failure of lessee or any of its agents, employees or invitees to perform any obligations under this Lease or imposed by applicable law (other than arising out of Condemnation proceedings), (c) any Impositions that are the obligations of Lessee pursuant to the applicable provisions of this Lease, (d) any failure on the part of Lessee to perform or comply with any of the terms of this Lease, and (e) the non-performance of any of the terms and provisions of any and all existing and future subleases of the Leased Property to be performed by the landlord thereunder.

     Lessor shall indemnify, save harmless and defend Lessee Indemnified Parties from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses imposed upon or incurred by or asserted against Lessee Indemnified Parties as a result of (a) the gross negligence or willful misconduct of Lessor arising in connection with this Lease or (b) any failure on the part of Lessor to perform or comply with any of the terms of this Lease. Any amounts that become payable by an Indemnifying Party under this Section shall be paid within ten (10) days after liability therefor on the part of the Indemnifying Party is determined by litigation or otherwise,



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and if not timely paid, shall bear a late charge (to the extent permitted by law) at the Overdue Rate from the date of such determination to the date of payment. An Indemnifying Party, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against the Indemnified Party. The Indemnified Party, at its expense, shall be entitled to participate in any such claim, action, or proceeding, and the Indemnifying Party may not compromise or otherwise dispose of the same without the consent of the Indemnified Party, which may not be unreasonably withheld or delayed. Nothing herein shall be construed as indemnifying a Lessor Indemnified Party against its own (or Lessor's) grossly negligent acts or omissions or willful misconduct.

     Lessee's or Lessor's liability for a breach of the provisions of this Article shall survive any termination of this Lease.

                                 ARTICLE XXIII

     23.1 Subletting and Assignment. Subject to the provisions of Article XIX and Section 23.2 and any other express conditions or limitations set forth herein, Lessee may, but only with the consent of Lessor (which shall not be unreasonably withheld or delayed), (a) assign this Lease or sublet all or any part of the Leased Property to an Affiliate of Lessee, or (b) sublet any retail or restaurant portion of the Leased Improvements in the normal course of the Primary Intended Use; provided that any subletting to any party other than an Affiliate of Lessee shall not individually as to any one such subletting, or in the aggregate, materially diminish the actual or potential Percentage Rent payable under this Lease. In the case of a subletting, the sublessee shall comply with the provisions of Section 23.2, and in the case of an assignment, the assignee shall assume in writing and agree to keep and perform all of the terms of this Lease on the part of Lessee to be kept and performed and shall be, and become, jointly and severally liable with Lessee for the performance thereof. Notwithstanding the above, Lessee may assign the Lease to an Affiliate without the consent of Lessor; provided that any such assignee assumes in writing and agrees to keep and perform all of the terms of the Lease on the part of Lessee to be kept and performed and shall be and become jointly and severally liable with Lessee for the performance thereof. In case of either an assignment or subletting made during the Term, Lessee shall remain primarily liable, as principal rather than as surety, for the prompt payment of the Rent and for the performance and observance of all of the covenants and conditions to be performed by Lessee hereunder. An original counterpart of each such sublease and assignment and assumption, duly executed by Lessee and such sublessee or assignee, as the case may be, in form and substance satisfactory to Lessor, shall be delivered promptly to Lessor.

     23.2 Attornment. Lessee shall insert in each sublease permitted under
Section 23.1 provisions to the effect that (a) such sublease is subject and subordinate to all of the terms and provisions of this Lease and to the rights of Lessor hereunder, (b) if this Lease terminates before the expiration of such sublease, the sublessee thereunder will, at Lessor's option, attorn to Lessor and waive any right the sublessee may have to terminate the sublease or to surrender possession thereunder as a result of the termination of this Lease, and (c) if the sublessee receives a Notice from Lessor or Lessor's assignees, if any, stating that an uncured Event of Default exists under this Lease, the sublessee shall thereafter be obligated to pay all rentals accruing under said sublease directly to the party giving such Notice, or as such party may direct. All rentals received from the sublessee by Lessor or Lessor's assignees, if any, as the case may be, shall be credited against the amounts owing by Lessee under this Lease.



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                                  ARTICLE XXIV

     24.1 Officer's Certificates; Financial Statements; Lessor's Estoppel Certificates and Covenants.

          (a) At any time and from time to time upon not less than ten (10) days Notice by Lessor, Lessee will furnish to Lessor an Officer's Certificate certifying that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications), the date to which the Rent has been paid, whether to the knowledge of Lessee there is any existing default or Event of Default exists thereunder by Lessor or Lessee, and such other information as may be reasonably requested by Lessor. Any such certificate furnished pursuant to this Section may be relied upon by Lessor, any lender and any prospective purchaser of the Leased Property.

          (b) Lessee will furnish the following statements to Lessor:

               (1) with reasonable promptness, such information respecting the financial condition and affairs of Lessee including audited financial statements prepared by the same certified independent accounting firm that prepares the returns for Lessor or such other accounting firm as may be approved by Lessor, as Lessor may request from time to time; and

               (2) the most recent Consolidated Financials of Lessee within forty-five (45) days after each quarter of any Fiscal Year (or, in the case of the final quarter in any Fiscal Year, the most recent audited Consolidated Financials of Lessee within ninety (90) days); and

               (3) on or about the 20th day of each month, a detailed profit and loss statement for the Leased Property for the preceding month, a balance sheet for the Leased Property as of the end of the preceding month, and a detailed accounting of revenues for the Leased Property for the preceding month, each in form acceptable to Lessor.

          (c) At any time and from time to time upon not less than ten (10) days Notice by Lessee, Lessor will furnish to Lessee or to any Person designated by Lessee an estoppel certificate certifying that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications), the date to which Rent has been paid, whether to the knowledge of Lessor there is any existing default or Event of Default on Lessee's part hereunder, and such other information as may be reasonably requested by Lessee.

          (d) Lessee covenants that during the Term it will maintain a ratio of debt (which shall mean indebtedness for borrowed money, but excluding indebtedness of Lessee to Manager or its Affiliates that is expressly subordinated to the payment of Rent on terms and conditions acceptable to Lessor) to Consolidated Net Worth of fifty percent (50%) or less, exclusive of capitalized leases.

                                  ARTICLE XXV

     25.1 Lessor's Right to Inspect. Lessee shall permit Lessor and its authorized representatives as frequently as reasonably requested by Lessor to inspect the Leased Property and Lessee's accounts and records pertaining thereto and make copies thereof, during usual business hours upon reasonable advance Notice, subject only to any business confidentiality requirements reasonably requested by Lessee.



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                                  ARTICLE XXVI

     26.1 No Waiver. No failure by Lessor or Lessee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term. To the extent permitted by law, no waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

                                 ARTICLE XXVII

     27.1 Remedies Cumulative. To the extent permitted by law and unless otherwise provided herein to the contrary, each legal, equitable or contractual right, power and remedy of Lessor or Lessee now or hereafter provided either in this Lease or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Lessor or Lessee of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Lessor or Lessee of any or all of such other rights, powers and remedies.

                                 ARTICLE XXVIII

     28.1 Acceptance of Surrender. No surrender to Lessor of this Lease or of the Leased Property or any part thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Lessor and no act by Lessor or any representative or agent of Lessor, other than such a written acceptance by Lessor, shall constitute an acceptance of any such surrender.

                                  ARTICLE XXIX

     29.1 No Merger of Title. There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same person or entity may acquire, own or hold, directly or indirectly: (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate and (b) the fee estate in the Leased Property.

                                  ARTICLE XXX

     30.1 Conveyance by Lessor. If Lessor or any successor owner of the Leased Property conveys the Leased Property in accordance with the terms hereof other than as security for a debt, and the grantee or transferee of the Leased Property expressly assumes all obligations of Lessor hereunder arising or accruing from and after the date of such conveyance or transfer, Lessor or such successor owner, as the case may be, shall thereupon be released from all future liabilities and obligations of Lessor under this Lease arising or accruing from and after the date of such conveyance or other transfer as to the Leased Property and all such future liabilities and obligations shall thereupon be binding upon the new owner.

     30.2 Other Interests. This Lease and Lessee's interest hereunder shall at all times be subject and subordinate to the lien and security title of any deeds to secure debt, deeds of trust, mortgages, or other interests heretofore or hereafter granted by Lessor or which otherwise encumber or affect the Leased Property and to any and all advances to be made thereunder and to all renewals, modifications, consolidations, replacements, substitutions, and extensions thereof (all of which are herein called the "MORTGAGE"); provided, however, that with respect to any Mortgage hereinafter granted, such subordination is conditioned upon delivery to Lessee of a non-disturbance agreement which provides that Lessee shall not be disturbed in its possession of the Leased Property hereunder following a foreclosure of such Mortgage (or delivery of a deed-in-lieu-of-foreclosure) and that the holder of such Mortgage or the purchaser at a foreclosure sale (or grantee under such deed-in-lieu-of-foreclosure) shall perform all obligations of Lessor under this Lease. In confirmation of such


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



subordination, however, Lessee shall, at Lessor's request, promptly execute, acknowledge and deliver any instrument which may be required to evidence subordination to any Mortgage and to the holder thereof. In the event of Lessee's failure to deliver such subordination and if the Mortgage does not change any term of the Lease, Lessor may, in addition to any other remedies for breach of covenant hereunder, execute, acknowledge, and deliver the instrument as the agent or attorney-in-fact of Lessee, and Lessee hereby irrevocably constitutes Lessor its attorney-in-fact for such purpose, Lessee acknowledging that the appointment is coupled with an interest and is irrevocable.

     30.3 Lessor's Mortgage Default. In the event of a default by Lessor under the Mortgage, which default continues for a period of ten (10) days following written notice from Lessee to Lessor, Lessee shall have the right and option, exercisable immediately upon notice to Lessor, either (i) to terminate this Lease without further obligation hereunder, except with respect to payment of accrued but unpaid Rent and other obligations that, by their terms, expressly survive the expiration or sooner termination of this Lease, or (ii) to cure such default pursuant to Section 34.2.

                                  ARTICLE XXXI

     31.1 Quiet Enjoyment. So long as Lessee pays all Rent as the same becomes due and complies with all of the terms of this Lease and performs its obligations hereunder, in each case within the applicable grace periods, if any, Lessee shall peaceably and quietly have, hold and enjoy the Leased Property for the Term hereof, free of any claim or other action by Lessor or anyone claiming by, through or under Lessor, but subject to all liens and encumbrances subject to which the Leased Property was conveyed to Lessor, to the extent not released in connection with the transactions contemplated by this Lease, or hereafter consented to by Lessee or provided for herein. Notwithstanding the foregoing, Lessee shall have the right by separate and independent action to pursue any claim it may have against Lessor as a result of a breach by Lessor of the covenant of quiet enjoyment contained in this Section.

                                 ARTICLE XXXII

     32.1 Notices. All notices, demands, requests, consents approvals and other communications ("NOTICE" or "NOTICES") hereunder shall be in writing and hand-delivered, sent by FedEx or other nationally recognized overnight courier service, or mailed (by registered or certified mail, return receipt requested and postage prepaid), if to Lessor at 545 East John Carpenter Freeway, Suite 1300, Irving, Texas 75062-3933, Attn: Thomas J. Corcoran, Jr., and if to Lessee at 545 East John Carpenter Freeway, Suite 1300, Irving, Texas 75062-3933, Attn:
Thomas J. Corcoran, Jr., or to such other address or addresses as either party may hereafter designate. Personally delivered Notice shall be effective upon receipt, and Notice given by overnight courier service or by mail shall be complete at the time of deposit with the courier service or in the U.S. Mail system, respectively, but any prescribed period of Notice and any right or duty to do any act or make any response within any prescribed period or on a date certain after the service of such Notice given by overnight courier service shall be extended one (1) day and by mail shall be extended five (5) days.

                                 ARTICLE XXXIII

     33.1 Appraisers. If it becomes necessary to determine the Fair Market Value or Fair Market Rental of the Leased Property for any purpose of this Lease, the party required or permitted to give Notice of such required determination shall include in the Notice the name of a Person selected to act as appraiser on its behalf. Within ten (10) days after Notice, Lessor (or Lessee, as the case may be) shall by Notice to Lessee (or Lessor, as the case may be) appoint a second Person as appraiser on its behalf. The appraisers thus appointed, each of whom must be a member of the American Institute of Real Estate Appraisers (or any successor organization thereto) with at least five
(5) years' experience in the State appraising property similar to the Leased Property, shall, within forty-five (45) days after the date of the Notice appointing the first appraiser, proceed to appraise the Leased Property to determine the Fair Market Value or Fair Market Rental thereof as of the relevant

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date (giving effect to the impact, if any, of inflation from the date of their decision to the relevant date); provided, however, that if only one appraiser shall have been so appointed, then the determination of such appraiser shall be final and binding upon the parties. To the extent consistent with sound appraisal practice as then existing at the time of any such appraisal, such appraisal shall be made on a basis consistent with the basis on which the Leased Property was appraised for purposes of determining its Fair Market Value at the time the Leased Property was acquired by Lessor. If two (2) appraisers are appointed and if the difference between the amounts so determined does not exceed five percent (5%) of the lesser of such amounts, then the Fair Market Value or Fair Market Rental shall be an amount equal to fifty percent (50%) of the sum of the amounts so determined. If the difference between the amounts so determined exceeds five percent (5%) of the lesser of such amounts, then such two appraisers shall have twenty (20) days to appoint a third appraiser. If no such appraiser shall have been appointed within such twenty (20) days or within ninety (90) days of the original request for a determination of Fair Market Value or Fair Market Rental, whichever is earlier, either Lessor or Lessee may apply to any court having jurisdiction to have such appointment made by such court. Any appraiser appointed by the original appraisers or by such court shall be instructed to determine the Fair Market Value or Fair Market Rental within forty-five (45) days after appointment of such appraiser. The determination of the appraiser which differs most in the terms of dollar amount from the determinations of the other two appraisers shall be excluded, and fifty percent (50%) of the sum of the remaining two determinations shall be final and binding upon Lessor and Lessee as the Fair Market Value or Fair Market Rental of the Leased Property, as the case may be. This provision for determining by appraisal shall be specifically enforceable to the extent such remedy is available under applicable law, and any determination hereunder shall be final and binding upon the parties except as otherwise provided by applicable law. Lessor and Lessee shall each pay the fees and expenses of the appraiser appointed by it and each shall pay one-half of the fees and expenses of the third appraiser and one-half of all other costs and expenses incurred in connection with each appraisal.

                                 ARTICLE XXXIV

     34.1 Lessor May Grant Liens. Without the consent of Lessee, Lessor may, subject to the terms and conditions set forth below in this Section XXXIV, from time to time, directly or indirectly, create or otherwise cause to exist any lien, encumbrance or title retention agreement ("ENCUMBRANCE") upon the Leased Property, or any portion thereof or interest therein, whether to secure any borrowing or other means of financing or refinancing. Any such Encumbrance shall (a) contain the right to prepay (whether or not subject to a prepayment penalty); (b) provide that it is subject to the rights of Lessee under this Lease, (c) contain the Agreement by the holder of the Encumbrance that it will
(1) give Lessee the same notice, if any, given to Lessor of any default or acceleration of any obligation underlying any such Encumbrance or any sale in foreclosure under such Encumbrance, (2) permit Lessee to cure any such default on Lessor's behalf within any applicable cure period, and Lessee shall be reimbursed by Lessor for any and all costs incurred in effecting such cure, including without limitation out-of-pocket costs incurred to effect any such cure (including reasonable attorneys' fees) and (3) permit Lessee to appear by its representative and to bid at any sale in foreclosure made with respect to any such Encumbrance or to match any offer of the holder of the Encumbrance for a deed-in-lieu-of-foreclosure from Lessor. Upon the request of Lessor, Lessee shall subordinate this Lease to the lien of a new mortgage on the Leased Property, on the condition that the proposed mortgagee executes a non-disturbance agreement recognizing this Lease in accordance with the provisions of Section 30.2, and agreeing, for itself and its successors and assigns, to comply with the provisions of this Article XXXIV.

     34.2 Lessee's Right to Cure. Subject to the provisions of Section 34.3, if Lessor breaches any covenant to be performed by it under this Lease, Lessee, after Notice to and demand upon Lessor, without waiving or releasing any obligation hereunder, and in addition to all other remedies available to Lessee, may (but shall be under no obligation at any time thereafter to) make such payment or perform such act for the account and at the expense of Lessor. All sums so paid by Lessee and all costs and expenses (including, without limitation, reasonable attorneys' fees) so


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



incurred, together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Lessee, shall be paid by Lessor to Lessee on demand or, following entry of a final, nonappealable judgment against Lessor for such sums, may be offset by Lessee against the Base Rent and/or Percentage Rent payments next accruing or coming due. The rights of Lessee hereunder to cure and to secure payment from Lessor in accordance with this Section 34.2 shall survive the termination of this Lease with respect to the Leased Property.

     34.3 Breach by Lessor. It shall be a breach of this Lease if Lessor fails to observe or perform any term, covenant or condition of this Lease on its part to be performed and such failure continues for a period of thirty (30) days after Notice thereof from Lessee, unless such failure cannot with due diligence be cured within a period of thirty (30) days, in which case such failure shall not be deemed to continue if Lessor, within such thirty (30) day period, proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof; provided, however, that such default shall be cured by Lessor in any event prior to the date on which the default becomes an event of default under the terms of the Management Agreement for the Hotel. The time within which Lessor shall be obligated to cure any such failure also shall be subject to extension of time due to the occurrence of any Unavoidable Delay. If Lessor fails to cure any such breach within the grace period described above, Lessee, without waiving or releasing any obligations hereunder, and in addition to all other remedies available to Lessee at law or in equity, may purchase the Leased Property from Lessor for a purchase price equal to the then Fair Market Value. If Lessee elects to purchase the Leased Property it shall deliver a Notice thereof to Lessor specifying a settlement date to occur not less than ninety (90) days subsequent to the date of such Notice on which it shall purchase the Leased Property, and the same shall be thereupon conveyed in accordance with the provisions of Article XVIII; provided, however, that Lessor shall pay the cost of Lessee's title insurance and all closing costs associated with such purchase by Lessee following default by Lessor.

                                  ARTICLE XXXV

     35.1 Miscellaneous. Anything contained in this Lease to the contrary notwithstanding, all claims against, and liabilities of, Lessee or Lessor arising prior to any date of termination of this Lease shall survive such termination. If any term or provision of this Lease or any application thereof is invalid or unenforceable, the remainder of this Lease and any other application of such term or provisions shall not be affected thereby. If any late charges or any interest rate provided for in any provision of this Lease are based upon a rate in excess of the maximum rate permitted by applicable law, the parties agree that such charges shall be fixed at the maximum permissible rate. Neither this Lease nor any provision hereof may be changed, waived, discharged or terminated except by a written instrument in recordable form signed by Lessor and Lessee. All the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The headings in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Lease shall be governed by and construed in accordance with the laws of the State, but not including its conflicts of laws rules.

     35.2 Transition Procedures. Upon the expiration or termination of the Term of this Lease, for whatever reason (other than a purchase of the Leased Property by Lessee), Lessor and Lessee shall do the following (and the provisions of this Section 35.2 shall survive the expiration or termination of this Lease until they have been fully performed) and, in general, shall cooperate in good faith to effect an orderly transition of the management and/or lease of the Hotel:

          (a) Transfer of Licenses. Lessee shall use reasonable efforts (i) to transfer to Lessor or Lessor's nominee all licenses, operating permits and other governmental authorizations and all contracts, including contracts with governmental or quasi-governmental entities, that may be necessary for the operation of the Hotel (collectively, "LICENSES"), or (ii) if such transfer is prohibited by law or Lessor otherwise elects, to cooperate with Lessor or Lessor's nominee in connection with the processing by Lessor or Lessor's nominee of any applications for, all Licenses;

provided, in either case, that the costs and expenses of any such transfer or the processing of any such application shall be paid by Lessor or Lessor's nominee.

          (b) Leases and Concessions. Lessee shall assign to Lessor or Lessor's nominee simultaneously with the termination of this Lease, and the assignee shall assume, all leases and concession agreements in effect with respect to the Hotel then in Lessee's name.

          (c) Books and Records. All books and records for the Hotel kept by Lessee pursuant to Section 3.6 shall be delivered promptly to Lessor or Lessor's nominee, simultaneously with the termination of this Lease, but such books and records shall thereafter be available to Lessee at all reasonable times for inspection, audit, examination, and transcription for a period of one
(1) year and Lessee may retain (on a confidential basis) copies or computer records thereof.

          (d) Remittance. Lessee shall remit to Lessor or Lessor's nominee, simultaneously with the termination of this Lease, all funds remaining, if any, after payment of all accrued Gross Operating Expenses, and other amounts due Lessee and after deducting the costs of any scheduled repair, replacement, or refurbishment of Furniture and Equipment with respect to which deposits have been made.

     35.3 Waiver of Presentment, Etc. Lessee waives all presentments, demands for payment and for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance and waives all notices of the existence, creation, or incurring of new or additional obligations, except as expressly granted herein.

                                 ARTICLE XXXVI

     36.1 Memorandum of Lease. Lessor and Lessee shall promptly, upon the request of either party, enter into a short form memorandum of this Lease, in form suitable for recording under the laws of the State in which reference to this Lease, and all options contained herein, shall be made. Lessee shall pay all costs and expenses of recording such memorandum of this Lease.

                                 ARTICLE XXXVII

     37.1 Lessor's Option to Purchase Assets of Lessee. Effective on not less than ninety (90) days' prior Notice given at any time within 180 days before the expiration of the Term, but not later than ninety (90) days prior to such expiration, or upon such shorter Notice period as shall be appropriate if this Lease is terminated prior to its expiration date, Lessor shall have the option to purchase all (but not less than all) of the assets of Lessee, tangible and intangible, relating to the Leased Property (other than this Lease), at the expiration or termination of this Lease for an amount (payable in cash on the expiration date of this Lease) equal to the fair market value thereof as appraised in conformity with Article XXXIII, except that the appraisers need not be members of the American Institute of Real Estate Appraisers, but rather shall be appraisers having at least ten (10) years' experience in valuing similar assets. Notwithstanding any such purchase, Lessor shall obtain no rights to any trade name or logo used in connection with the Management Agreement unless separate agreement as to such use is reached with the applicable franchisor.

                                ARTICLE XXXVIII

     38.1 Lessor's Option to Terminate Lease. In the event Lessor enters into a bona fide contract to sell the Leased Property to a non-Affiliate, Lessor may terminate the Lease by giving not less than thirty (30) days' prior Notice to Lessee of Lessor's election to terminate the Lease effective upon the closing under such contract. Effective upon such closing, this Lease shall terminate and be of no further force and effect except as to any obligations of the parties existing as of such date that survive termination of this Lease. As compensation for the early termination of its leasehold estate under this Article XXXVIII, Lessor shall at or before such closing either (a) pay to Lessee the fair market value of Lessee's leasehold estate hereunder as of the closing of the sale of the Leased Property or (b) offer to lease to Lessee one or more substitute hotel facilities pursuant to one or more leases that would create for Lessee leasehold estates that have an aggregate fair market value of no less than the fair market value of the original leasehold estate, both such values as determined as of the closing of the sale of the Leased Property. Lessor also shall pay to Lessee, or reimburse Lessee for, (i) any assignment fees, termination fees or other liabilities arising under the Management Agreement solely as a result of the assignment or termination of such Management Agreement in connection with the Lessor's sale of the Hotel and termination of this Lease and (ii) any termination fees payable by Lessee under any Restaurant sublease solely as a result of the termination thereof in connection with the Lessor's sale of the Hotel and termination of this Lease. If Lessor elects and complies with the option described in (b) above, regardless of whether Lessee enters into the lease(s) described therein, Lessor shall have no further obligations to Lessee with respect to compensation for the early termination of this Lease. In the event Lessor and Lessee are unable to agree upon the fair market value of an original or replacement leasehold estate, it shall be determined by appraisal using the appraisal procedure set forth in Article XXXIII.

     For the purposes of this Article, fair market value of the leasehold estate means, as applicable, an amount equal to the price that a willing buyer not compelled to buy would pay a willing seller not compelled to sell for Lessee's leasehold estate under this Lease or an offered replacement leasehold estate.

     The rights and obligations of the parties hereto are expressly subject to their respective obligations under the Management Agreement and the Purchase and Sale Agreement.

                                 ARTICLE XXXIX

     39.1 Compliance with Management Agreement. To the extent any of the provisions of the Management Agreement impose a greater obligation on Lessee than the corresponding provisions of the Lease, then Lessee shall be obligated to comply with, and to take all reasonable actions necessary to prevent breaches or defaults under, the provisions of the Management Agreement. It is the intent of the parties hereto that Lessee shall comply in every respect with the provisions of the Management Agreement so as to avoid any material default thereunder during the term of this Lease. Lessor and Lessee agree to cooperate fully with each other in the event it becomes necessary to obtain a franchise extension or modification or a new franchise for the Leased Property.

                                   ARTICLE XL

     40.1 Furniture, Fixture and Equipment Allowance. Lessor shall be obligated to pay Lessee, when and as required to meet the requirements of the Management Agreement for a reserve for periodic repair, replacement or refurbishing of furniture, fixtures and equipment that constitute Leased Property, an amount equal to four percent (4%) of Room Revenues monthly. Upon written request by Lessee to Lessor stating the specific use to be made and the reasonable approval thereof by Lessor (or as otherwise required by Manager under the Management Agreement), such reserve funds (and additional funds of Lessor, if necessary) shall be made available by Lessor for use by Lessee for replacement or refurbishing of furniture, fixtures and equipment that constitute Leased Property in connection with the Primary Intended Use; provided, however, that no amounts made available under this Article shall be used to purchase property (other than "real property" within the meaning of Treasury Regulations Section 1.8563(d)), to the extent that doing so would cause Lessor to recognize income other than "rents from real property" as defined in Section 856(d) of the Code. Lessor's obligation shall be cumulative, but not compounded, and any amounts that have accrued hereunder shall be payable in future periods for such uses and in accordance with the procedure set forth herein. Lessee shall have no interest in any accrued obligation of Lessor hereunder after the termination of this Lease.

     IN WITNESS WHEREOF, the parties have executed this Lease by their duly authorized officers as of the date first above written.

                                     "LESSOR"

                                     FELCOR SUITES LIMITED PARTNERSHIP,
                                     a Delaware limited partnership

                                     By: FelCor Suite Hotels, Inc., a Maryland
                                         corporation, its General Partner


                                         By:
                                            ------------------------------



                                     "LESSEE"

                                     FCH/ITT LEASING, L.L.C., a Delaware limited liability company


                                     By:
                                        ----------------------------------

                                   EXHIBIT A

                               LEGAL DESCRIPTION

                                   EXHIBIT B

                                  WORK LETTER


     This Work Letter describes and specifies the rights and obligations of FelCor Suites Limited Partnership, a Delaware limited partnership ("LESSOR"), and FCH/_____ Leasing, L.L.C., a Delaware limited liability company ("LESSEE"), with respect to the design, construction, installation and payment for the completion of Lessee's Work (as defined in Section 10.4 of the Lease).

     1. Definitions. Terms which are defined in that certain Lease Agreement (the "LEASE") executed contemporaneously herewith, by and between Lessor and Lessee, shall have the same meaning in this Work Letter. Additionally, as used in this Work Letter, the following terms (when delineated with initial capital letters) shall have the respective meaning indicated for each as follows:

          (a) "Plans and Specifications" shall mean, collectively, the plans, specifications and other information prepared or to be prepared by Lessee's architect and, where necessary, by Lessee's electrical, mechanical and structural engineers, which shall detail Lessee's Work and which shall be approved in writing by both Lessee and Lessor prior to the commencement of such work. The Plans and Specifications shall comply with the minimum requirements established by Lessor.

          (b) "Cost of the Work" shall mean the actual contract costs of all materials and labor for the design, construction and installation to completion of the Lessee's Work in accordance with the Plans and Specifications.

          (c) "Change Cost" shall mean any increase in the Cost of the Work attributable to any change in the Plans and Specifications.

     2. Procedure for the Completion of Plans and Specifications. The Plans and Specifications shall be completed in accordance with the following procedure:

          (a) Design Drawings. Lessee shall submit to Lessor design drawings specifying the intended design, character and finishing of Lessee's Work. The design drawings shall set forth the requirements of Lessee with respect to the installation of Lessee's Work.

               (i) After receipt of design drawings, Lessor shall return to Lessee Lessor's required modifications and/or approval.

               (ii) If Lessor requires modifications, the design drawings shall be revised by Lessee and resubmitted to Lessor for approval. Unless such action is taken, Lessee will be deemed to have accepted and approved all of Lessor's comments on the design drawings. This process will continue until approval of Lessor is obtained.

          (b) Completion of Plans and Specifications. All Plans and Specifications shall be prepared in strict compliance with applicable standards and requirements as set forth in the Lease, this Work Letter and otherwise, and shall also adhere to the design drawings approved by Lessor. Lessee shall deliver to Lessor, as soon as practicable after the date of Lessor's approval of design drawings, the proposed Plans and Specifications. If the Plans and Specifications are returned to Lessee with comments, but not bearing approval of Lessor, the Plans and Specifications shall be revised by Lessee and resubmitted to Lessor for approval. This process will continue until approval of Lessor is obtained.

          (c) Compliance with Laws. Lessee shall have the sole responsibility for compliance of the Plans and Specifications with all applicable statutes, codes, ordinances and other regulations. The approval of the Plans and Specifications or calculations included therein by Lessor shall not constitute an indication, representation or certification by Lessor that such Plans and Specifications or calculations are in compliance with said statutes, codes, ordinances and other regulations. In instances where several sets of requirements must be met, the requirements of Lessor's insurance underwriter or the strictest applicable requirements shall apply where not prohibited by applicable codes.

     3. Pricing. As soon as practicable after finalization of the Plans and Specifications, as evidenced by Lessor's written approval thereof, Lessee shall notify Lessor in writing of the Cost of the Work. Lessor shall either approve the Cost of the Work in writing or request that the Plans and Specifications and the Cost of the Work be revised and resubmitted to Lessor for approval. Lessee shall revise the Plans and Specifications and the Cost of the Work and resubmit them to Lessor for approval. This procedure shall continue until Lessor approves the Cost of the Work.

     4. Performance of Work and Delays. Lessee shall select one or more contractors ("CONTRACTORS") to furnish labor and/or materials for the Lessee's Work in substantial accordance with the Plans and Specifications. Each Contractor and the contract between Lessee and such Contractor must be approved in advance by Lessor. After Lessor's approval of the Plans and Specifications, the Cost of the Work, Contractors and contracts, Lessee agrees to cause the Contractors to commence the construction and installation of the Lessee's Work as promptly as reasonably practicable and to proceed with due diligence to perform Lessee's Work in a good and workmanlike manner. Lessee warrants to Lessor that all materials and equipment furnished in constructing and installing the Lessee's Work will be new, unless otherwise specified to Lessor, and that such work shall be of good quality, free from faults and defects; provided, however, Lessor's sole remedy for breach of the above warranty shall be that Lessee, for a period of twelve (12) months after substantial completion of the Lessee's Work, at its sole cost and expense, will make all necessary repairs, replacements and corrections of any nature or description as may become necessary by reason of faulty construction, labor or materials in the Lessee's Work. Any delays in the completion of Lessee's Work shall not justify any abatement or reduction of the rent payable under the Lease.

     5. Payments for Cost of Work. Lessor shall be liable for payment of the Cost of the Work. Within ten (10) days after Lessor's receipt of an invoice from Lessee, together with supporting billing statements, architect certificates and other detailed information required by the construction contracts with the Contractors, Lessor shall pay to Lessee the amount of the invoice. Lessee shall pay over to its Contractors any payments by Lessor to Lessee for the Cost of the Work. Lessor may, at its option, elect to make its payments for the Cost of the Work directly to the Contractors rather than to Lessee. Lessor shall not be obligated to pay for, and Lessee shall not pay for, any work performed by any of the Contractors or their mechanics, workmen or subcontractors until Lessor has received a lien waiver from any said party.

     6. Change Orders. All changes and modifications in Lessee's Work from that contemplated in the Plans and Specifications, whether or not such change or modification gives rise to a Change Cost, must be evidenced by a written change order executed by both Lessor and Lessee. In that regard, Lessee shall submit to Lessor such information as Lessor shall require with respect to any change order requested by Lessee. After receipt of any requested change order, together with such information as Lessor shall require with respect thereto, Lessor shall return to Lessee either the executed change order, which will evidence Lessor's approval thereof, or the Plans and Specifications with respect thereto with Lessor's suggested modifications. Lessee shall revise the change order and resubmit it to Lessor. This process will continue until Lessor's approval is obtained.

     7. Punch List. Within ten (10) days after Lessor receives notice from Lessee of the substantial completion of Lessee's Work, Lessor shall give Lessee written notice specifying any details of construction, decoration, installation or mechanical adjustment which remain to be performed with respect to Lessee's Work; and except for the details contained in such written notice from Lessor, all obligations of Lessee in regard to Lessee's Work shall be deemed to have been satisfied. Lessor or its agents, servants, employees or contractors shall have the right to enter the Leased Improvements during the progress and after the completion of the Lessee's Work to inspect any details of the Lessee's Work, and entry by Lessor, its agents, servants, employees or contractors for such purpose shall not relieve Lessee of any of its obligations under the Lease or impose any liability on Lessor or its agents, servants, employees or contractors.

     8. Insurance; Liability. Lessee shall procure and maintain adequate Workmen's Compensation and public liability insurance for bodily injury and property damage, all in amounts, with companies and in forms satisfactory to Lessor. Lessee shall also cause each of the Contractors to provide and maintain certificates of such insurance and furnish copies of same to Lessor prior to proceeding with the Lessee's Work. Lessor shall not be liable in any way for any injury, loss or damage which may occur in connection with or as a result of the Lessee's Work, the same being solely at Lessee's risk. Lessee shall hold Lessor harmless from any claim, demand or action arising from the construction or installation activities in connection with Lessee's Work, the Contractors or any workmen, mechanics or subcontractors working on the Lessee's Work.

     9. Whole Agreement; No Oral Modification. This Work Letter and the Lease embody all representations, warranties and agreements of Lessor and Lessee with respect to the matter described herein, and this Work Letter may not be altered or modified except by an agreement in writing signed by the parties.

     10. Paragraph Headings. The paragraph headings contained in this Work Letter are for convenient reference only and shall not in any way affect the meaning or interpretation of such paragraphs.

     11. Notices. All notices required or contemplated hereunder shall be given to the parties in the manner specified for giving notices under the Lease.

     12. Binding Effect. This Work Letter shall be construed under the laws of the State of Texas and shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.

     13. Conflict. In the event of conflict between this Work Letter and any other exhibits or addenda to the Lease, this Work Letter shall prevail.

     DATED as of the _______ day of ________________, 19____.

                                     FCH/ITT LEASING, L.L.C., a Delaware limited liability company


                                     By:
                                        ----------------------------------



                                     FELCOR SUITES LIMITED PARTNERSHIP,
                                     a Delaware limited partnership

                                     By: FelCor Suite Hotels, Inc., a Maryland
                                         corporation, its General Partner


                                         By:
                                            ------------------------------

                                                                       EXHIBIT M





                           REVOLVING CREDIT AGREEMENT


                           Dated as of June __, 1997


                                    between


                           [                       ]


                                  as Borrower


                                      and


                            ITT SHERATON CORPORATION


                                   as Lender

                 REVOLVING CREDIT AGREEMENT, dated as of June __, 1997, between FCH/_______ Leasing, L.L.C., a Delaware limited liability company ("Borrower"), and ITT SHERATON CORPORATION, a Delaware corporation ("Lender").


                                  WITNESSETH:

                 WHEREAS, Lender has agreed to make to Borrower revolving credit loans in an aggregate principal amount outstanding at any one time of up to $3,270,000, or such lesser amount as is then required by the terms hereof, for the purposes and upon the terms and subject to the conditions set forth herein.

                 NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto do hereby agree as follows:


                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

                 1.1. Defined Terms. As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                 "Agreement" means this Revolving Credit Agreement, together with all Exhibits hereto, as amended, supplemented or otherwise modified from time to time.

                 "Borrowing" means a borrowing consisting of a Loan made by Lender according to its Commitment.

                 "Business Day" means a day of the year on which commercial banks are not required or authorized to close in New York, New York, Boston, Massachusetts, or Dallas, Texas.

                 "Commitment" means the commitment of Lender to make Loans to Borrower pursuant to Section 2.1 hereof in an aggregate principal amount outstanding not to exceed, from time to time, the amount determined in accordance with Section 2.3 hereof.

                 "Final Maturity Date" means June 30, 2012.

                 "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting professions, which are applicable to the circumstances as of the date of determination.

                 "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity duly exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                 "Hotels" means any and all of the hotels listed on Exhibit A attached hereto and incorporated herein by reference.

                 "Leases" means, with the respect to Borrower, any one or more of the leases identified on Exhibit A hereto covering the Hotels, as the same may be amended, supplemented or otherwise modified from time to time.

                 "Loan" or "Loans" means the revolving credit loan or loans made or to be made by Lender to Borrower pursuant to Article II hereof.

                 "Loan Documents" means, collectively, this Agreement, the Note and each other certificate, agreement or document executed by Borrower and delivered to Lender in connection with or pursuant to any of the foregoing.

                 "Net Income (Loss)" means, for any Person for any period, the aggregate of net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in conformity with GAAP.

                 "Note" means a subordinated promissory note of Borrower payable to the order of Lender in a stated principal amount equal to the amount of the Commitment, in substantially the form of Exhibit B.

                 "Notice of Borrowing" has the meaning specified in Section 2.2 hereof.

                 "Obligations" means the Loans and all other advances, debts, liabilities, obligations, covenants and duties owing by Borrower to Lender, of every type and description, present or future, arising under this Agreement or under any other Loan Document, whether direct or indirect (including, without limitation, those acquired by assignment), absolute or contingent, due to become due, now existing or hereafter arising and however acquired. The term "Obligations" includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and disbursements and any other sum then payable by Borrower under this Agreement.

                 "Overhead" has the meaning specified in Section 2.5 hereof.

                 "Person" means an individual, partnership, corporation (including, without limitation, a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a Governmental Authority.

                 "Requirements of Law" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and all federal, state and local laws, rules and regulations, including, without limitation, all orders, judgments, decrees or other determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                 "Stock" means shares of capital stock, limited liability company or partnership interests, participations or other equivalents (regardless of how designated) of or in a corporation or similar entity, whether voting or non-voting, and includes, without limitation, common stock and preferred stock.

                 "Subsidiary" means, with respect to any Person, at any date, any corporation, partnership, limited liability company or other business entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements in accordance with GAAP, if such statements were prepared as of such date.

                 1.2. Computation of Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including".

                 1.3. Accounting Terms. All accounting terms not specifically defined herein shall be construed in conformity with GAAP and all accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in conformity with GAAP.

                 1.4. Certain Terms. (a) The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, and not to any particular Article, Section, subsection or clause in this Agreement. References herein to an Exhibit, Article, Section, subsection or clause refer to the appropriate Exhibit, Article, Section, subsection or clause in this Agreement.

                 (b) The term "Lender" includes its successors and each assignee of such Lender who becomes a party hereto.


                                   ARTICLE II

                         AMOUNTS AND TERMS OF THE LOANS

                 2.1. The Loans. On the terms and subject to the conditions contained in this Agreement, Lender agrees to make Loans to Borrower, from time to time, on any Business Day during the period from the date hereof until the Final Maturity Date, with each such Loan to be in a principal amount not in excess of the then unfunded balance of the Commitment. In no event shall Lender be obligated to make any Loan in a principal amount which, if advanced, would result in the aggregate principal amount of the then outstanding Loans being in excess of the then unfunded Commitment, as determined in accordance with Section 2.3 hereof. Each such Loan shall be requested in an amount not to exceed the amount which will be necessary, within fifteen (15) Business Days following such request, to enable Borrower to pay when due and payable its obligations for the payment of rent owing under the Leases. Within the then limits of the Commitment, amounts repaid pursuant to Section 2.5 or 2.6 may be re-borrowed under this Section 2.1. The Loans shall be evidenced by the Note, made payable to the order of Lender, which Note has been duly executed and delivered by Borrower to Lender concurrently with Lender's execution and delivery of this Agreement.

                 2.2. Making the Loans. Borrowing shall be made on written notice, given by Borrower to Lender not later than 11:00 A.M. (Dallas, Texas time) on the tenth (10th) Business Day prior to the date of the proposed Borrowing. Each such notice (a "Notice of Borrowing") shall be in substantially the form of Exhibit C, specifying therein (i) the date of such proposed Borrowing, (ii) the aggregate amount of such proposed Borrowing and
(iii) that such Loan will be necessary to enable Borrower to pay when due rent which is, or within fifteen (15) Business Days following such request will be, due and payable under the Leases and any such borrowing shall be subject to Borrower's continued compliance with the covenants contained herein and there not being any breach of a representation or warranty hereunder.

                 2.3. Amount of the Commitment. The Commitment of Lender shall be re-computed on the date of each Notice of Borrowing and on the last day of each calendar month, and shall be equal to $3,270,000, reduced by an amount equal to 12.5% of the Initial Rent (as set forth opposite the name of the Hotel to which it relates on Exhibit A attached hereto) applicable to any Lease (i) upon the termination or expiration of such Lease or upon Borrower ceasing to be liable for the payment of rent thereunder and (ii) covering any Hotel as to which the management agreement between Sheraton Operating Corporation and Borrower has been terminated by or as a result of action of Borrower.

                 2.4. Termination of the Commitment. The Commitment of Lender hereunder shall terminate upon the earlier of (i) the Final Maturity Date and
(ii) the date upon which Borrower's Net Income, determined in accordance with GAAP (but before the payment of rent and other obligations under the Leases), for the preceding 12 calendar months is equal to or in excess of 1.25 times the amount of Borrower's rental and other obligations under the Leases for the same period.

                 2.5. Repayment. On or before the fifteenth day of each January, April, July and October, Borrower shall pay, to the extent of its then available funds, if any, after paying or making adequate provision for the payment when due of (i) all rent and other obligations due or to become due under the Leases in respect of such prior fiscal quarter, (ii) all management fees and other obligations due or to become due under Borrower's management agreements with Sheraton Operating Corporation in respect of such prior fiscal quarter, (iii) all overhead expenses of Borrower ("Overhead"), whether incurred directly by it or allocated to it by any parent or affiliate in respect of such prior fiscal quarter; provided, that in no event shall aggregate Overhead in any fiscal year exceed an amount equal to $20,000 per year for each Hotel, increased annually (beginning on December 31, 1998) in direct proportion to any increase in the Consumer Price Index over that published for December 31, 1997 (or, if the Consumer Price Index ceases to be published, such other substantially comparable published index as may be reasonably designated by Lender), (A) all accrued but unpaid interest on the then outstanding Loans at the date of such payment and, to the extent of any excess, (B) the principal amount of the Loans then outstanding.

                 2.6. Prepayments; Revolving Credit. Borrower shall have the right to repay the principal amount of any Loan, in whole or in part, at any time or times, without premium or penalty; provided, however, that such payments shall not reduce Lender's Commitment hereunder and Borrower may reborrow such amounts repaid, subject to the terms of this Agreement.

                 2.7. Interest. Simple interest shall accrue on the unpaid principal amount of each Loan outstanding from the date thereof until the principal amount thereof shall be paid in full, at the rate of ten percent (10%) per annum. Simple interest at the rate of fifteen percent (15%) per annum shall accrue on the unpaid principal amount of Loans outstanding during any period of time during which Borrower shall be in default of its obligations to make any payment to Lender as, and to the extent, required in Sections 2.5 and 5.1 hereof.

                 2.8. Payments and Computations. (a) Borrower shall make each payment hereunder and under the Notes on the day when due, in United States Dollars, to Lender at its address referred to in Section 7.2.

                 (b) All computations of interest shall be made by Lender on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

                 (c) Whenever any payment hereunder or under the Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in each such case be included in the computation of interest.


                                  ARTICLE III

                   BORROWER'S REPRESENTATIONS AND WARRANTIES


                 To induce Lender to enter into this Agreement, Borrower represents and warrants to Lender that:

                 3.1. Existence; Compliance with Law; Other. Borrower (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) is duly qualified as a limited liability company and in good standing under the laws of each jurisdiction where such qualification is necessary; (iii) has all requisite power and authority and the legal right to own, pledge and mortgage its properties, to lease (as lessee) the properties that it leases as lessee, to lease or sublease (as lessor) the properties it owns and/or leases (as lessee) and to conduct its business as now or currently proposed to be conducted; (iv) is in compliance with its certificate of formation and regulations; (v) is in compliance with all other applicable Requirements of Law; (vi) has all necessary licenses, permits, consents or approvals from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, leasing and conduct, except for licenses, permits, consents or approvals which can be obtained by the taking of ministerial action to secure the grant or transfer thereof or failures which in the aggregate have no material adverse effect upon Borrower; (vii) is not an Investment Company, as that term is defined in the Investment Company Act of 1940, as amended, (viii) has no Subsidiaries, (ix) is not engaged in any trade or business other than that relating to the leasing and operation of the Hotels, (x) has incurred no indebtedness for borrowed money other than under this Agreement and has incurred no other indebtedness except in the ordinary and normal course of business of the operation of the Hotels, and

(xi) has granted no liens on any of its property or assets to secure indebtedness for borrowed money.

                 3.2. Power; Authorization; Enforceable Obligations. (a) The execution, delivery and performance by Borrower of the Loan Documents to which it is a party and the consummation of the transactions related to the financing contemplated hereby;

                          (i) are within Borrower's limited liability company powers;

                          (ii) have been duly authorized by all necessary action, including, without limitation, the consent of members where required;

                          (iii) does not and will not contravene Borrower's certificate of formulation or regulations; and

                          (iv) does not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person, other than those which have been obtained or made and copies of which have been delivered to Lender.

                 (b) This Agreement and each of the other Loan Documents has been duly executed and delivered by Borrower. This Agreement and the other Loan Documents are the legal, valid and binding obligation of Borrower, enforceable against it in accordance with its terms except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights and remedies generally.


                                   ARTICLE IV

                    LENDER'S REPRESENTATIONS AND WARRANTIES

                 Lender represents and warrants to Borrower that:

                 4.1. Existence; Compliance with Law. Lender (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) is duly qualified as a corporation and in good standing under the laws of each jurisdiction where such qualification is necessary; (iii) has all requisite corporate power and authority and the legal right to own, dispose of, pledge and mortgage its properties, and to conduct its business as now or currently proposed to be conducted; (iv) is in compliance with its certificate of incorporation and by-laws; (v) is in material compliance with all other applicable Requirements of Law; and (vi) has all necessary licenses, permits, consents or approvals from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, leasing and conduct, except for licenses, permits, consents or approvals which can be obtained by the taking of ministerial action to secure the grant or transfer thereof or failures which in the aggregate have no material adverse effect upon Lender.

                 4.2. Power; Authorization; Enforceable Obligations. (a) The execution, delivery and performance by Lender of the Loan Documents to which it is a party and the consummation of the transactions related to the financing contemplated hereby;

                          (i) are within Lender's corporate powers;

                          (ii) have been duly authorized by all necessary action, including, without limitation, the consent of its stockholder, if required;

                          (iii) does not and will not contravene Lender's certificate of incorporation or by-laws; and

                          (iv) does not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person, other than those which have been obtained or made and copies of which have been delivered to Borrower.

                 (b) This Agreement and each of the other Loan Documents has been duly executed and delivered by Lender. This Agreement and the other Loan Documents are the legal, valid and binding obligation of Lender, enforceable against it in accordance with its terms except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights and remedies generally.


                                   ARTICLE V

                              BORROWER'S COVENANTS

                 As long as any of the Obligations or Commitments remain outstanding, Borrower agrees with Lender that, unless otherwise agreed to in writing by Lender:

                 5.1. Distributions. Within thirty (30) days following the end of each fiscal year, Borrower shall distribute all of its then available funds, if any, solely in accordance with the following priorities, subject to the terms of the Leases and the Borrower's management agreements with Sheraton Operating Corporation covering the Hotels: (i) FIRST, to the payment of (A) all rent and other obligations due or to become due under the Leases in respect of such prior fiscal year, (B) the Basic Fee and other obligations (other than the Incentive Fee) due or to become due under Borrower's management agreements with Sheraton Operating Corporation covering the Hotels in respect of such prior fiscal year, (C) all Overhead expenses of Borrower covering the Hotels, (D) the Incentive Fee due or to become due under Borrower's management agreements with Sheraton Operating Corporation covering the Hotels in respect of such prior fiscal year, (ii) SECOND, to the payment of all principal and interest then outstanding in respect of the Loans, and (iii) THIRD, to the holders of the Stock of the Borrower; provided that upon any default by Borrower in respect of any of its covenants in this Article V (other than Section 5.6) or breach by Borrower of any of its representations or warranties hereunder, then all amounts then outstanding in respect of principal and interest on the Loans shall be payable prior to the payment of any amount payable in accordance with this Section 5.1 (other than rent in respect of the Leases) until such default or breach shall have been cured.

                 5.2. Mergers, Asset Sales, Etc. Borrower shall not sell, convey, transfer, lease or otherwise dispose of all or substantially all of its assets or properties, and shall not, (i) merge with any Person, or (ii) consolidate with any Person.

                 5.3. Indebtedness and Liens. Borrower shall incur no indebtedness for borrowed money other than under this Agreement and shall incur no other indebtedness except in the ordinary and normal course of business of the operation of the Hotels. Borrower shall grant no liens on any of its property or assets to secure indebtedness for borrowed money.

                 5.4. Distributions. Borrower shall not make any distributions on or in respect of, or repurchase or acquire for value any of, its Stock, except for the distributions contemplated by Section 5.1 hereof.

                 5.5. Related Party Transactions. Except as expressly permitted by the management agreements between Borrower and Sheraton Operating Corporation with respect of the Hotels, or as required by the Leases, Borrower shall not make any investment in or any loan to, or assume, guaranty or otherwise become liable for the payment of any obligation of, any Person controlling, controlled by or under common control with Borrower.

                 5.6. Inspection of Books and Records. Borrower shall provide Lender with access, during normal business hours, to its books and records for the purpose of inspection thereof and shall provide to Lender, within forty-five (45) days following the end of each fiscal quarter, an unaudited balance as at the end of, and an operating statement for such fiscal quarter and for the fiscal year to date. Within ninety (90) days following the end of each fiscal year, a balance sheet and operating statement certified by Borrower's chief accounting officer.


                                   ARTICLE VI

                            THIRD PARTY BENEFICIARY

                 6.1. Third Party Beneficiary. Both Borrower and Lender hereby acknowledge and agree that FelCor Suite Hotels, Inc. or one of its Subsidiaries is the owner of the Hotels and the lessor thereof pursuant to the Leases, and shall be deemed to be a third party beneficiary of the rights of Borrower under this Agreement and shall have the full right, power and authority, in its own name or in the name of the Borrower, to enforce each and all of the obligations of Lender hereunder, including, without limitation, the obligation of Lender to make Loans.


                                  ARTICLE VII

                                 MISCELLANEOUS

                 7.1.  Amendments, Etc.   (a) No amendment or waiver of any
obligation of Borrower under this Agreement nor consent to any departure by Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by Lender, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                 (b) Notwithstanding anything set forth herein to the contrary, no amendment or waiver of any obligation of Lender under this Agreement nor consent to any departure by Lender therefrom shall in any event be effective unless the same shall be in writing and signed by Borrower and by FelCor Suite Hotels, Inc., and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                 7.2. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including, without limitation, telecopy) and mailed, telecopied or delivered by hand, if to Borrower, at its office at 545 East John Carpenter Freeway, Suite 1300, Irving, Texas 75062 (telecopy number: 972-444-4949) (telephone number: 972-444-4900), Attention:
President, with a copy to Attention: General Counsel; if to Lender, at its office at 60 State Street, Boston, Massachusetts 02109 (telecopy number:
617-367-5637) (telephone number: 617-367-3600), Attention: General Counsel; and with respect to each such notice or communication hereunder, a copy thereof shall be sent to Hunton & Williams, 951 East Byrd Street, Richmond, Virginia (telecopy number 804-788-8218) (telephone number 804-788-8793) Attention:
George C. Howell, III, or at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telecopied or delivered, be effective three
(3) Business Days after being deposited in the mails, telecopied with confirmation of receipt or delivered by hand to the addressee.

                 7.3. No Waiver; Remedies. No failure on the part of any party hereto to exercise, and no delay in exercising, any right hereunder or under the Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                 7.4. Binding Effect. This Agreement is and hereafter shall be binding upon and inure to the benefit of Borrower, Lender and their respective permitted successors and assigns. Borrower may not assign its rights hereunder without the prior written consent of Lender and any purported assignment without such consent shall be null and void.

                 7.5 Governing Law; Severability. This Agreement and the Note and the rights and obligations of the parties hereto and thereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                 7.6. Section Titles. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

                 7.7. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                 7.8. Entire Agreement. This Agreement, together with the other Loan Documents, embody the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.



                                        [                  ]



                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:


                                        ITT SHERATON CORPORATION



                                        By:
                                            -----------------------------------
                                            Name:  Mark Thomas
                                            Title:  Senior Vice President

                                    EXHIBITS

Exhibit A                 List of Hotels and Initial Rent

Exhibit B                 Form of Note

Exhibit C                 Form of Notice of Borrowing

                                   EXHIBIT A

         Hotel                                                   Initial Rent
         -----                                                   ------------
Sheraton Gateway Hotel (Atlanta Airport) College Park, GA        $___ million
Sheraton Suites (Cumberland) Atlanta, GA                          ___ million
Sheraton Gateway Suites (O'Hare Airport) Rosemont, IL             ___ million
Sheraton Crescent Hotel Phoenix, AZ                               ___ million
Sheraton Park Central Hotel in Dallas, TX                         ___ million

                                   EXHIBIT B

                          SUBORDINATED PROMISSORY NOTE


$3,270,000.00                    Dallas, Texas                    June __, 1997


         FOR VALUE RECEIVED, the undersigned, [               ] ("Borrower"),
promises to pay to the order of ITT Sheraton Corporation ("Lender"), at Lender's principal executive office in Boston, Massachusetts, or at such other place as hereafter directed by Lender, the principal sum of Three Million Two Hundred Seventy Thousand and NO/100 Dollars ($3,270,000.00), or such lesser sum as has been advanced hereunder and remains outstanding and unpaid, together with interest on the unpaid balance, from time to time, at the rate of ten percent (10%) per annum. This Note is issued under and pursuant to the terms of that certain Revolving Credit Agreement, dated as of June __, 1997 ("Agreement"), between Borrower and Lender and all payments of principal and interest hereunder shall be made, in United States currency, in such amounts and at such times as are set forth in the Agreement. All sums payable hereunder are expressly subordinate in right of payment to the prior payment in full of all of the obligations of Borrower for the payment of rent due and owing under the Leases.

         This Note may be prepaid in whole or in part at any time at the option of Borrower without penalty or premium. All payments or prepayments made on this Note shall be applied first to the payment of accrued and unpaid interest, and then to the payment of principal.

         This Note and the rights and obligations of the parties hereunder shall be governed by the laws of the State of New York.

         This Note shall be binding upon Borrower, its legal representatives, successors and assigns, and shall inure to the benefit of Lender and its legal representatives, successors and assigns.

         This Note may not be changed, amended or modified orally. If any provision of this Note is held to be invalid or unenforceable by a court of competent jurisdiction, the other provisions of this Note shall remain in full force and effect and shall be liberally construed in favor of Lender. Time is of the essence with respect to all of Borrower's obligations and agreements under this Note.


                                        [                  ]



                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:

                                   EXHIBIT C

                              NOTICE OF BORROWING


TO:      ITT Sheraton Corporation

FROM:    [                      ]

DATE:    ________________________

RE: Notice of Borrowing under Revolving Credit Agreement between Lender and Borrower


Notice is hereby given under and in accordance with Section 2.2 of that certain Revolving Credit Agreement, dated as of June __, 1997 (the "Agreement"),
between ITT Sheraton Corporation ("Lender") and [              ] ("Borrower"),
the Borrower desires to borrow from Lender, on and as of ____________________, being not less than ten (10) Business Days following the date hereof, the principal sum of $___________ under and pursuant to the Agreement.

Borrower hereby represents and warrants to Lender that the above-requested borrowing will be necessary to enable Borrower to pay rent that is, or within fifteen Business Days following the date hereof will be, due and owing under the Leases listed in Exhibit A to the Agreement and reaffirms, as of the date hereof, the representations and warranties set forth in the Agreement and that it is in compliance with the covenants contained in Article V hereof. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.


                                        [                  ]



                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:

                                                                       EXHIBIT N





                            Nondisturbance Agreement


                           **INTENTIONALLY OMITTED**